EXHIBIT 6.2

PRIVACY POLICY NOTICE ADDENDUM

THIS PRIVACY POLICY NOTICE ADDENDUM (this "Addendum") is, by this reference, made part of the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023 between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat/Condominium in the community known as Sunset Oaks Stonehill (the "Community").

1.Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, for the exclusive purpose of this Addendum, "Lennar Affiliate(s)" shall have the meaning set forth in the Privacy Policy Summary attached hereto as Exhibit "A" ("Privacy Policy Summary").

2. Explanation. Buyer may need a mortgage, homeowners' insurance, title insurance and/or settlement services in connection with the purchase of the Home. While Buyer is not required to use a Lennar Affiliate to purchase such services, they are available to assist with obtaining these services in connection with the purchase of the Home. This Addendum provides Buyer with the option of electing to receive marketing materials, including price quotes, for services that may be necessary in connection with the purchase of the new Home. It is entirely Buyer's choice whether to receive any such information, and there is no obligation to use any Lennar Affiliate.

3. Privacy Summary. Buyer acknowledges that Buyer has received and reviewed Seller's Privacy Policy Summary and has been given the opportunity to review Seller's complete Privacy Policy at https://www.lennar.com/privacypolicy, or on request. Buyer hereby accepts the Privacy Policy and acknowledges that the Privacy Policy is subject to future amendment.

4. Privacy Selections. Please choose the "Yes" or "No" options below to indicate whether Buyer wishes to share information with Lennar Affiliates (such as those involved in the home purchasing process, e.g., Lennar Mortgage, LLC, Lennar Title, Inc., CalAtlantic Title, LLC and Lennar Insurance Agency, LLC). If there is more than one Buyer, the choices selected on the Addendum will apply to all Buyers who have executed the Addendum.

YES	NO
X

Affiliate Information Sharing: Agreeing to this option will allow the Lennar Affiliates to provide Buyer with offers and information about products and services that may be necessary in connection with the home-buying process by accessing and using Buyer's personal information. These services include providing the Buyer with home financing information and quotes for title insurance, closing services and homeowner's insurance.

Buyer may change the above selections (i.e., opt-out if Buyer has previously selected "YES", or opt-in, if Buyer has previously selected "NO") at any time by visiting www.lennar.com/contact/communicationpreferences  and making the appropriate selections in the manner prescribed in the form, or as otherwise described in the current Privacy Policy.

5. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

NATIONAL STANDARD (12-AUG-22)

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (12-AUG-22)

EXHIBIT "A"

PRIVACY POLICY SUMMARY

This Privacy Policy Summary summarizes certain terms of the Privacy Policy of Lennar Corporation ("Privacy Policy") and our affiliated companies (collectively, "Lennar," "we", "us", "our") collect, use and disclose personal information about visitors to our websites, users of our mobile applications, people we meet in person or by phone, our customers and prospective customers, and others whose personal information we collect and retain ("you," "your," or "our"). Please review the full text of our Privacy Policy at https://www.lennar.com/privacypolicy, or contact us as explained below.

Lennar Affiliates include (among others) Lennar Corporation and all affiliated companies, including but not limited to: the Quarterra Multifamily Communities, LLC, Lennar Commercial, Lennar International, LLC, CalAtlantic Group, LLC, Lennar Mortgage, LLC, CalAtlantic Mortgage, Inc., Lennar Sales Corp., North American Title Insurance Company, LLC, Lennar Title, Inc., Lennar Title, LLC, Lennar Title Group, LLC, Lennar Closing Services, CalAtlantic Title, LLC, CalAtlantic National Title Solutions, LLC, Five Point Communities, WCI Communities, LLC, and Lennar Insurance Agency, LLC (collectively "Lennar Affiliates").

You consent to the terms of our Privacy Policy when you use our online services or provide your personal information to us after receiving this Privacy Policy Summary and an opportunity to review our complete Privacy Policy.

"Personal information" refers to information that identifies you or relates to you as an identifiable individual (such as your name, email address, government-issued identification numbers, Internet Protocol address); consumer information (e.g., telephone number, credit card and bank account numbers); commercial activity records (e.g., credit reports, purchasing history, other Lennar transactions); internet browsing history and other online usage; and geolocation data. Personal information may also include information that does not identify you directly if it is combined with other information in a way that enables you to be identified (such as age, gender, profession, zip code, IP address, mobile device ID, and geolocation data).

Lennar Affiliates use Personal Information for the business and commercial purposes summarized below, but our use of your information is subject to the terms of the Privacy Policy; any specific terms applicable to the services or products you request; your instructions to us that limit the use of certain information when you exercise an "opt-in" or "opt-out" or "unsubscribe" option we provide; and/or the requirements of applicable law. Subject to those limitations, Lennar may use your personal information in the following ways:

1.Establish, maintain, and service customer accounts; provide customer service; provide financing, title, insurance or other home-purchase related services through Lennar Affiliates, engage in advertising, marketing, and online analytic services.

2. Process payment information for transactions with Lennar (although we will not retain your credit card information).

3. Requesting feedback on the customer's experience and offering products and services in the future.

4. Maintain records of our customers' needs, preferences and interests so that we may assist customers to identify properties and services provided by Lennar and letting them know about services or promotions that may be of interest to them (which may in some cases be provided by Lennar Affiliates or Business Associates), including by email, mail, telephone, or SMS text message. These are marketing messages and you are able to control whether you receive them. To learn how you can choose to stop receiving some or all of these messages, see the section titled "Opt-In/Opt-Out Procedures."

5. Undertake activities to maintain the quality of Lennar products and services and to improve, upgrade, and enhance those products and services.

6. Manage our online services to maintain functionality, improve service, detect and prevent malicious activity.

7. Develop demographic information for statistical and market research and other strategic marketing purposes.

8. Permit third party advertisers and ad servers to deliver Lennar advertisements to you on other websites you visit as explained herein. This includes, for example, verifying positioning and quality of ad impressions, and auditing compliance with marketing specifications and standards. If you prefer not to receive this form of advertising, see "How We Use and How You Can Limit Use of Cookies and Interest-Based Advertising."

9. Market our products and services through our websites, e-mail messaging, online advertising, and offline means.

10. Manage our contractual relations, protect our business interests, enforce our terms and conditions (https://www.lennar.com/termsandconditions).

11. Comply with applicable law and legal process.

12. Undertake a major business transaction subject to appropriate confidentiality protections.

NATIONAL STANDARD (12-AUG-22)

We share or permit access to personal information to our "Service Providers" and "Business Associates" (collectively, "Third Parties"). Service Providers assist us with administrative, technology, data storage, e-mail services, marketing, and other business operations and may not sell or use personal information from these services for their own purposes. Business Associates are unaffiliated companies we may collaborate with in the homebuilding process or who offer products and services for the home or Community. Business Associates may use personal information for their own commercial purposes, such as marketing products and services related to your new home and may provide monetary or other consideration for access to personal information. When information is sold or exchanged for value, the Third Parties may use the personal information for their own direct marketing or other commercial purposes.

The chart below shows the categories of personal information Lennar disclosed for a business purpose to Service Providers or sold/exchanged with Third Parties during the past 12 months.

Categories of Personal Information Collected in Past 12 Months	Sources	Availability to Lennar Affiliates; Sale/Exchange with Business Associates; Your Opt-in or Opt- out Rights*
Contact information: name, postal address, email address, and telephone number

○ Your request for information (online or offline)

○ Your application for home

purchase, mortgage, insurance, or other transaction

○ Lennar Affiliate

○ Business Associates

○ Marketing research services

Lennar Affiliates* with prior affirmative consent to use for customer lead generation, direct marketing; market research services;

Business Associates for customer lead generation, direct marketing; market research services**

Personal identifiers: Social security number, government-issued identification number, driver's license and passport number	o Your application for home purchase, mortgage, insurance, or other transaction information	Not shared with Lennar Affiliates or any Third Parties

Consumer information: Credit/debit card and bank or other financial account numbers	You (as necessary to complete a transaction)	Not shared with Lennar Affiliates or any Third Parties

Commercial information: o Credit reports, purchasing history, public real estate and lien records o Lennar Affiliate transaction history, transaction contract and closing document information.	o Credit reporting agencies o Public records o Lennar Affiliates	o Shared with Lennar Affiliates* with your consent; o Not shared with Business Associates

NATIONAL STANDARD (12-AUG-22)

Other financial information: income,	o Your application for home	o Shared with Lennar Affiliates*
assets, liabilities, salary and employer	purchase, mortgage, insurance,	with your consent
information.	or other transaction	o Not shared with Business
	o Lennar Affiliate	Associates

Internet and other electronic network activity: o Internet protocol address, mobile device identifier o Browsing history o Interactions with our websites (such as photos and comments you post)	o Cookies and other internet tracking technologies used on our websites and myLennar Account o E-mail messages	Website analytics and online advertising services that collect website data***
Geolocation data	o Your IP address and mobile device identifier o Specific location data you provide	Business Associates for lead generation, direct marketing and market research services

Interested Buyer or Home-Buyer Profile: name, email and/or street address, new home and location interests and preferences; new street address, Lennar community, gender, family members, details about your home purchase, and anticipated closing date; blog comments; photos

o You o Your social media accounts if you provide access**

May be shared with Lennar Affiliates and Business Associates for lead generation, direct marketing and market research services

Opt-out at: https://www.lennar.com/contact/Co mmunicationPreferences or by e- mail at privacyinfo@lennar.com

*You may change your selection at any time at https://www.lennar.com/contact/CommunicationPreferences or by contacting as explained below. You cannot opt-out of disclosures to Service Providers because they perform business services on behalf of Lennar Affiliates and do not use personal information for their own commercial purposes.

**Business Associates and social media sites are responsible for their own privacy practices, which should be described in their privacy policies and accessible from their marketing communications, websites, or mobile applications.

***You can restrict the automated collection of your online usage data and receipt of personalized ads by managing the preference settings on your browser or device.

Other reasons for sharing personal information.

Except as otherwise provided in this Privacy Policy, we may share or disclose personal information to other third parties for the following reasons:

o	To third parties to whom you or authorize us to disclose your personal information.
o	To enforce our contracts and the Terms and Conditions applicable to the use of the Websites.
o	To fulfill your requests including connecting with your social media accounts.
o	To comply with laws or valid legal process and in response to appropriate governmental requests.
o

As we deem reasonably necessary to investigate, prevent or take other appropriate action in connection with potential illegal or fraudulent activities or potential risk to the personal safety of any individual or the security of your personal information.

o	As we deem reasonably necessary to in connection with a major business transaction subject to appropriate confidentiality protections.

Information Sharing with Lennar Affiliates - Your Privacy Rights Under the Fair Credit Reporting Act

Under Federal law, we are permitted to share information about our own transactions and experiences with you with Lennar Affiliates. However, federal law gives you the right to limit our ability to share information about your creditworthiness or for marketing purposes with Lennar Affiliates.

NATIONAL STANDARD (12-AUG-22)

Notice of Your Ability to Limit Sharing of Creditworthiness Information with Lennar Affiliates. Information about your creditworthiness includes, for example, your income, assets, and other liabilities that you provide to us or that we obtain from a consumer credit report. We will not share your information about your creditworthiness with Lennar Affiliates.

Notice of Your Choice to Limit Marketing by Lennar Affiliates. You may limit Lennar Affiliates, such as our mortgage lender or broker and insurance affiliates, from marketing their products or services to you based on personal information that we collect from you and share with them. The types of information we might share with Lennar Affiliates for their marketing purposes include your income, account history, and credit history. You can limit marketing offers from Lennar Affiliates, by visiting https://www.lennar.com/contact/CommunicationPreferences or contacting us by e-mail at privacyinfo@lennar.com. You may change your selections at any time by visiting that webpage.

Opt-In / Opt-Out Procedures

In the process of purchasing a Lennar home, you may be interested in receiving information about a variety of related products and services including, but not limited to, home loan, title and homeowner's insurance, security services, and community resource such as telecommunications services and local merchants. When you provide us with your contact information, you will be asked to consent to authorize us to share your personal information with Lennar Affiliates and/or Business Associates to market services relating to the purchase of a home to you. You may change your selection at any time by visiting: https://www.lennar.com/contact/CommunicationPreferences.

(Note that you cannot opt-out of disclosures to Service Providers because they perform business services on behalf of Lennar and do not use personal information for their own commercial purposes). If you would like to restrict the automated collection of your personal information while using our websites, mobile apps, and other online services "Online Services"), see the section titled, "How We Use and How You Can Limit Cookies and Interest-Based."

How We Use and How You Can Limit Cookies and Interest-Based Advertising

We use cookies and similar technologies on our Online Services all as more particularly provided in the Privacy Policy. We may engage third parties, such as Google Analytics, to collect activity and usage data. To learn more about how Google collects and processes data and the choices Google may offer to control these activities, you may visit: http://www.google.com/intl/en/policies/privacy/partners/. We may use third-party advertising companies t serve ads when you visit our Online Services all as provided in the Privacy Policy.

Protecting and Retention of Personal Information

Lennar maintains administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of your personal information appropriate to the nature of the personal information we collect. While the measures we implement are intended to reduce the likelihood of security problems, we cannot guarantee that these measures will prevent unauthorized access to your personal information. We retain personal information for as long as we reasonably require it for legal or business purposes.

Rights of California Residents - This section applies only to residents of the State of California.

California Consumers have the rights described at: https://www.lennar.com/privacypolicy#ForCaliforniaConsumers. The rights of California consumers include (among others):

o To direct Lennar Affiliates not to sell their personal information to others ("Right to Opt-Out");

o To know what personal information Lennar Affiliates collected, sold, or disclosed about the consumer or the consumer's household during the last twelve (12) months; and

o To request that Lennar delete personal information that Lennar has collected, subject to a range of exclusions permitted by law.

Right to Opt-Out. California consumers have the right to direct a business not to sell their personal information to others ("Right to Opt-Out"). You can exercise your Right to Opt-Out by submitting the webform: https://www.lennar.com/contact/CommunicationPreferences. You may also exercise your Right to Opt-Out by contacting us as described below. Our webform provides several options. You may opt-out of all sales of your personal information regardless of the purpose or category of third party involved. Or, you may opt-in to allow only sales to Lennar Affiliates and/or Business Associates to permit them to market their products and services to you.

Nevada residents may opt-out of the sale of personal information by contacting us as explained below.

Contact us with your questions about this Privacy Policy or our privacy practices or to change opt-in or opt-out preferences:

By email:	privacyinfo@lennar.com
By phone:	1-800-532-6993
Online Preferences webform:	https://www.lennar.com/contact/CommunicationPreferences
By postal mail:	5505 Blue Lagoon Drive, Miami, FL 33126 (Attn: Privacy Compliance Dept.)

NATIONAL STANDARD (12-AUG-22)

PURCHASE PRICE AND PAYMENT ADDENDUM

Lennar Homes of Texas Sales and Marketing, Ltd.

Buyer Name:	Sammie Francis Joseph III
Date of Agreement:	03/08/2023
Community:	Sunset Oaks Stonehill	Lot/Block:	3 / M
Address:	283 Gabbro Gardens San Marcos TX 78656
Plan/Elevation:	Montour / A	Garage Orientation Preference: Left ☐ Right ☒
Phase/Section:	/4	Job #:	4675524M03
Started (Y/N):	Y	Stage:	10
Estimated Start Date: 10/05/2022		Estimated Closing Date: 04/20/2023

Agreement Type:  ☒ Standard ☐ Home to Sell ☐ Miscellaneous contingencies ☐ Owns current residence

Select One:             ☒ New Agreement   ☐ Transfer ☐ Revised Agreement -- Revision #:

BUYER INFORMATION

Buyer(s):	Sammie Francis Joseph III
Buyer Existing Address:	714 Upson Street Austin, TX / US 78703

Home Phone:		Office Phone:
Email:	sammie@josephcompanies.com	Other Phone:	(512) 470-7877
Employer:		Years/Months:	/
Co-Buyer:
Home Phone:		Office Phone:
Email:		Other Phone:
Non-Purchasing Spouse:
Home Phone:		Office Phone:
Email:		Other Phone:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price	$255,990.00
Add: Homesite Premium	$3,000.00
Add: Options, Upgrades and Extras per Change Order Summary	$4,815.00
Less Incentives and Other Discretionary Reductions:	$27,000.00
Total Purchase Price	$236,805.00

PAYMENTS:

Initial Deposit	Check#/Credit Card:	/	$5,000.00
Upgrade Deposit	Check#		$.00

Additional Deposit

Due	Received	Check#	$.00
Due	Received	Check#	$.00
Due	Received	Check#	$.00
Due	Received	Check#	$.00

Advanced Deposit

Due	Received	Check#	$.00

Amount to be financed or paid by (i) wire transfer of immediately available funds or (ii) cashier's check (subject to collection) at closing (approximate)

(Total Purchase Price less Total Payments and exclude FHA, MIP, VA, funding fee, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses and HOA fees.)

Initial		Initial
	Buyer		Buyer	$231,805.00

CLOSING COSTS:

Oklahoma and Texas (05-OCT-22)

WARRANTY INFORMATION LEN 210 5/2/12 *Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One:	☒	Cash	☐	Conventional	☐	FHA	☐	VA	☐	USDA	☐	Other
Lender:												Phone #:

Broker Participation?   ☒ Yes     ☐ No

Agent/Company:  Sammie Joseph / Joseph Companies

Street Address:  913 West 29th Street

City, State Zip: Austin, TX 78705                                                                                                               Agent's Cell Phone: (512) 470-7877

 Phone: (512) 608-0768                                                                                                           Email: sammie@josephcompanies.com

 Broker Tax ID#:                                                                                                                   Broker Commission: 3%

Additional Broker Bonus/Incentive: Bonus           / Incentive $     .00

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the Eighth day of March, 2023 (the "Agreement"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -
Date	3/8/2023	Date

Buyer -		Buyer -
Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

ELECTION FORM ADDENDUM

THIS ELECTION FORM ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M in Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Affiliated Business. Seller has given Buyer notice in the Affiliated Business Arrangement Disclosure Statement that Seller has business relationships with Lennar Mortgage, LLC ("Lennar Mortgage"), Lennar Title, Inc. ("Lennar Title"), and North American Title Insurance Company. Buyer understands and acknowledges that if Buyer elects to use Lennar Title, Lennar Title may issue title insurance through various underwriters including North American Title Insurance Company. Buyer is hereby informed that Buyer is not obligated to use an affiliated business of Seller as a condition to the sale of the Home.

3. Incentives for Use of Affiliated Business.

3.1 By checking one of the boxes below and initialing below the selected text, Buyer hereby selects the lender and title company that Buyer will use in connection with the purchase of the Home.

3.1.1	☐	Buyer elects to use both Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and Lennar Title.

3.1.2	☒	Buyer intends to purchase the Home without financing, but elects to use Lennar Title as its title company.

Buyer's Initials

3.1.3	☐	Buyer elects to use a Lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender, but elects to use Lennar Title as its title company.

3.1.4	☐	Buyer elects to use a Lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender and a title company other than Lennar Title.

3.2   If Buyer selects option 3.1.1 above,

☐	At Closing Seller will contribute up to ($.00) towards Buyer's Closing costs.

☐	The cost for the standard Owner's Title Policy ("OTP") shall be credited to Buyer by Seller at Closing.

(each, an "Incentive"). Buyer's entitlement to the Incentives is contingent upon Buyer's use of Lennar Mortgage and/or Lennar Title in the closing of the Home. The Incentive shall be applied to costs in an order determined by Seller in its sole discretion. Buyer may change Buyer's selection at a later date (e.g., elect to use Lennar Mortgage and/or Lennar Title).

4. Buyer's Acknowledgement. In the event that Buyer has chosen not to use Lennar Mortgage or one of Seller's approved lenders named on the Approved Lender Addendum for the purchase of the Home, Buyer acknowledges and agrees that, by doing so, circumstances may occur that are beyond Seller's control and could delay the closing date. Pursuant to the Agreement, Buyer is contractually obligated to close on the Home when it is complete. However, if Buyer is unable to close on the Home by the date required under the Agreement, Seller shall have the right to exercise any of its rights and remedies as set forth in the Agreement.

5. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Austin, Texas (05-AUG-22)

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -
Date	3/8/2023	Date

Buyer -		Buyer -
Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Austin, Texas (05-AUG-22)

SUPPLY CHAIN ADDENDUM

THIS SUPPLY CHAIN ADDENDUM (this "Addendum") is made and entered into as of March 08, 2023 and incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the date hereof, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Subdivision/Plat Sunset Oaks, in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Supply Chain Disruption & Construction Delays. Buyer acknowledges that there are acute and growing supply chain disruptions that have resulted in price increases in raw materials and construction delays. While Seller is committed to honoring the Purchase Price and exempting Buyer from having to share in the resulting cost increases, the supply chain disruptions and delays create numerous obstacles to Seller in its business of building and selling homes.

3. Installation of Minor Items Not Required for the Issuance of a Certificate of Occupancy. Buyer acknowledges that due to supply chain disruptions, some items to be installed in the Home, such as cabinet drawers and doors, shower enclosures, appliances and/or other minor finishing items (collectively, "Minor Items"), may not be installed or completed by the time a certificate of occupancy ("CO") is issued for the Property. Buyer hereby agrees that Seller's inability to install or complete the Minor Items shall not delay Closing and Buyer shall proceed to Closing as scheduled by Seller provided that a CO has been issued for the Property. Buyer shall have no right to require any escrows or holdbacks at Closing relating to the Minor Items. Any escrow or holdback requirements of Buyer's lender shall be the responsibility of Buyer and paid in addition to all other proceeds due at Closing. Seller agrees to use commercially reasonable efforts to cause the installation or completion of the Minor Items to occur promptly after Closing once the appliance(s) or other required material or labor become available.

4. Counterparts/Signatures. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

5. Survival. The terms of this Addendum shall specifically survive Closing.

6. Conflicts. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall govern the parties.

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

NATIONAL STANDARD (15-MAR-22)

IN WITNESS WHEREOF, Seller and Buyer do hereby execute this Addendum as of the date of this Addendum.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (15-MAR-22)

Lennar Homes of Texas Sales and Marketing, Ltd.

13620 N. FM 620, Bldg B, Suite 150

Austin, TX 78717

512-418-0258

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "Agreement") is made and entered into as of the eighth day of March, 2023 by and between Lennar Homes of Texas Sales and Marketing, Ltd. ("Seller"), and Buyer(s) named below ("Buyer"):

BUYER(S):		Check Applicable:
1. Sammie Francis Joseph III 2. 3. 4.		Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐
No Buyer Name Changes Will Be Permitted
Buyer Address: 714 Upson Street

City: Austin	State / Country: TX / US	Zip: 78703

By providing your telephone numbers and your email address, you hereby consent to receiving telephonic and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.

Home Telephone: Business Telephone:	E-mail Address: sammie@josephcompanies.com
Cellular Telephone: (512) 470-7877

1. Purchase and Sale. Buyer agrees to buy and Seller agrees to sell to Buyer (on the terms and conditions set forth below) Model Montour constructed or to be constructed on the following described property:

Lot 3 of Block M Section/Phase 4/of Sunset Oaks Subdivision/Plat of Hays County, Texas (the "County").

Address: 283 Gabbro Gardens San Marcos TX 78656

The above described property is sometimes referred to herein as the "Homesite." The Homesite and the residence and improvements constructed or to be constructed, including all appurtenances thereto, are sometimes collectively referred to in this Agreement as the "Home". The Home is located within the community known as Sunset Oaks Stonehill (the "Community").

2. Purchase Price and Payments. The total purchase price ("Total Purchase Price") for the Home, exclusive of any Closing Costs as described below, is $236,805.00. Buyer (and not a third party) has made an earnest money deposit upon the signing of this Agreement (the "Initial Deposit") of $5,000.00. Buyer shall make further payments to Seller, including but not limited to any "Additional Deposit" or "Advanced Payment" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "Deposit" shall include the Initial Deposit, Additional Deposit and Advanced Payment paid or to be paid.

2.1   All payments made by Buyer to Seller with respect to the Total Purchase Price (including but not limited to the Deposit) shall be paid to Seller for such purposes as Seller shall determine, and Seller shall not be required to maintain the payments in an escrow or trust account. Buyer shall have no right to interest upon the payments. If and to the extent such payments are deposited in any interest bearing account, then any interest on such payments shall inure to the benefit of Seller. At the time of Closing, the amount of the payments shall be credited to Buyer against the Total Purchase Price.

PROSPECTIVE BUYERS ARE ADVISED THAT THE DEPOSIT, DOWN PAYMENTS, AND OTHER ADVANCED MONEY WILL NOT BE PLACED IN A NEUTRAL ESCROW. THIS MONEY WILL BE PAID DIRECTLY TO SELLER AND MAY BE USED BY SELLER. THIS MEANS BUYER ASSUMES A RISK OF LOSING THE MONEY IF SELLER OR BUYER ARE UNABLE OR UNWILLING TO PERFORM UNDER THE TERMS OF THIS AGREEMENT.

3. Builder's Fee. Buyer acknowledges and agrees that in connection with the purchase of the Home, Buyer shall pay to Seller a builder's fee, equal to $1,221.00 (the "Builder's Fee"). The Builder's Fee is imposed in connection with all home sales in the Community, regardless of whether Buyer finances the purchase of the Home. Notwithstanding the foregoing, Buyer acknowledges that the Builder's Fee may not be imposed on all home sales in the Community, and Seller reserves the right to change or withdraw the Builder's Fee on subsequent home sales in the Community at any time prior to Seller's completion of construction of all homes in the Community. The Builder's Fee represents additional revenue and is intended to compensate Seller for various internal costs and expenses associated with the sales, promotion and/or development of the Community. This fee is due at Closing. The Builder's Fee is separate from any and all Closing Costs (defined herein below). While the Builder's Fee is payable, along with various other fees, costs and amounts at Closing, the Builder's Fee is not a settlement fee associated with any loan that you may obtain to finance the purchase of the Home.

Austin-SA, Texas (01-FEB-23)

4. Financing.

☐   NO CONTINGENCY. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to provide, within five (5) calendar days from the Buyer's execution of this Agreement, financial statements or other written verification of Buyer's ability to purchase the Home with cash. If Buyer does not (in Seller's sole judgment, based on the documentation provided by Buyer to Seller) have the financial ability to purchase the Home with cash, then Seller may terminate this Agreement by refunding to Buyer any paid Deposit.

☒   MORTGAGE CONTINGENCY. If this box is checked, this Agreement is contingent on Buyer obtaining a loan commitment within thirty (30) days (the "Mortgage Contingency Period") for a first mortgage loan from Lennar Mortgage, LLC (an affiliate of Seller), or another qualified institutional mortgage lender of Buyer's choice ("Lender"), with interest, term and service charges at current market rates at time of Closing (as defined below) for a borrower of Buyer's credit qualifications (the "Mortgage Contingency"). Buyer agrees to apply within five (5) calendar days from the execution of this Agreement for a loan at the then prevailing interest rate and terms. In the event Buyer chooses to obtain financing through a Lender other than Lennar Mortgage, LLC, Buyer agrees to promptly provide Seller, upon Seller's request, with the name, address and phone number of such Lender, the loan officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer properly makes and pursues the loan application as provided herein but is unable to obtain mortgage loan financing, despite Buyer's good faith efforts to do so, and Buyer is not otherwise in default under this Agreement, and further provided that Buyer provides Seller with documentation from Lender that the loan has been declined, Buyer may cancel this Agreement by giving written notice to Seller within the Mortgage Contingency Period, in which event Seller shall refund any paid Deposit. If Buyer properly makes and pursues the loan application as provided herein but is unable to provide Seller with a copy of a written loan commitment reasonably satisfactory to Seller within the Mortgage Contingency Period, or if Buyer is at any time disapproved in writing by Lender for such loan (and Buyer does not cancel or withdraw his/her loan application), then Seller, at its sole discretion, may cancel this Agreement by written notice to Buyer, at Buyer's last known address, in which event Seller shall refund any paid Deposit made by Buyer. If this Agreement provides for a VA guaranteed or FHA-insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if this Agreement is subject to the Mortgage Contingency, as indicated above:

4.1 Prequalification. Buyer may have obtained a "prequalification" from Lennar Mortgage, LLC for the purpose of determining Buyer's ability to purchase the Property. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT BUYER IS NOT OBLIGATED TO USE LENNAR MORTGAGE, LLC TO OBTAIN FINANCING TO PURCHASE THE PROPERTY.

4.2 Mortgage Loan. Unless Buyer shall have otherwise notified Seller in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Home without mortgage financing, and the Mortgage Contingency shall be deemed to have been satisfied.

4.3 Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE HOME IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as

provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Home. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

4.4 Commitment Rate and Terms. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan commitment and the mortgage loan commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan commitment not being satisfied for any reason (other than failure of the Home to appraise equal to or greater than the Total Purchase Price), this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Home without mortgage financing. Buyer agrees that it will make no changes to its mortgage financing arrangement within the last thirty (30) days before Closing.

4.5 Appraisal. If the Lender's appraiser appraises the value of the Home for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "Additional Cash to Close Funds"); or (ii) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing. Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

4.6 Sale of Other Residence. Buyer represents and warrants that this Agreement and the mortgage loan referenced herein, unless otherwise provided, are not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Home will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

Austin-SA, Texas (01-FEB-23)

5.    Funds. Buyer shall remit to Seller the Initial Deposit, Additional Deposit, and Advance Payment by check, cashier's check, or wire transfer. Buyer acknowledges that Seller shall have the right to deposit such check for the Initial Deposit without such action being deemed acceptance of this Agreement. If any such check is not paid by the bank after acceptance of this Agreement, Seller shall have the option to cancel this Agreement and declare Buyer in default. If Buyer provides any check for a Deposit in the form of Canadian currency (a "C$ check"), Seller's depository bank will convert such C$ check into a U.S. dollar amount using its currency procedures and exchange rate then in effect two (2) business days following the date of processing (the "Conversion Date") and the amount of the Deposit to be applied toward the Total Purchase Price shall be equal to the amount received by Seller from the depository bank on the Conversion Date. Seller reserves the right to charge or pass through any currency conversion-related fees or costs to the Buyer at Closing (as hereafter defined). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the balance of the Total Purchase Price plus all applicable Closing Costs (the "Closing Proceeds") shall be paid to Seller at Closing. Any funds paid by Buyer under the terms of this Agreement to Seller, including funds paid through a check or cashier's check are accepted by Seller subject to collection.

UNLESS A WRITTEN REQUEST FOR PAYMENT BY CASHIER'S CHECK IS RECEIVED AND APPROVED BY SELLER NOT LESS THAN FIVE (5) BUSINESS DAYS PRIOR TO CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT CLOSING PROCEEDS MUST BE BY FEDERAL WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS. BUYER IS RESPONSIBLE FOR ALL BANK OR WIRE TRANSFER CHARGES AND CURRENCY EXCHANGE FEES. WITHOUT LIMITING ANY OTHER PROVISIONS HEREIN, IF ANY DEPOSIT AND/OR CLOSING PROCEEDS ARE NOT TIMELY PAID, BUYER SHALL BE IN DEFAULT. Notwithstanding the foregoing, if Seller approves Buyer's written request to deliver a cashier's check and thereafter Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding

$25,000.00, then Buyer will not be entitled to possession of the Home until the Closing Proceeds have cleared.

6.    Credit Information Authorization. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Seller to order one or more credit reports from a consumer reporting agency to be used in connection with this transaction. The cost of said report(s) is (are) to be paid by Buyer. Buyer authorizes Seller to forward all copies of all or any portion of such report(s) without interpretation to Lender who (at the request of Buyer) will evaluate a potential extension of credit to Buyer in connection with this transaction. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("Indemnified Parties"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("Claims") arising from an investigation of Buyer's credit and financial status.

7. Closing. Subject to Section 8, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("Closing") and Buyer shall close on such Closing Date (the "Closing Date"). Buyer will be given notice of the Closing at least thirty (30) days prior to the Closing Date (the "Closing Date Notice Period"). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 1 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. If Buyer fails, for any reason, to close at the date, time and place specified by Seller, Seller shall have the option to declare Buyer in default and seek the remedies stated below, or to charge Buyer $100 per day for each day after the date of Closing specified by Seller until, and including, the actual Closing Date, and Seller may require that prorations be made as of the original Closing Date. This sum shall be due and payable in full at Closing. If Seller agrees to an extension of the date of Closing beyond the last day of the month for which Closing is originally set, an additional amount equal to Two Percent (2%) of the Total Purchase Price shall be payable to Seller. The sum for extending the date of Closing beyond the last day of the month shall be due and payable in full at the Closing. Buyer agrees that the late charges are appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 4 above, if the Mortgage Contingency box is checked above, Seller will agree to postpone Closing and not impose late charges to the extent such postponement is required in order for Buyer's Lender to meet any pre-closing waiting period required as the result of Buyer's Lender's issuance of revised closing disclosures under 12 C.F.R. § 1026.19(f)(2)(ii) of the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule when such revisions directly result from a Seller action taken within six (6) calendar days of the Closing Date. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Home on the originally scheduled Closing Date.

8. Completion Date. Seller is obligated to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of Buyer's execution of this Agreement ("Outside Date"), subject only to delays caused by matters recognized by the laws of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance. As an accommodation to the Buyer, Seller has provided an estimated completion date that occurs prior to the Outside Date. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any estimated completion date is a good faith estimate only. Seller cannot guarantee that completion will occur before the Outside Date, but will endeavor to substantially complete the Home by the estimated completion date. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses, or damages whatsoever should the Home not be completed by the estimated completion date. It is the express intent of the parties that the rights and obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Home from registration under the Interstate Land Sales Full Disclosure Act, and both Buyer and Seller hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption.

Austin-SA, Texas (01-FEB-23)

9. Casualty Before Closing. If the Home is damaged by fire, vandalism, act of terrorism or other casualty or condition before Closing and the cost of restoration does not exceed three percent (3%) of the Total Purchase Price and repairs will not substantially delay Closing, Seller shall repair the damage and Closing shall proceed pursuant to the terms of this Agreement. Buyer agrees that, if the casualty or condition occurs during construction, that Seller is only obligated to restore or repair the affected part of the Home to as-new condition and that Seller is under no obligation to disclose to Buyer the fact of repair or restoration or the casualty or condition that necessitated the repair or restoration. If the cost of restoration exceeds three percent (3%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete.

Notwithstanding the foregoing, if all or a portion of the Home is damaged by fire, vandalism, act of terrorism or other casualty or condition and the repair or reconstruction of the Home substantially in accordance with the pre-existing plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

10. Deed. Seller shall convey title to Buyer at Closing by delivery to Buyer of a Special Warranty Deed (the "Deed") describing the Home, which Deed shall convey title to Buyer subject to all matters described in this Agreement. The Deed shall be recorded and shall include, without limitation, provisions requiring that any dispute be submitted to alternative dispute resolution.

11.   Closing and Title Matters. Title to the Home to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

11.1 Closing Costs. BUYER UNDERSTANDS AND AGREES THAT IN ADDITION TO THE TOTAL CASH TO CLOSE (WHICH AMOUNT IS SPECIFIED IN SECTION 2 OF THIS AGREEMENT AND THE PURCHASE PRICE AND PAYMENT ADDENDUM), BUYER SHALL PAY CERTAIN OTHER FEES AND CLOSING COSTS, IF ANY, AT CLOSING. IN CONNECTION THEREWITH, WITHOUT LIMITATION, THE ITEMS LISTED BELOW WILL COLLECTIVELY BE REFERRED TO AS "CLOSING COSTS." NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN THE CASE OF AN FHA/VA OR FANNIE MAE LOAN, BUYER SHALL NOT PAY FOR ANY COSTS PROHIBITED BY HUD (FHA), VA OR FANNIE MAE REGULATIONS. ALL REFERENCES TO "PRO RATA SHARES" WILL BE DEEMED A TIME PRO RATION, BASED ON THE DATE OF CLOSING, WITH BUYER PAYING AMOUNTS ACCRUED ON AND AFTER THE DATE OF CLOSING. The Closing Costs include, but may not be limited to:

11.1.1 The premium for a policy of mortgagees' title insurance, any real property transfer taxes in connection with the transfer of the Home, the cost of the documentary stamp taxes or other taxes on the Deed, and the cost to record the Deed. Should the settlement charges that VA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Seller at its sole discretion may terminate this Agreement and refund Buyer's earnest money. Should the settlement charges that FHA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Buyer may either pay the additional settlement charges or the interest rate on the loan will increase to an interest rate attainable with the settlement charges to be paid by Seller. In the event that Buyer decides to lock in the interest rate and points prior to closing, Buyer agrees to pay the difference between the market rate and the lock-in rate as of the date that the loan rate is locked.

11.1.2    Customary closing costs of a Buyer of a single family residence, including but not limited to items such as loan fees, loan closing costs and all other related sums, attorneys' fees, escrows for taxes and insurance, recording fees, documentary stamp taxes on the note, intangible taxes, credit reports and PMI insurance, if applicable, charged by the Lender or otherwise customary for a Buyer at Closing.

11.1.3   Document preparation fee, delivery charges, Closing fee and any other Closing expenses of Buyer.

11.1.4   All additional costs respecting the Home imposed by any governmental authority.

11.1.5   The cost of any obligations Buyer incurs not provided for in this Agreement.

11.1.6   The cost of a survey of the Home.

11.1.7 Current expenses of the Home (for example: taxes, special assessments and current monthly assessments to one or more homeowner's associations) will be adjusted between Seller and Buyer as of the Closing date. Buyer shall reimburse Seller for any prepaid expenses of the Home such as utility deposits, insurance premiums, local interim service fees, cable fees, assessments and capital contributions made to one or more homeowners' associations, paid by Seller in advance and/or for the month in which the Closing date occurs.

11.1.8 If real estate taxes for the year in which the Closing date occurs are assessed in the aggregate on the real estate comprising the portion of the Community (including the Home) rather than on a homesite-by-homesite basis, Seller will pay such taxes in full when due, but Buyer will reimburse Seller at the Closing for Buyer's pro rata share of such taxes from the Closing date (if such taxes are then known) or the Home's allocable share (so prorated) of Seller's estimate of those taxes (if such taxes are not then known), subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual tax bill is known. If taxes for the year in which the Closing date occurs are assessed on a homesite-by-homesite basis but such taxes are not due on the Closing date, Buyer will be responsible for paying such tax bill in full when due but Seller will reimburse Buyer at the Closing for Seller's pro rata share of such taxes (if the taxes are then known) or Seller's estimate of those taxes (if such taxes are not then known) through the Closing date, subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual bill is known. If the Closing takes place after Seller has paid the taxes for the year in which the Closing date occurs, Buyer will reimburse Seller at the Closing for Buyer's pro rata share of those taxes from and after the Closing date.

Austin-SA, Texas (01-FEB-23)

11.1.9 The cost of any modifications or changes which are incurred by Seller as a result of changes in building codes, governmental rules, regulations or requirements, or the enforcement of any of the same, after the Effective Date of this Agreement, shall be paid by Buyer at the time of Closing.

11.1.10 Any fees resulting from or associated with an offsite closing, or an accelerated or expedited closing, if such fees are incurred as a result of any action or inaction of Buyer.

11.2 Title Insurance. Buyer is instructed and encouraged to obtain, at Buyer's cost, an abstract of title for the Home and to have an attorney review it before Closing. Buyer is also instructed and encouraged to obtain, at Buyer's cost, an owner's title policy from any title company of Buyer's choice. If Buyer desires, Buyer may use the title company customarily used by Seller, but it is ultimately Buyer's choice. Please review this Agreement and the Affiliated Business Arrangement Disclosure Statement for additional provisions related to this topic.

11.3 Title to the Home shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Home; (5) matters that would be disclosed by an accurate survey or inspection of the Home; (6) this Agreement, including all addenda; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right- of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Home for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Home; and (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Home. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

11.4 Seller shall convey title to Buyer at Closing by delivery to Buyer of the Deed, which shall convey title to Buyer subject to all matters described in this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed.

11.5 Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

11.6 Seller may not own title to the Home as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Home on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

11.7 If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred and twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Home. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Home (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

11.8 The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Agreement.

11.9 Title to the Home will be deemed marketable if an owner's policy is issued with standard exceptions.

12. Site, Selections and Substitutions. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

12.1 Lot Change. In the event that Seller, in its sole discretion, determines that the model of the house selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no replacement lot is available, then Buyer may terminate this Agreement within fourteen (14) days of notice that a replacement lot is unavailable and will be entitled to a refund of any paid Deposit.

Austin-SA, Texas (01-FEB-23)

12.2 Decorative and Landscaping Items. Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, Seller has the right, without notice to Buyer, to substitute materials or equipment of comparable quality, utility or color as the Seller might deem appropriate. Without limiting the Seller's ability to exercise this right, Seller may exercise this right, in its sole discretion and option whenever Seller shall determine it is necessary or expedient to do so.

13. Buyer's Default. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to terminate the Agreement and keep, as liquidated damages and not as a penalty, Buyer's Initial Deposit and Additional Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, 100 percent (100%) of the Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty.

14. Seller's Default. In the event of Seller's default and to the extent allowed by law, Buyer may recover actual damages only and shall be not entitled to special, consequential or punitive damages, all of which the right to recover or claim Buyer hereby expressly waives. Buyer and Seller expressly agree that actual damages shall not include and shall not be interpreted to include, in any way, any attorneys' fees or costs or expert/consultant fees or costs. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years as set forth in this Agreement.

15. Mediation / Arbitration of Disputes.

15.1 Dispute Resolution. The parties to this Agreement specifically agree that it is their desire to efficiently and quickly resolve any disputes that arise, that this transaction involves interstate commerce, and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "Disputes" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims: (1) arising under, or related to, this Agreement, the Home, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller's representative; (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Home, or in the Community; or (4) relating to issues of formation, validity or enforceability of this Section.

15.2 Mediation. If the parties are unable to agree to a mediator, the parties will utilize the American Arbitration Association ("AAA") for this role. The parties expressly agree that the mediator's charges shall be equally shared and that each party shall be responsible for its own costs and fees, including attorneys' fees and consultant fees incurred in connection with the mediation.

15.3 Arbitration. If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Construction Industry Arbitration Rules. In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on the Disputes would be barred by the applicable statute(s) of limitations, which such statute(s) of limitations the parties expressly agree apply to any Disputes. The decision of the arbitrator(s) shall be final and binding on both parties. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. Unless otherwise recoverable by law or statute, each party shall bear its own costs and expenses, including attorneys' fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if a party unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the non-contesting party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if a party fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

15.4 BUYER AND SELLER AGREE THAT ANY LAWSUIT OR ARBITRATION PROCEEDING (WHICHEVER MAY APPLY) ARISING FROM OR RELATING TO ANY DISPUTE MUST BE COMMENCED WITHIN TWO YEARS AND ONE DAY FROM THE DATE THE CAUSE OF ACTION ACCRUES. TIME IS OF THE ESSENCE, SO THAT IF THE LAWSUIT OR ARBITRATION PROCEEDING IS NOT COMMENCED WITHIN THAT STATED PERIOD, THE DISPUTE IS BARRED AND WAIVED. FOR ARBITRATION PURPOSES, A CAUSE OF ACTION SHALL ACCRUE AS PROVIDED BY APPLICABLE STATUTE FOR THE INSTITUTION OF A LEGAL OR EQUITABLE PROCEEDING; AND IF THERE IS NO APPLICABLE STATUTE, THEN THE CAUSE OF ACTION, REGARDLESS OF THE BUYER'S LACK OF KNOWLEDGE, ACCRUES ON DISCOVERY OF THE INJURY.

Austin-SA, Texas (01-FEB-23)

15.5 To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties and then only as between those parties.

15.6 The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller's contractors, subcontractors and suppliers, as well as any warranty company and insurer or surety as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

15.7 BUYER AND SELLER AGREE THAT THE PARTIES MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO ABOVE.

15.8 Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

Buyer and Seller specifically consent to arbitrate in accordance with this entire Section 15 of this Agreement.

Buyer Initials	Seller Initials

16. Other Dispute Resolutions. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of this Agreement, then the parties agree to the following provisions: BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER AND SELLER AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS

AGREEMENT. For any Dispute that involves a claimed amount of less than $10,000, the parties may agree to litigate the Dispute before a judge in a court of small claims; however, any appeal of the judgment rendered in the small claims court will be subject to the mediation and arbitration provisions set forth in this Section.

17. Deed Restriction. The alternative dispute provisions above shall be set forth in the Deed and shall be binding upon Seller, Buyer, and all subsequent grantees, purchasers, successors and assigns as covenants and restrictions running with the land.

18. Construction Activities. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER DESIGNEES, AND/OR (2) ANY OTHER PARTIES, WILL BE, FROM TIME TO TIME, CONDUCTING BLASTING, EXCAVATION, CONSTRUCTION AND OTHER ACTIVITIES WITHIN OR IN PROXIMITY TO THE COMMUNITY. BY THE ACCEPTANCE OF THEIR DEED OR OTHER CONVEYANCE OR MORTGAGE, LEASEHOLD, LICENSE OR OTHER INTEREST, AND BY USING ANY PORTION OF THE COMMUNITY, EACH SUCH OWNER, OCCUPANT AND USER AUTOMATICALLY ACKNOWLEDGES, STIPULATES AND AGREES (1) THAT NONE OF THE AFORESAID ACTIVITIES SHALL BE DEEMED NUISANCES OR NOXIOUS OR OFFENSIVE ACTIVITIES, HEREUNDER OR AT LAW GENERALLY, (2) NOT TO ENTER UPON, OR ALLOW THEIR CHILDREN OR OTHER PERSONS UNDER THEIR CONTROL OR DIRECTION TO ENTER UPON (REGARDLESS OF WHETHER SUCH ENTRY IS A TRESPASS OR OTHERWISE) ANY PROPERTY WITHIN OR IN PROXIMITY TO THE AREA OF THE COMMUNITY WHERE SUCH ACTIVITY IS BEING CONDUCTED (EVEN IF NOT BEING ACTIVELY CONDUCTED AT THE TIME OF ENTRY, SUCH AS AT NIGHT OR OTHERWISE DURING NON-WORKING HOURS), (3) TO THE EXTENT PERMITTED OR NOT PROHIBITED UNDER APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE HOME.

Austin-SA, Texas (01-FEB-23)

19. Dangerous Condition; No right to Enter; No Communications with Subcontractors

19.1 Buyer understands and agrees that the Home is a construction site and that the Home and the improvements, equipment and supplies thereon constitute a danger to those who may enter upon the site. Buyer and Buyer's guests, including, but not limited to friends, Buyer's independent contractors, consultants, family members and minor children (collectively "Buyer's Guests"), shall not enter onto the Home or Homesite prior to Closing unless authorized in writing and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer or Buyer's Guests shall constitute a breach and default of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer or Buyer's Guests onto the Home or Homesite prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. To the maximum extent permitted by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless the Indemnified Parties from and against any claims made by Buyer's Guests as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Home or Homesite.

19.2 Buyer acknowledges that all matters pertaining to the initial construction of the Home will be performed by Seller and Seller's subcontractors and vendors who are performing the work under contracts with Seller. For reasons of safety and to comply with liability and insurance requirements imposed upon Seller, Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Home. Buyer shall not do or have any work done on the Home, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Home to Buyer.

19.3 Without limiting the applicability of this Section to all obligations, representations and covenants of Buyer hereunder, Buyer specifically acknowledges that any breach by Buyer of the terms and conditions contained within this Section shall be deemed to be a "material breach" and shall entitle Seller to declare this Agreement to be in default in accordance with the provisions of the Buyer's Default Section in this Agreement. Seller's failure to promptly take any action with respect to Buyer's breach of the terms and conditions contained herein shall not be deemed a waiver of any of Seller's rights or remedies hereunder. Whenever this Agreement shall require Seller to complete or substantially complete an item of construction, unless provided specifically to the contrary herein, such item shall be deemed complete or substantially complete when so completed, in the sole and unfettered opinion of Seller. Without limiting Seller's rights contained within the Site and Substitutions Section in this Agreement, should Seller fail to provide any item of construction required to be provided or any option, extra and/or upgrade, Buyer's sole remedy therefore will be to collect an amount from Seller equal to Seller's cost for such item and for Seller's cost of installation of such item had such item been installed at the appropriate time during construction. Without limiting Seller's rights and Buyer's obligations contained within this Section and elsewhere in this Agreement, should any warranted defects in workmanship or materials be discovered before or after the Closing, Buyer agrees that Buyer's sole remedy therefore is for Seller to, at Seller's sole and absolute discretion, either repair or replace the defective item. To the extent permitted by applicable law, Seller disclaims any liability for incidental or consequential damages that may arise from a defective item.

20. Inspection of the Home. BUYER WILL BE GIVEN A REASONABLE OPPORTUNITY TO INSPECT THE HOME WITH SELLER'S REPRESENTATIVE PRIOR TO CLOSING, AND AT THAT TIME BUYER WILL SIGN A "NEW HOME ORIENTATION LIST" STATING ANY DEFECTS IN WORKMANSHIP OR MATERIALS OR INCOMPLETE ITEMS WHICH BUYER DISCOVERS. ANY DEFECTS OR INCOMPLETE ITEMS NOT SO LISTED WHICH ARE APPARENT OR VISIBLE SHALL BE DEEMED ACCEPTED BY BUYER AND ANY CLAIM RELATED THERETO FOREVER WAIVED. IF ANY ITEM LISTED IS ACTUALLY DEFECTIVE IN WORKMANSHIP OR MATERIALS IN SELLER'S OPINION (IN ACCORDANCE WITH CONSTRUCTION STANDARDS PREVALENT FOR A SIMILAR HOME IN THE COUNTY), SELLER WILL BE OBLIGATED TO CORRECT THOSE DEFECTS AT SELLER'S COST WITHIN A REASONABLE PERIOD OF TIME AFTER CLOSING, PROVIDED HOWEVER THAT SELLER'S OBLIGATION TO CORRECT WILL NOT BE A GROUND FOR DEFERRING THE CLOSING, NOR FOR ANY SETOFF, NOR FOR IMPOSING ANY CONDITION ON CLOSING AS LONG AS THE HOME IS HABITABLE. THE ISSUANCE OF A CERTIFICATE OF COMPLETION OR USE SHALL BE CONCLUSIVE EVIDENCE OF HABITABILITY. BUYER SHALL HAVE NO RIGHT TO REQUIRE ESCROWS OR HOLD BACKS OF CLOSING FUNDS OR ANY CASH TO CLOSE, AND NONE WILL BE PERMITTED. IF BUYER FAILS TO TAKE ADVANTAGE OF THE PRE-CLOSING INSPECTION ON THE TIME AND DATE SCHEDULED BY SELLER, BUYER SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO SUBMIT A NEW HOME ORIENTATION LIST TO SELLER.

21. Natural Disasters. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane flood, and avalanche. Seller cannot guarantee the Home; its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

22. Representation of Compliance with OFAC Regulations: Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("OFAC"), including OFAC's Specially-Designated-Nationals ("SDN") list and lists of known or suspected terrorist organizations. If Seller identifies or is informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

Austin-SA, Texas (01-FEB-23)

23. Agreement not to be Recorded. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the Public Records of the County. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud in title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement. Notwithstanding, Seller reserves the right to record this Agreement, any addenda, in its sole and absolute discretion.

24. Transfer, Assignment and Persons Bound. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way loses legal control of his/her affairs, this Agreement will bind his/her heirs and legal representatives. If Buyer has received Seller's permission to assign or transfer this Agreement, then Buyer's approved assignees shall be bound by the terms of this Agreement. If more than one person signs this Agreement as Buyer, each such person shall be jointly and severally liable for full performance of all of Buyer's duties and obligations hereunder.

25. Time of the Essence. Buyer acknowledges that time is of the essence in connection with the transactions contemplated under this Agreement.

26. Interpretation and Computation of Time. The use of the masculine gender in this Agreement shall be deemed to refer to the feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever the context so requires. This Agreement reflects the negotiated agreement of the parties. Each party acknowledges that they have been afforded the opportunity to seek competent legal counsel, and each have made an informed choice as to whether or not to be represented by legal counsel. Accordingly, this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of fewer than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

27. Notice. Unless expressly set forth otherwise in any particular provision of this Agreement, all written notices required under this Agreement shall be deemed to have been given by a party when delivered to the address identified on Page 1 of this Agreement in one or more of the following methods: (a) when delivered by hand; (b) one day after deposit with a recognized overnight courier service; or (c) when delivered by electronic transmission with electronic confirmation. Buyer is responsible for providing written notice to Seller of any address change. All written notices shall be effective when sent in the manner above even if receipt is refused.

28. Waiver. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

29. Survival. Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations as set forth in all provisions and disclaimers in this Agreement shall survive (1) the Closing of the purchase of the Home; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party, unless expressly stated otherwise.

30. Incorporation and Severability. In the event that any portion of any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be enforceable to the maximum extent allowed by law to give meaning to the parties' intent. In the event that any clause or provision of this Agreement, in its entirety, shall be void and unenforceable, it shall deemed deleted so that the balance of this Agreement is enforceable.

31. Governing Law. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Home is located to the extent federal law is not applicable.

32. Entire Agreement. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, CO- OPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE HOME ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS MADE AVAILABLE TO BUYER BY SELLER OR BY THE EXERCISE OF REASONABLE DILIGENCE OR REFERENCED IN THIS AGREEMENT.

33.   Modification. This Agreement is the entire agreement for the sale and purchase of the Home and once it is signed by both Buyer and Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

Austin-SA, Texas (01-FEB-23)

34. Additional Changes. Notwithstanding Sections 32 and 33 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, to change the terms and provisions of this Agreement to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, developer or declarant, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Sections 32 and 33 of this Agreement, Seller shall have the right to amend this Agreement for development or other purposes, and Buyer consents to all such amendments.

35. Inducement. Buyer acknowledges that the sole inducement to close on the purchase of the Home is the Home itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Home will increase in value. Buyer understands and acknowledges that Seller sells homes for personal use and enjoyment. Seller is not making, and does not condone, any representations about future income, profit, or rental potential of any home. Buyer should purchase the Home for personal use and enjoyment without reliance on any future profit, rental income, economic, or tax advantages.

36. Riders and Addenda. This Agreement includes the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement:

Check (☒)all that apply:

☒ Rider B (Austin/San Antonio Division)	☐ FHA/VA Addendum
☒ Master Disclosure and Information Addendum	☐ Change Order Summary
☒ Affiliated Business Arrangements Disclosure Statement*	☐ Cooperating Broker Agreement
☒ Purchase Price and Payment Addendum	☒ Addendum Natural and Manmade Products
☒ Election Form Addendum	☐ Age Compliance Addendum
☒ Insulation Addendum	☐ Addendum for Sale of Other Property by Buyer
☐ Sales Incentive Addendum	☐ Loan Lock Extension Addendum
☒ Existing Home Disclosur	☐
☐ Homesite Reservation	☐
☒ Privacy Policy Notice Addendum

*On 01/22/2023 Seller provided to Buyer an Affiliated Business Arrangement Disclosure Statement ("ABAD") that sets forth Seller's business relationships with affiliated settlement service providers, including but not limited to, Lennar Mortgage, LLC, Lennar Title, Inc., Lennar Insurance Agency, LLC and their respective types of charges and range of charges; Buyer acknowledges and confirms receipt of the previously delivered ABAD on 01/22/2023.

37.    Offer to Purchase/Effective Date. This Agreement, when executed by Buyer and delivered to Seller, together with the Initial Deposit specified hereunder, shall constitute an offer by Buyer to purchase the Home in accordance with the terms and conditions provided herein, and shall not be binding upon Seller until such time as Seller has executed this Agreement (the "Effective Date"). In the event Buyer's offer is not accepted by Seller, all paid Deposits made by Buyer to Seller to date shall be returned to Buyer, and Buyer's offer shall be deemed withdrawn.

38.   Counterparts and Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

Austin-SA, Texas (01-FEB-23)

THIS CONTRACT IS SUBJECT TO CHAPTER 27 OF THE TEXAS PROPERTY CODE. THE PROVISIONS OF THAT CHAPTER MAY AFFECT YOUR RIGHT TO RECOVER DAMAGES ARISING FROM A CONSTRUCTION DEFECT. IF YOU HAVE A COMPLAINT CONCERNING A CONSTRUCTION DEFECT AND THAT DEFECT HAS NOT BEEN CORRECTED AS MAY BE REQUIRED BY LAW OR BY CONTRACT, YOU MUST PROVIDE THE NOTICE REQUIRED BY CHAPTER 27 OF THE TEXAS PROPERTY CODE TO THE CONTRACTOR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, NOT LATER THAN THE 60TH DAY BEFORE THE DATE YOU FILE SUIT TO RECOVER DAMAGES IN A COURT OF LAW OR INITIATE ARBITRATION. THE NOTICE MUST REFER TO CHAPTER 27 OF THE TEXAS PROPERTY CODE AND MUST DESCRIBE THE CONSTRUCTION DEFECT. IF REQUESTED BY THE CONTRACTOR, YOU MUST PROVIDE THE CONTRACTOR AN OPPORTUNITY TO INSPECT AND CURE THE DEFECT AS PROVIDED BY SECTION 27.004 OF THE TEXAS PROPERTY CODE.

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Austin-SA, Texas (01-FEB-23)

SUNSET OAKS

MASTER DISCLOSURE AND INFORMATION ADDENDUM TO PURCHASE AND SALE AGREEMENT

TEXAS

THIS MASTER DISCLOSURE AND INFORMATION ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III ("Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M, of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Community. This Addendum explains certain terms which are applicable to the purchase of homes within the Community. Builders other than Seller may build homes in the Community. Other builders may be added or deleted from the list of builders in the future. Seller, and any other builder in the Community, shall have the right, without notice to Buyer, to make changes to, among other things, homesite sizes, number of homes being built, size and style of homes being built, features and materials in homes being built, prices of homes (whether more or less than currently published), price per square foot of homes (whether more or less than currently published), number and size of homesites, street layout, amenity layout, and usage, location, size and number of trees, bushes and other foliage (current and future), and any other items or uses which are currently planned for the Community. Seller makes no representations or warranties that Seller will be the exclusive builder or developer in the Community or that the Community will be built out exactly as currently planned, and, if the Seller is the developer of the Community, Seller expressly reserves the right to make whatever changes it deems necessary relating to future development or build out of the Community. Any current maps or other materials showing any final or projected community development may be modified or updated in the future.

SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES WITH REGARD TO THE DEVELOPMENT OF HOMESITES IN AND AROUND THE COMMUNITY. HOMESITES IN AND AROUND THE COMMUNITY MAY REMAIN UNDEVELOPED AT THE SOLE DISCRETION OF SELLER, OTHER BUILDERS IN THE COMMUNITY, AND/OR THE DEVELOPER OF THE COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO SELLER BEING THE SOLE OR EXCLUSIVE BUILDER WITHIN THE COMMUNITY. SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO CONTINUING TO BUILD IN THE COMMUNITY THROUGH FINAL BUILD OUT AND/OR BUILDING UPON ANY UNDEVELOPED HOMESITE(S). FURTHERMORE, IT IS UNDERSTOOD THAT NO REPRESENTATIONS, ESTIMATES OR PROJECTIONS HAVE BEEN CONVEYED REGARDING THE FINAL BUILD OUT TIME OF ANY UNDEVELOPED HOMESITE(S) OR THE OVERALL COMPLETION SCHEDULE OF THIS COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER CONSTANTLY EVALUATES THE PRICING, DESIGNS, PRODUCT MIX AND AMENITIES OF ITS COMMUNITIES AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER TO CONTINUE TO BUILD HOMES WITHIN THE COMMUNITY AND BUYER IS NOT RELYING UPON ANY OF THE FOREGOING IN DECIDING TO PURCHASE THE HOME.

3. Effect on Community of Change in Control. Buyer acknowledges that Seller may decide not to build additional homes or not pursue any further development in the Community. Buyer acknowledges that if Seller transfers control of its lots in the Community or any control of the further development of the Community, if applicable, that such transfer could have an adverse impact upon Buyer. By way of example only, if Seller transfers its interests, Buyer understands that completed or partially completed homes may remain vacant for a long period of time. Buyer further understands that the management and operation of the Community by the Association (as defined herein) could be disrupted during any transition period. Buyer acknowledges and understands that Seller cannot predict every impact that may be material to the Buyer and that it is imperative that Buyer make Buyer's own independent evaluation of the potential adverse impacts that may affect Buyer's decision to consummate the purchase of a home in the Community.

4. Financing and Closing Costs Disclosures.

4.1 If Buyer desires to employ an attorney to represent Buyer, then Buyer may do so at Buyer's expense.

4.2 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

4.3 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

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4.4 Responsibility for obtaining the loan and for satisfying all conditions made by the Lender with regard to the loan shall rest solely with the Buyer.

5.   Document Book. Buyer acknowledges receipt of the "Document Book" for the Community as follows:

5.1 Buyer acknowledges receipt of, and agrees to be bound by the Declaration of Covenants, Conditions and Restrictions for Sunset Oaks (the "Declaration"), the Articles of Incorporation, By-Laws and any Rules and Regulations of the Sunset Oaks Residential Community, Inc., all as amended and supplemented from time to time (collectively, the "Community Documents"). Buyer acknowledges and agrees that title to the Home will be subject to the Community Documents.

5.2 The Home will be subject to certain deed restrictions as reflected in the Special Warranty Deed executed by Seller and furnished to Buyer at Closing. The deed restrictions run with the Homesite and require, among other things, that Buyer give Seller (i) notice of Seller's defaults or any Claim (as defined therein) after Closing and (ii) an opportunity to inspect and cure defects in the Home. The deed restrictions further require the arbitration of any Claim against Seller that cannot be resolved informally.

5.3 Buyer acknowledges that the Document Book may contain additional provisions, that may not be specified herein, which restrict Buyer's use of the Homesite. Buyer further acknowledges the provisions of the Document Book and any such restrictions contained therein are fair and reasonable.

6.   Association Memberships.

6.1 Upon conveyance and recording of the Deed to the Home, Buyer will become a member of the Sunset Oaks Residential Community, Inc., a Texas nonprofit corporation (the "Association"). Buyer agrees to accept the liability and obligations of such membership. Buyer understands that as a member of the Association, Buyer will be required to pay Assessments (as defined in the Document Book) for the maintenance of the Common Areas (as defined in the Document Book) and for such other uses and purposes as are provided for in the Document Book. Buyer also understands and agrees that a failure to pay Assessments when due could cause the Association to record a lien on the Home and to foreclose such lien. Assessments are subject to change, which may include additional increases in the manner currently provided for in the Document Book. Seller, the Association, and any other builder cannot estimate the amount or frequency of any such increase. Section 270.003, Property Code, entitles an owner to receive copies of any document that governs, the establishment, maintenance, or operation of a subdivision, including, but not limited to, statements specifying the amount and frequency of regular assessments and the style and cause number of lawsuits to which the Association is a party, other than lawsuits relating to ad valorem taxes of an individual member of the Association. To the extent not already provided, these documents must be made available to you by the Association or its agents on your request.

6.2 Buyer acknowledges that nominees of Seller, the developer of the Community may serve as the initial officers and directors of the Association. The officers and directors and the management company, which may be an affiliate of Seller, are authorized by Buyer to act for and on the behalf of the Association. Seller may, but is not required to, advance monies to the Association for operations. In the event such advances are made, they will be considered a loan from Seller, and the Association will be obligated to repay such advances as set forth in the Document Book.

7. Community Charges. In addition to the Closing Costs set forth in the Agreement, Buyer shall pay the following additional Closing Costs respecting the Community.

7.1 Association Assessments. Assessments payable to the Association ("Association Assessments"), prorated for the month in which the Closing occurs (based on the then current Association Assessments at the time of closing). Such Association Assessments are estimated to be $40.00 per month at this time. Buyer understands that the estimated operating budget for the Association is only an estimate of what it will cost to run the Association. The Association may make changes in the budget at any time to cover increases or decreases in expenses or estimates in the budget. Without limiting the generality of this Section, those changes will not give Buyer any right to cancel the Agreement.

7.2 Association Capitalization Fee and/or Transfer Fee. Buyer acknowledges that among other Assessments provided for in the Document Book, the Association may establish a capitalization and/or transfer fee. Currently, the capitalization fee is $250.00 and the transfer fee is $185.00. The capitalization fee and/or transfer fee may be used by Seller for any reason whatsoever including, without limitation, reimbursing Seller's costs in setting up the Association and its costs of deficit funding. Buyer acknowledges and agrees that the capitalization fee and/or transfer fee is not to be considered as an advance payment of Assessments. For more information on the capitalization fee and/or transfer fee, please refer to the Document Book.

7.3 Additional Assessments. Buyer acknowledges that there may be additional Assessments with regard to this Community, including, but not necessarily limited to a resale certificate fee. For more information on those additional Assessments, please refer to the Document Book.

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8. Community Access/Gates. The Community is not a gated community and the roads in the Community are public.

9. Building and Use Restrictions. Every homesite is subject to building and use restrictions as set forth in the Document Book. These restrictions are subject to change without notice. Building and use restrictions may affect, among other things, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, satellite dishes, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, any developer and homebuilder(s), leases and restoration of homesites. Buyer should carefully review the Document Book.

10. Building Codes and Ordinances. Every city or town has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Buyer should contact the city or town in which the Home is located prior to making changes to the Home or Homesite for further information concerning local codes and ordinances. Seller is not responsible for notifying Buyer, or any other homeowner, of the content or restrictions contained in any local codes or ordinances.

11. Architectural Review.

11.1 Buyer acknowledges that all new construction and modifications of existing construction and exteriors of improvements within the Community are subject to the prior written approval of the Architectural Control Committee of the Association (the "ACC"). Buyer agrees to comply with all rules and regulations of the ACC as the same may be amended and exist from time to time. These restrictions are subject to change without notice. Building and use restrictions include, but are not limited to, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, the developer of the Community, leases and restoration of homesites. Buyer agrees not to commence any construction upon any portion of the Homesite until after the ACC has given its written approval. Buyer further agrees not to make any modifications of any existing buildings and improvements, including, but not limited to, landscaping and landscape irrigation, without the prior written approval of the ACC and until any applicable permits have been obtained. In addition, every city, county or town has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Prior to making changes to the Home or Homesite, Buyer should contact the applicable governmental authorities for further information concerning local codes and ordinances. Seller is not responsible for notifying homeowners of the content or restrictions contained in any local codes or ordinances.

11.2 Failure to submit plans and specifications to the ACC for approval is a violation of the provisions of the Document Book, which may result in sanctions and/or the imposition of fines, and the removal, at homeowner expense, of any non-approved modifications.

12. Pet Restrictions. Buyer understands that the only pets allowed in the Community are those which are in accordance with the restrictions contained in the Document Book or any amendments thereto. Buyer also acknowledges that pets may also be restricted by applicable state or municipal laws and regulations, and agrees to abide by the same.

13. Short-Term Rentals. Buyer acknowledges that homes in the Community may be rented for any length of time, subject to certain restrictions set forth in the Document Book, or that there may be certain restrictions on rentals in the Community. For more information, Seller encourages Buyer to review the Document Book or contact the Association.

14. Rentals. From time to time, Seller may market and sell homes in the Community to investors or to buyers who may not occupy their homes as their primary residence. Seller may also elect to lease, rather than sell, some of all of the homes that it owns within the Community. Consequently, homes in the Community may be leased to or occupied by persons other than their owners.

15. Flood Zone. According to the applicable Flood Insurance Rate Map ("FIRM") published by the Federal Emergency Management Agency ("FEMA"), some portions of the Community, including the Home, may be located in a flood zone for which Buyer's Lender may require flood insurance. Even if the Home is not currently in such a flood zone, Buyer understands that FEMA and/or the National Oceanic and Atmospheric Administration may reevaluate and change the current flood zone designations from time to time at its sole discretion. Seller makes no representations that the current flood zone designation will not change and Buyer understands that the current flood zone designation is subject to change at any time for reasons beyond Seller's control. In evaluating the flood zone designation for the Home, Buyer should not rely on oral representations as to the flood zone status of the Home and should visit www.fema.gov and/or the county or city flood map website where the Home is located. Mortgage lenders will typically require the issuance of flood insurance as a requirement for financing, which insurance must be present at Closing, or, in the event the area is reclassified, may require Buyer to obtain flood insurance at a date subsequent to Closing. Seller recommends that each Buyer of a Home protect his/her Home by obtaining proper insurance coverage. It is possible, however, for Buyer to submit documentation to FEMA to have the Home re- classified by FEMA, whereby the mortgage lender may have the option to waive the requirement of flood insurance. Buyer is solely responsible for the submission to FEMA for such re-classification and any and all expenses related to such submission. Further, Buyer acknowledges and understands that the waiver of flood insurance is at the sole discretion of the mortgage lender.

16. Bodies of Water within the Community.

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16.1 Water Levels. THE WATER LEVELS OF LAKES, PONDS OR OTHER BODIES OF WATER WITHIN THE COMMUNITY, IF ANY, MAY VARY. THERE IS NO GUARANTEE BY SELLER OR THE ASSOCIATION THAT WATER LEVELS WILL BE CONSTANT OR AESTHETICALLY PLEASING AT ANY PARTICULAR TIME; AT TIMES, WATER LEVELS MAY BE NONEXISTENT.

16.2 BUYER UNDERSTANDS THAT IF THE HOME ADJOINS A WATER IMPOUNDMENT, THAT THE WATER LEVEL OF THE IMPOUNDMENT FLUCTUATES FOR VARIOUS REASONS, INCLUDING AS A RESULT OF: (1) AN ENTITY LAWFULLY EXERCISING ITS RIGHT TO USE THE WATER STORED IN THE IMPOUNDMENT; OR (2) DROUGHT OR FLOOD CONDITIONS.

16.3 Detention Pond Disclosure. One or more detention ponds may exist within the Community. Buyer acknowledges and agrees that drainage detention pond ("drainage easement") maintenance is not the Seller's responsibility. Seller makes no assurance as to the finish out of this common area. The drainage easement can and will at times be dangerous after certain natural events. Children should be advised to stay away from this area.

16.4 Homesite Adjacent to Creek Bed. Some homesites may be bordered by a natural creek bed. This creek bed area may remain in a natural vegetative state and as such, certain factors are inherent therein. Some factors may include, but are not limited to, the following: mosquito populations; animal life, which may include that which typically lives around creeks such as snakes, frogs, turtles, waterfowl, raccoons, possum, fish, etc. that may wander onto the homesites; water levels may dramatically vary due to rainfall amounts; odors or smells which may result from dead animal life; seasonal factors and weather conditions; vegetation such as existing native trees and shrubbery may be subject to erosion of surrounding land area and, subsequently, may fall or die as a result; and, natural erosion from waterways and wind may affect surrounding soil and, as such, existing topography may be altered.

17. Irrigation System. Buyer acknowledges and agrees that Seller may provide an irrigation system serving the Homesite and that Seller makes no representations or warranties regarding the source of the water for the irrigation system. In addition, the Association may install and maintain irrigation systems in some of the Common Areas. After Closing, if Buyer desires to make any alterations, improvements, or repairs to the irrigation system on the Homesite that may affect the irrigation system, it may be necessary for the Buyer to obtain prior written approval from the Association. For more information on any restrictions on alterations, improvements or repairs with regard to the irrigation system or to the Homesite that may affect the irrigation system, if any, or with regard to the installation of irrigation systems in some of the Common Areas, please refer to the Document Book.

18. Utilities and Drainage on the Homesite.

18.1 Drainage and Utility Structures. Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals, cable television pedestals and supply boxes, and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever.

18.2 Drainage and Utility Easements. An easement is the right of someone other than the land owner to use a portion of the land for a limited purpose. There are public utility and drainage easements along the perimeter of every homesite in the Community. These easements are dedicated in and shown on the recorded subdivision plats for the Community. The easements on each homesite are also shown on the individual setback and easement survey for each homesite. Nothing may be done in any utility and drainage easement area to impede the drainage of surface water or to interfere with the installation, maintenance and repair of utility lines and structures. Play structures, landscaping, accessory structures (such as small sheds) or other improvements may not be installed in the drainage and utility easement areas, because they might change the drainage pattern and/or might have to be removed, at the homeowner's expense, in order to maintain underground utility lines. No trash, waste, soil, leaves, grass clippings, or other offensive materials may be placed or stored within these easement areas. Each homeowner is required to maintain that portion of his or her yard that lies within the drainage and utility easements. An exception to this maintenance requirement exists where the drainage and utility easement covers wetlands, wetland buffers and wetland mitigation areas. For more information on drainage and utility easements contact the local governmental authorities having jurisdiction over the Community.

18.3 Homesite Easement & Plot Plan Disclosure. Seller neither infers, nor guarantees the existence or lack of easements (utility, maintenance, city, etc.) on Homesite. A preliminary plot plan is available to Buyer by request on Seller's authorized request form known as "Request for Plot Plan." Changes can and sometimes do occur to the original preliminary plot plan, the recorded plat map and/or the final survey.

18.4 Community Drainage Disclosure. Due to the topography of the Community, water will at times flow through the Homesite from adjacent and surrounding homesites. This is necessary to achieve positive drainage away from all applicable homesites. Buyer acknowledges that no adverse action may be taken by Buyer to alter said drainage pattern. Seller advises Buyer that some of the homesites (including but not limited to the Homesite) are or may be subject to some runoff from adjacent and surrounding homesites.

18.5 Retaining Wall and Drainage. Retaining walls may exist within Buyer's Homesite property lines. Buyer acknowledges and agrees that, at times, water may drain over retaining walls from one homesite to another.

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18.6 Grading and Drainage. Buyer acknowledges that the drainage for the front, rear and side yards of each lot was designed by a professional engineer to divert water away from the foundation and concrete flat work. The drainage of the yard of the Homesite may result in a swale across the front and/or back yard of the Home. As a result and in these instances, Buyer acknowledges that the front and/or back yard will not be level and that Seller will not make any adjustments to the depth or severity of the swale. In addition, Buyer acknowledges and agrees that altering the drainage and/or over-watering will have negative effects on potentially expansive soils and will void the drainage and foundation warranty on the Home. If the drainage is altered in such a manner that water flows toward the foundation and/or concrete flat work, severe damage to one or both may result. Resulting damage may include, but not be limited to, the following: heaving in the slab, cracking of the slab, stucco cracks, cracking of driveways, front or rear yard stoops and walkways, and/or cosmetic damage or alterations of interior finishes in the home. Furthermore, over watering may also lead to same or similar results. SELLER MAKES NO WARRANTY OR REPRESENTATION REGARDING SHIFTING SOILS, UNSETTLED SOILS, UNUSUAL ROCKS, OR SUBSURFACE CONDITIONS.

18.7 Utility Box and Related Items Disclosure. At this stage in construction, Seller may not know which homesites will receive one or more of the following: utility poles, transformer boxes (both main and secondary), cable and phone boxes, storm drains, man holes, streetlights, gas taps, underground power, water/sewer and gas lines, overhead power lines, and/or irrigation maintenance sheds. The premium amount paid for the Home, if any, does not guarantee Buyer that he or she will not receive one or more of the above mentioned items on the Homesite. Seller will not reimburse any amount of a premium paid if any of the said items are installed on the Homesite. There is a strong possibility that the back and/or side yards of the Homesite will contain underground power, gas, water or sewer lines. If Buyer plans on building a pool on the Homesite, it is Buyer's responsibility to contact the source of the underground lines. Buyer is financially responsible for having any of the underground lines moved.

19. Foundation Maintenance. Buyer(s) understand and acknowledge that proper inspection and maintenance of the foundation (e.g. maintaining consistent moisture levels in the yard near the foundation on a year-round basis, maintaining original drainage patterns, limiting trees and shrubbery near the foundation, maintaining proper ventilation of any crawl spaces, etc.) is critical to the structural performance of the Home's foundation. Buyer(s) also understand and acknowledge that while certain municipalities provide restrictions on the amount of water that may be used to maintain a yard, these restrictions may not apply to the use of certain equipment (e.g., soaker hoses) to properly maintain the consistency of moisture levels in the soils surrounding the Home's foundation. Failure to properly maintain consistent moisture levels, changing drainage patterns established at the time the Home is purchased, allowing excessive trees and shrubbery to grow near the foundation, or allowing excessive moisture to collect near or under the Home may result in severe damage to or failure of the Home's foundation. Buyer understands that Seller is not responsible for any damage to the foundation of the Home due to the failure of Buyer(s) to properly maintain the foundation or the soil conditions under and around the foundation, and Buyer(s) shall be responsible for any damages that may result to the Home, including but not limited to potential foundation movement, caused by Buyer(s) failure to properly maintain the foundation and the soils conditions under and around the foundation.

Buyers Initials:

20. Utilities in the Community.

20.1 Buyer acknowledges that no septic tanks shall be permitted within the Community. No wells shall be installed without the express written consent of the ACC if applicable, and all other applicable government agencies.

20.2 Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever. Overflow swales are generally only utilized for overflow storm water capacity as a result of water drainage. Electrical transformers may only be landscaped to the extent permission is given by the utility provider. In some cases, water may flow from one homesite to another, and these situations are shown on the final plat. State law may provide that the owner of the homesite receiving water is required to accept the water flow and may not impede the flow of this water. In addition, the Home will be graded to provide for reasonable drainage away from the Home's foundation. The vast majority of foundation problems are caused by insufficient drainage or lack of watering of soil around the foundation. Buyer should keep Buyer's lawn well-watered to maintain consistent moisture content and avoid excess wetness, dryness or cracking of soil. The construction of curbs, decks, retaining walls, pools, spas, patios, landscape edging and similar items can also trap water within the yard area and cause structural damage to the Home's foundation. Seller strongly recommends that Buyer consult with a licensed landscape architect and civil engineer before performing any work or making any changes that may affect the existing drainage pattern.

20.3 Water Tower. Water tower(s) may be constructed within the Community and/or on adjacent property to serve the water storage and pressure requirements of the water provider.

20.4 Water Supply. The Maxwell Special Utility District provides water to the Community. Because Seller does not control the water supply, Seller cannot guarantee the quality of the water provided to the Community. In addition, this area is periodically subjected to extended periods of drought that may cause depletion of water supplies. Municipalities and other providers of water services in the area of the Community may enact mandatory or voluntary cut backs or other restrictions in water usage. Seller has no control, influence, responsibility or liability for or over decisions concerning water rationing or the rates charged for water service.

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20.5 If Buyer has any questions about utility rates, services, safety, or anything else to do with overhead or underground transmission or utility lines, Buyer should contact the utility companies directly. Because Seller values Buyer's safety and that of Buyer's neighbors, no excavation or trenching should be done without first calling the utility companies for the location of buried utilities. There is currently no charge by the utilities for this service. This is especially important in utility easements where buried utility equipment is probable. Digging without advance notification and approval of the utility companies may be illegal, is dangerous and can result in severe personal injury or death to Buyer and Buyer's neighbors, and can also result in severe property damage to homes, property and utility equipment.

20.6 Easement for (and Location of) High Voltage Lines. Portions of the Community may be located within close proximity of an easement owned by a utility company. This easement may give the utility company the right to install and operate high voltage electrical transmission lines, transformers, and related equipment. Such lines and/or equipment give off electric and magnetic fields ("EMF") and may also give off audible sounds as by-products of the use of electricity. For further information regarding the possible effects of EMF, consult the National Institute of Environmental Health Sciences.

20.7 Cable TV/Satellite/High Speed Internet. Seller is not responsible for the timing or selection of cable TV, satellite or high-speed internet availability throughout the Community.

20.8 Marketing Agreements. Seller may enter into marketing agreement(s) with third-party companies (e.g., a telecommunications provider, an energy provider, etc.) to allow them to place information about the company's services in the model home/sales office. In addition, Seller provides addresses of homes to these third-party companies. Seller receives monetary and non-monetary compensation from the third- party companies as a result of these joint marketing efforts. Seller makes no representations or warranties whatsoever as to the ability of the third-party company, and its affiliates or partners, for availability or quality of service.

21. Hurricanes/Tropical Storms. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a hurricane. Seller cannot guarantee the Home, its structure or features will not be impacted by hurricane and/or tropical storm conditions. Buyer should review its applicable homeowner's and/or flood insurance policy(s) and consult an insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding hurricane and tropical storm events.

Buyer understands and agrees to accept the risks and conditions of hurricanes and tropical storms and to assume all liabilities associated with them. By executing and delivering the Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

22. Facilities and Conditions Affecting Homesites.

22.1 The information set forth in this Section contains an overview of facilities and conditions which may affect some or all homesites in the Community (including but not limited to the Homesite). Because Seller does not have control over development outside of the Community, Seller does not warrant or guarantee any future development, usage, or lack of development or usage for properties located outside of the Community, or their possible impact on the residents of the Community. For additional information about offsite features that may affect the purchase of the Home, please contact the local governmental authorities having jurisdiction over the Community.

22.2 Seller advises Buyer that some of the homesites (including but not limited to the Homesite) are or may be adjacent to or near some of the following:

DRAINAGE CHANNEL, AIRPORT, RAILROAD TRACKS, STORM WATER DETENTION FACILITY, COMMUNITY CENTER, ELEVATED WATER STORAGE TOWER, SCHOOL FACILITY, PARK SCHOOL SITE, SPORTS FACILITY OR BALL FIELD, COMMUNITY LAKES, PARK AND/OR RECREATION FACILITY, WATER PLANT/SEWER PLANT, LIFT STATION, CELLULAR PHONE, RADIO, TELEVISION OR OTHER TOWER ANTENNA SITE, HIGH VOLTAGE TRANSMISSION LINES OR PIPELINE EASEMENT.

Buyer acknowledges that such facilities may impact noise, vibration, lighting, traffic and other conditions caused by daily operations of the facility. Drainage channels, lakes and storm water detention facilities will have varying levels of water for varying periods of time depending upon rainfall.

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22.3 Sewage Treatment Plant. Approximately 0.5 miles from the eastern edge of the Community, Aqua Utilities, Inc. operates a sewage treatment facility ("Facility"). Due to the Community's close proximity to the Facility, the Community may be affected by the natural consequence of having the Facility located and operated nearby. Sewage treatment plants can and will emit an unpleasant odor, gas and/or other chemicals and result in truck traffic entering and exiting the Facility during daytime and nighttime hours. Seller cannot guarantee that odors or gaseous or chemical emissions will not be noted in the future and is not responsible for odors or other nuisances which might result from the operations of this Facility and truck traffic entering and exiting the Facility during daytime and nighttime hours. As a result, Owners and occupants in the Community may be affected by odors, noise, or dust emanating from the Facility and truck traffic entering and exiting the Facility during daytime and nighttime hours. Further, the Facility's operations may, in the future, be modified or the Facility may be reconfigured and/or expanded. Because Seller does not control the Facility, Seller cannot assure Buyer that the Facility's operations will not be modified or the Facility will not be modified in the future or that any expansion of the Facility will not occur pursuant to requisite governmental approvals. Roads near the Facility and the Community may be used by trucks for the hauling of sludge from the Facility. These trucks may cause an unpleasant odor and may inconvenience traffic on such public roads.

22.4 Bike/Walking Path. The plans for the Community may contain limited areas for a public bike and/or walking path within the Community.

22.5 Perimeter Screening Wall Disclosure. Certain homesites may contain a perimeter screening wall. While Seller makes no representations regarding whether and to what extent such screening walls will be constructed, any such walls, if constructed, will replace any wood fencing described in any marketing materials dispersed by Seller.

22.6 Wrought Iron Fence Disclosure. Certain homesites may contain a wrought iron fence. While Seller makes no representations regarding whether or to what extent such wrought iron fences will be constructed, any such fences, if constructed, will make up part of the rear yard or side yard fencing on homes adjacent or backing to the flood plain or open space.

22.7 Road Improvements. Plans may exist for certain improvements to roads in or around the Community. Seller has no control over the timing of completion of the road improvements. The construction area may affect the entrances of the Community from time to time, and some lane closures may be necessary. Seller regrets any inconveniences and disruptions during this process but believes the Community will all be able to enjoy the improved roadway once the work is complete. During the period when these improvements, if any, are under construction there will be traffic hazards, interferences and inconveniences along the roads resulting from such construction. For additional information, please contact the local governmental authorities having jurisdiction over the Community.

22.8 Road Improvements. The Texas Department of Transportation currently has plans for improvements to Interstate 35 and Highway 21. Seller has no control over the timing of completion of the work. The construction area may affect the entrances of the Community from time to time, and some lane closures will be necessary. Seller regrets any inconveniences and disruptions during this process, including without limitation, increased noise, dust and alternate traffic patterns, but believes the Community will enjoy the improved roadway once the work is complete. During the period when these improvements, if any, are under construction there will be traffic hazards, interferences and inconveniences along these sections of Interstate 35 and Highway 21 resulting from such construction.

22.9 Major Public Roads. The Community is located near portions of Yarrington Road, Interstate 35, and Highway 21. These roads may experience heavy traffic during certain times of the day.

22.10 Airport. Approximately 1.5 miles from the southwestern edge of the Community is the San Marcos Regional Airport. Some flights landing at or taking off from the airport currently pass over the Community. Jets, helicopters or other aircraft may be seen or heard overhead from the Homesite or even from within the Home. The City of San Marcos may, in the future, expand the airport and its operations.

22.11 Agricultural Disclosure. Buyer acknowledges that properties adjacent to Community are neither owned nor controlled by Seller. Some of the area around the Community may be rural in nature and there may be certain agricultural operations that Buyer may, depending upon Buyer's sensitivity, find to be an inconvenience or a nuisance. Such uses may also include hunting, fishing, and target shooting. Such agricultural uses sometimes involve the use of manure, chemical fertilizers, herbicides, insecticides, and rodenticides, which at times may be offensive, especially to sensitive people. Buyer is advised to take the time to drive around the area to ensure that Buyer is satisfied with all agricultural and other uses. Seller is not responsible for odors, noise or other nuisances that may originate from these adjacent properties.

22.12 Wild Animals. As a result of the open spaces and bodies of water in and around the Community, Buyer may periodically find wild animals within the confines of the Community including, but not limited to, skunks, armadillos, nutria, opossums, deer, raccoons, spiders, snakes, bees, fire ants, alligators and other reptiles and other insects common to the area. Contact with any wild animal can be dangerous. Should Buyer encounter any such animal, Buyer is encouraged to contact Buyer's local animal control office for further instructions.

22.13 Unzoned Area With Livestock. The Home and/or Community may adjoin property that is not zoned and, as such, the property is not subject to and not limited by, city codes prohibiting livestock including, but not limited to, chickens, horses, cattle, etc.

22.14 Communications Tower. A communications tower may exist near or adjacent to the Community. Buyer acknowledges that Seller does not own the communications tower and that it may cause inconsistencies or disruptions with Buyer's use of electronic equipment and/or device.

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22.15 Sanitary Sewer Lift Station. A sanitary sewer lift station will exist near or within the Community. This lift station may emit odors at certain times. Any questions regarding the lift station should be directed to the county or municipality in which the Home is located.

22.16 Rock Quarry. One or more rock mining quarries (collectively the "Quarry") operates approximately 1.5 miles from the northern edge of the Community and approximately 1.6 miles from the eastern edge of the Community. Due to the Community's close proximity to the Quarry, the Community may be affected by the natural consequence of having the Quarry being located and operated nearby including the emission of loud noise, vibration, dust, unpleasant odor, natural gas and/or other chemicals as a result of blasting, heavy machinery operations and truck traffic entering and exiting the Quarry during all hours. Seller cannot guarantee that noise, vibration, odors or gaseous or chemical emissions will not be noted in the future and is not responsible for excessive noise, odors or other nuisances which might result from the operations of this Quarry and truck traffic entering and exiting the Quarry during daytime and nighttime hours.

22.17 School Assignments. Buyer acknowledges and agrees that school age children may not be assigned to the public school closest to their residences. Buyer acknowledges and agrees that Buyer has not relied on any verbal or other representations from Seller or its representatives with respect to public school assignments. Buyer is responsible for Buyer's own investigation of public school assignments and other matters controlled by the relevant independent school district(s). Buyer should contact the relevant independent school district(s) directly for the most current public school assignments.

22.18 Water Wells. Buyer understands that the Community contains one or more water wells (collectively, the "Water Wells"). Buyer acknowledges that Seller has no control over any past, current, or future uses of the Water Wells and makes no representation regarding the Water Wells, including what purposes the Water Wells serve or served and whether the Water Wells are abandoned, plugged, or capped. Buyer understands that there is a risk that unused Water Wells, if applicable, contain, or at one point may have contained, contaminants, which may impact other wells or groundwater. For additional information concerning the Water Wells, including any potential impact to the Community or the Home, Buyer is encouraged to contact the Texas Water Development Board and/or local governing authorities.

22.19 Septic Systems. Buyer understands that the Community contains one or more septic systems (collectively, the "Septic Systems"). Buyer acknowledges that Seller has no control over any past, current, or future uses of the Septic Systems and makes no representation regarding the Septic Systems, including what purposes the Septic Systems serve or served and whether the Septic Systems are closed or abandoned. Buyer understands that there is a risk that unused Septic Systems, if applicable, contain, or at one point may have contained, contaminants, which may impact wells or groundwater. For additional information concerning the Septic Systems, including any potential impact to the Community or the Home, Buyer is encouraged to contact the Texas Water Development Board and/or local governing authorities.

22.20 Mineral Exploration and Production Disclosure. The Community may be located within or near an area that is actively being explored for natural gas and/or oil or may be explored for natural gas and/or oil in the future ("Mineral Exploration"). Buyer acknowledges and agrees that (i) gas and/or oil wells may exist within the Community, including the designated greenbelt area of the Community, if any; (ii) drilling can and may occur within said area and that noise, dust, heavy machine operation, fumes and the like may occur; and (iii) after drilling occurs, gas and/or oil collection and/or extraction machinery may exist on a temporary or permanent basis.

Buyer further acknowledges that the land within or near the Community, including Buyer's Home, may have been used for oil and gas production ("Production") within the past 100 years. Accordingly, many site wells may have been located on or near the land upon which the Community is located. Buyer does hereby release Seller with regard to any and all claims, demands, or damages in any way related to, or arising out of, any past, present, or future Mineral Exploration or Production in or around the Community.

Buyers Initials:

22.21 Recreational Facilities. Seller and/or developer may construct, at its sole cost and expense, certain recreation facilities which may include, without limitation, a park, trail, playscape, pavilion, and/or basketball court (subject to Seller and/or developer's paramount right to unilaterally, and without the joinder of any party whatsoever, add to, alter, modify and change such recreation facilities), together with such equipment and personalty as Seller and/or developer determines in its sole and absolute discretion to include.

22.22 Property West of the Community. The property west of the Community is currently composed of either vacant or occupied single family land, agricultural uses, Yarrington Road, commercial and/or industrial uses. The Harris Hill Raceway is located northwest of the Community.

22.23 Property North of the Community. The property north of the Community is currently composed of either vacant or occupied single family land, agricultural uses, commercial uses, and a Quarry.

22.24 Property East of the Community. The property east of the Community is currently composed of either vacant or occupied single family land, agricultural uses, and a Quarry.

22.25 Property South of the Community. The property south of the Community is currently composed of either vacant or occupied single family land, commercial uses, agricultural uses, and Highway 21. The San Marcos Regional Airport is located southwest of the Community.

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22.26 Streetlights. Numerous streetlights will be installed within the Community, many of which will be installed after homes have been completed, sold and occupied. Streetlights are sized and placed in accordance with governmental requirements, and could in some instances generate light in or obstruct views from homes in the Community. Information about streetlight size, light output, design and location of streetlights within the Community can be obtained from the New Home Consultant.

Buyer acknowledges that: (i) Seller is not responsible for the installation and activation of the streetlights within the Community and specifically disclaims any responsibility therefor; (ii) Seller does not control the streetlights (existing, planned or future), and (iii) any representations or warranties which relate to street lighting contained within or associated with the Community shall not be construed as representations or warranties made by Seller. Buyer agrees that it will not rely upon such representations or warranties in determining whether to purchase the Home located within the Community. Seller has no control or influence over the installation and activation of the street lighting. Seller, on behalf of itself, its agents, servants, employees, members, managers, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, specifically disclaims any and all warranties concerning the installation and activation of street lighting within or with regard to the Community not performed, installed, activated by or under the direction of Seller. Buyer agrees to look solely to the responsible third party with respect to any matters regarding the installation and activation of street lighting within the Community.

22.27 Disclaimer Regarding Security Services. Neither the Declarant (as defined in the Declaration) nor the Seller are responsible for providing security or security services for the Community. All persons using or occupying any portion of the Community are responsible for their own security and the security of their own property. Neither the Declarant nor the Seller shall be liable in any way on account of loss, damage or injury resulting from lack of security, or the lack of effectiveness of any security measures undertaken. Neither Declarant nor Seller make any representations or warranties, express or implied, including any warranty of merchantability or fitness for any particular purpose, relative to any fire protection system and/or burglar alarm systems, or other security systems, recommended or installed or any security measures undertaken within the Community. For more information, Buyer should refer to the Document Book, or contact the Association.

22.28 Open Area Disclosure. Certain open spaces in the Community may have been dedicated to the Association. The Association may provide landscape maintenance to these areas as called for in the Document Book. Maintenance will consist of regular mowing, irrigation and weed control. Seller makes no commitments or assurances, stated or implied, as to the aesthetic finish-out of the open area landscape. For more information, please refer to the Document Book.

22.29 Future Commercial/Retail Uses. The Community may be located adjacent to properties which will be developed with major commercial and retail uses in the future. The development of such uses adjacent to the Community may increase traffic volumes, noise, outdoor lighting, pedestrian activity and other similar impacts resulting from commercial development.

22.30 Development of Adjacent Property. Seller's current development plans for the Community where the Home and Homesite are located may change and no representations or warranties are made concerning the development of the Community, or any property adjacent to, surrounding, or near such Community. Buyer acknowledges that sales and marketing information may show amenities which may be constructed at the time of purchase, and which may not be included in the final community. Buyer also acknowledges that the responsibility for constructing certain amenities may rest with parties other than Seller, and Seller has no obligation to Buyer to ensure the construction of any such amenities. The terms of this subsection shall survive Closing.

23. Risk of Unauthorized Cyber Access. Certain devices, machines, appliances, equipment or systems ("Devices") which are installed in the Home may include technology that allows such Devices to be accessed through the internet or other wireless technology. These Devices may include, without limitation, virtual assistant and voice activated devices, doorbell monitoring devices, water monitoring systems, remote door access systems (including garage doors), and environmental control systems. These Devices may allow a third party to gain unauthorized access to the Devices and control or access them without the Buyer's knowledge or permission. Additionally, such Devices may be used to propagate malware or gain access to other Devices, the Home, networks, computers and Buyer's data contained thereon. Depending on the technology included, the Devices may also carry a risk that verbal communications may be heard by unauthorized third parties or be inadvertently sent to third parties through a voice-activated Device. Buyer is solely responsible for determining the level of security and protection suitable for all Devices connected to any network in the Home, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate in connection with such Devices, even if such Devices are installed by Seller or at Seller's direction. Seller makes no representation, and shall have no liability, for any data breaches, malware attacks, network intrusions, physical intrusions, privacy intrusions, cyber-attacks, theft, or other risks related to the Devices, even if such Devices are installed by Seller or at Seller's direction.

24. Regulatory and Governmental Approvals. The Community plans have or will be approved by the local governing authorities, as necessary. Future development of the Community may be subject to additional approvals. For more information on the approvals required and pending in the Community, Buyer should contact the local governmental authorities having jurisdiction over the Community.

25. Public Financing of Capital Improvements. The local governing bodies may finance certain capital improvements in the Community, may issue bonds in connection with such financing and may create one or more special tax districts within the Community to provide for repayment of such bonds.

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26. Notice Regarding Potential Annexation. The Homesite may be located outside the limits of a municipality. Therefore, the Homesite may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Homesite is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Community for further information.

27. Public Improvement District Disclosure. The Buyer of this parcel of real property may be obligated to pay an assessment to a municipality or county for an improvement project undertaken by a public improvement district under Subchapter A, Chapter 372, Local Government Code or Chapter 382, Local Government Code. The assessment may be due annually or in periodic installments. More information concerning the amount of the assessment and the due dates of that assessment may be obtained from the municipality or county levying the assessment. The amount of the assessments is subject to change. Buyer's failure to pay the assessments could result in a lien on and the foreclosure of Buyer's property.

28. Prices/Market Values. Seller, and any other builder in the Community, shall have the unilateral right to establish prices for the homes it builds in the Community. Seller and any other builder in the Community may, at its sole discretion, increase or decrease the price or the price per square foot for any home, homesite or option at any time, or offer incentives for sales of homesites and homes, all without notice to Buyer. Once Buyer has signed the Agreement establishing a price for the Home, the prices for any subsequent changes or upgrades to the Home as requested by Buyer, including but not limited to design, floor plan, options, materials or otherwise, are subject to change by Seller until a written and signed agreement on the price is reached by Seller and Buyer for such change or upgrade. Seller makes no representations or warranties that the price for the Home or options in the Home will be increased or decreased for other buyers of identical or similar homes or options. Seller also makes no representations or warranties that changes or options made by Buyer will or will not increase or decrease the market value of the Home, and Buyer understands and agrees that such upgrades or options may not increase or may actually decrease the market value of the Home. The Home is being sold for residential purposes and not as an investment.

29. Variations to Construction. Construction of a home is a unique and challenging endeavor with several thousand components that include both natural and man-made products. Some variations will need to be made during the construction process. Moreover, some fine-tuning will be required after Buyer moves into the Home. New homes will always have a certain amount of shrinkage and cracking during their early lives as materials dry out, soils settle, and the Home "settles in." Seller will address those issues under the terms of the Limited Warranty provided to Buyer.

30. Real Estate Tax Disclosure. Buyer should not rely on the Seller's current property taxes as the amount of property taxes that the Buyer may be obligated to pay in the year subsequent to purchase. A change of ownership or property improvements triggers reassessments of the Home that could result in higher property taxes. Seller is not responsible for communicating any information regarding real estate taxes (current or future) and cannot and will not predict what the taxes on the Home may be. Buyer should confirm any information provided concerning appraisals, tax valuation, tax rates or other tax-related questions with Buyer's personal tax advisor and the local taxing authorities.

31. Environmental Disclaimer. Various environmental related conditions may exist within or near the Home, including, without limitation, radon gas, odors, formaldehyde, mold, pollution from air, water and soil, and/or electro-magnetic fields that are produced from electric lines that are at or near the Home. The Texas Department of Health and the United States Environmental Protection Agency have expressed concern that prolonged exposure to high levels of radon gas and/or formaldehyde may result in adverse effects on human health. The Seller makes no warranties or representations regarding any such environmental related condition(s) within or near the Home. Prior to closing, Buyer shall have the opportunity, at Buyer's cost, to conduct such inspections and tests as reasonably necessary for Buyer to determine whether the environmental matters and risks related thereto, if any, are acceptable to Buyer. Buyer shall obtain Seller's written approval prior to conducting any inspections or tests and Buyer hereby releases Seller from any and all liability and claims with respect to the presence of environmental pollutants.

32. Indoor Environmental Quality Disclosure. There are many different types of indoor environmental contaminants, such as pet dander, dust mites and mold. Molds and other potential contaminants have been a part of our environment for millions of years. Contaminants are everywhere, indoors and outdoors. Therefore, everyone is exposed to some contaminants on a daily basis without evident harm. Due to a number of factors, including the fact that sensitivities to various types of molds and other potential contaminants vary from person to person, there are no state or federal standards concerning acceptable levels of exposure to mold. According to the Consumer Product Safety Commission and the American Lung Association, some diseases or illness have been linked with biological pollutants in the indoor environment, including some forms of mold. However, many of these conditions also have causes unrelated to the indoor environment. Therefore, it is unknown how many potential health problems relate exclusively to poor indoor air. Buyer should determine for himself/herself whether Buyer, Buyer's family members or any other individuals who will occupy or use the Home have special needs or increased risk to these conditions. Buyer should carefully monitor the conditions in the Home for mold growth and other contaminants.

When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture.

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There are many ways to help control moisture in and beneath the Home.  The U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association and others recommend taking measures such as those listed below to help control moisture in and beneath the Home. The following list is not meant to be all-inclusive.

○	Fix leaking plumbing and any other source of unwanted water immediately.

○	Maintain proper indoor humidity. Equipment that conditions the air, such as air conditioners, humidifiers and ventilation systems must be operated year round.

○	Raise the temperature in areas where moisture condenses on surfaces and open doors between rooms to increase air circulation in the Home, including doors to closets.

○

Have major appliances, such as furnaces, heat pumps, central air conditioners, window air conditioning units, ventilation systems and furnace attached humidifiers inspected, cleaned and serviced regularly by a qualified professional.

○	Clean and dry refrigerator, air conditioner and dehumidifier drip pans and filters regularly and make sure that refrigerator and freezer doors seal properly.

○	Keep water away from the foundation of the Home by maintaining required slopes, drainage and keeping plantings and sprinklers the proper distance from the Home.

○	If there is a sump pump in the Home, inspect it regularly to ensure that it is properly operating.

○

If there is a crawl space or structural sub-floor, inspect the ground beneath the floor on a regular basis to make sure there is no standing or excessive water. If there is standing or excessive water, seek professional assistance to remove the water. If Buyer is interested in finishing the basement, only do so after consulting an expert to determine the suitability of the basement for a finished area.

The following are suggestions that may assist Buyer in preventing and addressing mold growth in the Home.

○	It is important that Buyer responds promptly when Buyer sees signs of moisture or mold.

○	Do not allow moisture to stand or make contact with carpet, furniture and cellulose-based materials, such as wood, drywall or other non-tile, non-plastic or non-metal materials.

○	Dry all water damaged areas and items immediately to prevent mold growth.

○	If mold develops, clean up the mold by washing off hard surfaces with detergent and water and completely dry the surface.

○	Depending upon the nature and extent of the mold infestation, trained professionals may be needed to assist in the remediation effort.

○	Mold that is not properly and adequately removed may reappear.

Proper maintenance and cleaning of the Home is the responsibility of each homeowner and will lessen the potential for water intrusion and help to control indoor environmental contaminants. Further, it is the responsibility of each homeowner to monitor their Home on a continual basis for excessive moisture, water and mold accumulation. If Buyer discovers accumulation of water or moisture in, around or under the Home, Buyer should immediately seek to control the source of the water or moisture. Failing to control the source could result in additional damage and the growth of mold. Plumbing leaks and water penetrations that are covered by the Limited Warranty, if any, during the term of the Limited Warranty must be reported to Seller immediately. If the Limited Warranty has expired or does not cover the specific problem, Buyer should not delay in having professionals address the problem. Seller will not be responsible for, and Buyer agrees to indemnify and hold harmless Indemnified Parties from and against all Claims in connection with, water-related damages, including personal injuries or property damage caused by mold, but only to extent that the damages are caused by (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home caused by improper construction.   Buyer also agrees to waive all rights of subrogation for damages resulting from water-related damages, mold growth, any personal injuries, or any remediation resulting from (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home caused by improper construction.

33. Installation of Swimming Pool and/or Decking. Buyer understands and acknowledges that should Buyer choose to install a swimming pool, decking and/or landscaping at the Home, that this installation could have an adverse impact with regard to the Home's foundation and could void the Limited Warranty on Buyer's Home. Specifically, Seller has constructed the Home in accordance with recommendations of a geotechnical engineer that requires positive drainage away from the Home. The installation of a swimming pool, decking and/or landscaping without providing for positive drainage away from the foundation of the Home could result in serious impacts on the Home's foundation. This could result in a voiding of the Limited Warranty on the Home. For additional information, Buyer should refer to the Limited Warranty. Further, should Buyer choose to install a swimming pool, decking and/or landscaping at the Home, Buyer acknowledges that it may be necessary to relocate certain electrical lines that run underground and Buyer agrees to be solely responsible for any and all costs associated with the electrical lines (whether relocation or otherwise). Buyer further hereby acknowledges that:

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33.1 Buyer is responsible for maintaining proper grading and drainage of the Home.

33.2 Buyer is responsible for ensuring that any installation of a swimming pool, decking and/or landscaping does not adversely impact and shall properly maintain the grading and drainage of the Home.

33.3 The installation of a swimming pool, decking and/or landscaping could result in serious impacts on the Home's foundation and could void the Limited Warranty on the Home.

33.4 Buyer is solely responsible for any and all costs associated with the potential impact of the installation of a swimming pool, decking and/or landscaping on the electrical lines at the Home (whether relocation or otherwise).

34. Construction and Sales Activities. BUYER ACKNOWLEDGES THAT SOME AREAS OF THE COMMUNITY MAY BE UNDER DEVELOPMENT FOR AN EXTENDED TIME. INCIDENT TO THE DEVELOPMENT PROCESS, THE QUIET ENJOYMENT OF THE COMMUNITY MAY BE UNAVOIDABLY INTERFERED WITH TO SOME EXTENT BY THE CONSTRUCTION OPERATIONS. Construction, development and sales activities in the Community will likely occur after Buyer has taken occupancy of Buyer's Home. Depending upon Buyer's sensitivities, this may result in some inconvenience to Buyer and Buyer's family and guests due to increased noise, dust, road closures, operation of the model homes and sales offices, and other activities. Construction activities can occur at various hours throughout the day, and sales activities can result in additional traffic and visitors throughout the Community, particularly before the Community is completely built out. Neither Seller nor any other builder that may be active in the Community can guarantee that Buyer will not be affected or impacted as a result of the overall construction and development of the Community. Seller gives no guarantees or assurances on the active time of the Community model homes. Homesites across the street or next to the model homes may remain undeveloped until Seller determines that these homesites are no longer needed for marketing purposes.

34.1 Views. Future development and construction activities within, adjacent to, or near the Community can and will modify the view from homesites (including but not limited to the Homesite). Trees and other foliage may be added or removed from lots or common areas of the Community. Additional housing and other improvements will be added within the Community, and may be added near or adjacent to the Community. Because future development and construction activities within, adjacent to, or near the Community will modify views from homesites, Seller does not warrant or guarantee any existing views will be maintained in the future relative to the Home.

35. Landscaping.

35.1 Trees and Foliage. The Community may contain numerous native trees of various sizes and varieties. While Seller has taken great care during the planning and construction of the Community to save trees, future development and construction will require the removal of additional trees, shrubs and other foliage and, therefore, Seller does not guarantee the preservation of any trees, shrubs, ground cover or other foliage in the Community or Buyer's Homesite, and cannot be responsible for short or long-term damages to foliage due to construction or development activities. Seller makes no representation or warranty that trees on the Homesite being purchased or any other homesite or common area in the Community will not be removed. Buyer acknowledges that the condition of any trees on the Home will have no effect on any premiums that may have been charged due to size or location of the Home. All care and maintenance of foliage on an individual homesite is the responsibility of the homeowner, and Seller does not guarantee or warranty the survival of any foliage. Buyer understands that trees located in the undeveloped areas of the Community and those situated on adjacent properties may be cleared as development progresses into future phases. The Document Book may contain restrictions regarding the removal of any tree over a certain size. In addition, the local governmental authorities having jurisdiction over the Community may have adopted certain tree ordinances regulating the removal of any tree over a certain size. Buyer should contact the Association or the local governmental authorities having jurisdiction over the Community to ensure that its regulations are adhered to.

35.2 Sodded Parkway. Buyer acknowledges and agrees that the sodded parkway, if any, may not contain irrigation. Buyer further acknowledges and agrees that this area may require additional watering and that this is Buyer's responsibility.

35.3 Maintenance of Greenbelt. Buyer acknowledges and agrees that the Community may contain a greenbelt and/or pond areas that are owned and controlled by the Association and/or developer. Maintenance of these areas is currently handled by the Association and/or developer.

35.4 Landscaping Disclosure and Warranty. All grading, fill, removal of existing trees and shrubs and control of water flow will be performed and completed at Seller's sole discretion. Seller's landscape package shall be limited to the features reflected in Seller's Feature Sheet, and shall be subject to the following:

35.4.1 Rough grading of the yard will conform to natural contours, the grading plan for the Community, and will direct flow of water away from the Home's foundation.

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35.4.2   Final grade of Homesite will remove large surface rocks only.

35.4.3    Seller does not warrant any of the landscaping or any of the natural or existing trees and shrubs. Seller will not be responsible for water damage resulting from natural erosion or erosion caused by changes in grade by Buyer or any owner of the Home. Due to the fact that Seller cannot control the care of landscaping and ground cover installed at the Home, Seller offers no warranty on such items. It will be important that Buyer carefully inspect all shrubs, trees and ground cover at the time of Buyer's New Home Orientation in order to insure satisfaction. Once Buyer has closed on the Home, it will be Buyer's responsibility to care for and to protect all such items from disease, acts of nature and other such damage.

36. Disclosures Affecting the Home.

36.1 Washing Machine/Drain Pan. If the utility room in the Home is located on the second floor, it may be difficult to maneuver the washer and dryer into the utility room. Buyer understands that the washing machine must be lifted approximately three (3) inches off the floor and placed into the washing machine drain pan. The washing machine drain pan can be damaged if the appliance is not installed correctly. It is Buyer's responsibility to ensure proper installation of the washer and dryer.

36.2 Engineered Flooring. Buyer understands that the subfloor supporting the second story, if any, was designed using standard live and dead loads. These designs are not intended to support high point-load items such as waterbeds or pool tables. The placement of waterbeds, pool tables, or any other high point- load furniture on the second story will void the warranty on the floor system including, but not limited to, floor pops or squeaks, sheetrock cracks, humps or dips, and unlevelness.

36.3 Attic Disclosure. Buyer acknowledges that the attic system contains designated areas for attic storage. Placing items in the attic for storage in non-designated areas is strongly discouraged and not recommended and can result in damage to the Home for which Seller is not liable.

36.4 General Cabinet Disclaimer. Buyer acknowledges that the cabinets may have characteristics that can affect the coloring and shading of the finished cabinets. These variances include, but are not limited to, staining color and shading variances. Buyer acknowledges that Seller will not be responsible for any variances in the color, shading, etc. of these cabinets and no alterations or changes will be made to the cabinets regarding these cosmetic issues. Buyer further acknowledges that Seller will only address workmanship issues with regards to the kitchen cabinets.

36.5 Wallpaper Disclosure. Except as is expressly reflected in the Feature Sheets for the Community in which the Home is located, the Home will not be furnished with interior wallpaper. Furthermore, since the walls will not be finished with interior wallpaper, Buyer acknowledges that such walls will be textured and painted in lieu of any wallpaper consideration.

36.6 Insect Disclosure. The Home is being constructed with pressure treated base plates and a plastic moisture barrier. The primary function of these materials is to resist moisture decay. In addition, these applications can lessen the ability of wood-destroying insects to damage the Home.

36.7 Garages. Garage sizes and heights may vary from home to home and may not accommodate all vehicles. It is not uncommon for floor plans to change during actual construction of the Home. Specific homesite conditions or local ordinances may determine the (i) location of safety bollards intended to protect plumbing or mechanical systems located inside the garage and/or (ii) design of steps from the garage to the Home thereby affecting the usability of interior garage space available for parking vehicles. Further, Buyer acknowledges and agrees that stated floor plan dimensions and square footages are approximate and should never be relied upon as the actual as-built size of the garage; modifications to floor plan dimensions and square footages shown in sales materials may occur for many circumstances, without notice to or consent of Buyer, including but not limited to, inclusions of options and upgrades, actual field conditions and governmental agency requirements.

Buyer should further be aware that the garage orientation is predetermined by Seller. This decision is based on engineering, easements, and utility considerations, as well as maximizing the Homesite and the appearance of street scene in the Community.

36.8 Gang/Cluster Mailboxes. Buyer hereby acknowledges that the mailboxes serving the homes in Community may be installed as "gang/cluster mailboxes" in the Community common areas and in such event individual mailboxes will not be installed separately on Buyer's Homesite or on any other individual homesites in the Community. Neither Seller nor the Association will be responsible for any issues whatsoever, including any inconvenience to Buyer which might result from the location, installation, maintenance and use of gang/cluster mailboxes, or the delivery and pick up of mail to and from such gang/cluster mailboxes in the Community, as may be required by the United States Postal Service.

37. Burning of Candles. Burning of candles inside the Home can cause severe damage to carpet, walls, clothing, furniture and everything else in the Home. The damage resulting from candle burning may be affected by the number and/or type of candle(s) burned. Buyer understands that Seller will not warrant or remedy the effects of candle burning and will not be responsible for any damage done to the Home, or the contents thereof, due to candle burning. This unwarranted damage includes, but is not limited to, soot build-up, discoloration, "shadowing" and streaking. Seller explicitly states that candles should not be burned inside of the Home.

Austin, Texas (06-AUG-21)

38. Access Prior to Closing. Buyer acknowledges and agrees that Buyer may not: (i) store an item on or in the Homesite prior to closing; (ii) install any item on or in the Home or Homesite prior to closing such as speaker wire, flatwork, interior or exterior paint, landscaping, etc.; or (iii) park in the driveway of the Home or any home under construction.

39. Statements Made by Sales Staff and Brokers. Seller wants to ensure that Seller and Buyer are in full agreement on all terms and conditions relating to the Agreement. To best ensure that there are no misunderstandings, Buyer should ensure that all terms and conditions (including all statements, representations, or understandings upon which Buyer relies in purchasing the Home) are set forth in writing in the Agreement. If there are any statements, representations or understandings which are made by a sales staff person or any other representative of Seller which are material to Buyer's decision to purchase, Buyer should insist that any such statement, representation or understanding is put in writing and contained in the Agreement. Seller reserves the right to reject the Agreement notwithstanding the inclusion of any such item in the Agreement.

40. Addendum not a Substitute. Buyer acknowledges and agrees that this Addendum is not a substitute for reading the entire Document Book. For a more detailed explanation of any section contained in this Addendum, refer to the Document Book.

41. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

42. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

43. Entire Agreement. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Austin, Texas (06-AUG-21)

ADDENDUM FOR NATURAL AND MANMADE PRODUCTS

THIS ADDENDUM FOR NATURAL AND MANMADE PRODUCTS (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the Eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Exterior Brick and Natural Stone Flooring and Countertops. Natural stones ("Natural Stone") and bricks ("Brick") with varying colors and mineral compositions are found in quarries throughout the world. Natural Stone and/or Brick including, without limitation, marble and granite stone types, are therefore products of nature and vary in color, markings, shade, and texture. Buyer acknowledges that neither Natural Stone nor Brick is uniform and that Seller can make no guarantees regarding the color, markings, shade, and texture of the Natural Stone or Brick to be used in the Home. Buyer further acknowledges and Seller makes the following disclosures regarding the Natural Stone to be used/installed in Buyer's Home:

2.1 Cleaning. Care should be exercised when cleaning Natural Stone. No chemicals should be used to clean stone other than those cleaners specifically designed to clean Stone.

2.2 Natural Inconsistencies. Natural Stone contains natural inconsistencies which will be present in Natural Stone flooring and/or countertops in the Home; such natural inconsistencies are normal and are not defects.

2.3 Edges and Corners. There may be changes in the patterning of Natural Stone from one edge or corner of the flooring or countertop to another edge or corner; such changes in patterning is normal and is not a defect.

2.4 Fissures and Pits. Natural Stone may contain fissures and pits that occur naturally and may appear as a small hole or recess; such fissures and pits are not cracks or defects.

2.5 Spots, Freckles, and Rust. Spots, freckles, and/or rust may appear in Natural Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Natural Stone; such spots, freckles, and rust are not defects.

2.6 Seams. Natural Stone is almost never seamless due to the techniques employed to cut the slab of Natural Stone in a way that preserves the maximum beauty of such Natural Stone. Pieces of Natural Stone must therefore be fitted together and the Natural Stone used in the Home will not be seamless and may have visible seams, which are not defects.

2.7 Wallboard and Plaster. Natural Stone is cut by machine to be straight. Irregularities occurring in the Home may mean that the installer has to force pieces of Natural Stone into the wallboard or plaster during installation to compensate for the irregularities. Shims, caulking and putty may be used to fill imperfections in walls and floors in order to install Natural Stone flooring and countertops. There may be such shims, caulking and/or putty in the Natural Stone used in the Home, which shims, caulking and/or putty are used to enhance the installation and are not defects.

2.8 Staining. Natural Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

2.9 Sink Cabinet. The cabinet directly under the sink may be six (6) inches larger than the sink, as a sink of larger size will preclude adjustment of seams and edges of Natural Stone countertop and may result in a deterioration of the Natural Stone countertop.

3. Mortar and Selection of Color and Type of Brick or Natural Stone. Buyer acknowledges that only one color of mortar is available, and that there are no other colors from which to choose. Buyer further acknowledges that the Brick and/or Natural Stone types selected by Buyer, or that has been selected prior to Buyer's purchase of Home, is final and that no deviations are allowed.

4. Cabinet Stain Color. Cabinet stain colors may vary from home-to-home as well as from cabinet-to-cabinet. Buyer acknowledges that same and/or similar types of wood are not man-made and, as such, variations in grain, knots, color, texture and overall appearance may occur. Buyer further acknowledges that stain color on handrail variations may and sometimes do occur due to the aforementioned factors.

5. Manmade Products. The Home may include one or more of the following manmade products: carpet, tile and wood flooring; wall and pool wet area tiles; wood cabinets; cultured marble tubs, sinks and countertops; roof tiles; stamped concrete and paver driveways. Buyer acknowledges and agrees that shade variations are inherent in manmade products. Colors of actual manmade products may vary from samples or catalogues and slight color variations may exist from different product runs. Buyer acknowledges that Seller makes no representations or guarantees regarding the color, markings, shade, and texture of the manmade products, or to the suitability or maintenance of any manmade products in the Home. Buyer acknowledges and Seller makes the following disclosures regarding the manmade products to be used/installed in the Home.

Oklahoma and Texas (05-OCT-22)

5.1 Bathroom Fixtures. There may be a variation in shading between bathroom fixtures within the same room, including commodes, sinks, countertops, tubs, and towel bars.

5.2 Exterior Finish. Seller may provide an exterior decorative finish with a painted surface. The exterior decorative coating is not a waterproofing material. The proper application of paint and caulking of joints over cement based material and decorative wood components provide for the moisture resistant qualities of the exterior surface of the Home. Buyer acknowledges that repainting of the Home will likely be required at least every five years.

5.3 Ceramic Tile. Normal slab settlement may crack ceramic tile and the physical characteristics are conducive to chipping after installation by a number of different causes; subsequent chipping and cracking is unavoidable and not a warrantable item. Buyer will have the opportunity to inspect the Home prior to Closing and Seller requests that Buyer examine any tile floor closely at this time.

5.4 Wooden Laminate Cabinets. Wooden laminate cabinets are a popular selection of cabinetry in the home building industry. As the technological and manufacturing processes continue to emerge, what may appear to be a particular species of wood, (i.e., birch, oak, walnut, etc.) may in fact be a veneer over a composition product; stained and finished to resemble a specific species of wood. Buyer acknowledges that wooden laminate cabinets may be manufactured with various manmade products and/or product names used in the manufacturing process. As with other natural materials, wooden laminate cabinets will be affected by environmental factors such as natural and artificial lighting, so Buyer may see the color of such cabinets gradually change and mellow over time. Seams will be visible in the framework of all face frame cabinets, if applicable.

5.5 Paver Driveway and Walk. Pavers are an interlocking system supported by the existing earth. White mason sand is used to space the pavers and is meant to wash out in a short time. Pavers are not meant to have grout or mortar joints. Variations in the plane or levelness are expected and normal. The vast majority of elevation variances occur during the first year following installation. Buyer acknowledges that the pavers used to construct the Home's driveway and walk may be rustic, and no two paving stones are identical in color, texture or finish. Due to normal manufacturing, shipping, handling and installation, pavers may have abrasions, marks and minor staining. Normal weathering can also change the color and texture of the pavers. The most popular finish to be applied to paving stones is a clear sealer. Sealing also helps reduce effervescence, weathering, the penetration of permanent stains and normal wear and tear. The sealing of pavers is a normal maintenance function. Buyer should have a professional install any sealer. Seller recommends that Buyer not install any sealer until Buyer has occupied the Home for thirty (30) days to allow pavers to properly cure. Buyer further acknowledges that the paving stones at the models have not been sealed and have been left in their original condition.

6. Manmade Stone. At the option of the Buyer, the Home may include Manmade Stone ("Manmade Stone") on the exterior of the Home. Buyer acknowledges and Seller makes the following disclosures regarding the Manmade Stone to be installed on the Home: the Manmade Stone is (i) not a naturally-occurring stone and (ii) is not a waterproofing material. Buyer further acknowledges and Seller makes the following disclosures regarding the Manmade Stone to be used/installed as part of the Home:

6.1 Seller may provide an exterior decorative finish with a painted surface. The exterior decorative coating is not a waterproofing material. The proper application of paint and caulking of joints over cement based material and decorative wood components provide for the moisture resistant qualities of the exterior surface of the Home. Buyer acknowledges that repainting of the Home will likely be required at least every five years.

6.2 Buyer acknowledges and agrees that shade variations are inherent in Manmade Stone. Colors of the Manmade Stone may vary from samples or catalogues and slight color variations may exist from different product runs. Buyer acknowledges that the Manmade Stone is not uniform and Seller makes no representations or guarantees regarding the color, markings, shade, and texture of the Manmade Stone, or to the suitability or maintenance of any Manmade Stone that is made a part of the Home.

6.3 Care should be exercised when cleaning Manmade Stone. No chemicals should be used to clean Manmade Stone other than those cleaners specifically designed to clean Manmade Stone.

6.4 Spots, freckles, and/or rust may appear in Manmade Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Manmade Stone; such spots, freckles, and rust are not defects.

6.5 Manmade Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Manmade Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

7. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Oklahoma and Texas (05-OCT-22)

8. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

9. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

CONNECTED HOME ADDENDUM

THIS CONNECTED HOME ADDENDUM (this "Addendum") is, by this reference, made part of the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community") and applies to Units/Homes (hereinafter "Homes") built under Lennar's Home Automation Program.

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Seller Does Not Provide Internet Connectivity. Buyer is responsible for engaging an outside service provider to provide internet connectivity to the Home. All such service providers are third parties operating outside of Seller's control and Seller makes no representations regarding any such providers or any services provided by or through same. All contracts and service agreements relating to internet connectivity are between the Buyer and third parties, and Seller shall have no liability or responsibility in connection with such agreements or services.

THE BUYER UNDERSTANDS AND ACKNOWLEDGES THAT THE BUYER IS SOLELY RESPONSIBLE FOR DETERMINING THEIR INTERNET BANDWIDTH REQUIREMENTS. WIRELESS EQUIPMENT PRE-INSTALLED IN THE HOME ONLY PROVIDES CONNECTIVITY INSIDE THE HOME. SELLER HAS NO CONTROL OVER, AND IS NOT RESPONSIBLE FOR, CONNECTION SPEEDS BETWEEN THE HOME AND THE INTERNET, OR THE RELIABILITY OF SUCH CONNECTIONS, OR ANY CONNECTIVITY, RELIABILITY, OR BANDWIDTH ISSUES ARISING FROM OUTSIDE THE HOME OR FROM THE BUYER'S INTERNET SERVICE PROVIDER. THE BUYER ALSO ACKNOWLEDGES THAT CERTAIN ACTIVITIES MAY REQUIRE CONNECTION SPEEDS THAT ARE GREATER THAN THAT SUPPORTED BY WIRELESS TECHNOLOGIES. IF THE BUYER REQUIRES HIGHER SPEEDS A WIRED CONNECTION MAY BE REQUIRED IN ADDITION TO ANY PRE-INSTALLED WIRELESS EQUIPMENT.

3. Wireless and Internet Devices.

3.1 Devices. Pursuant to the Agreement, Buyer shall receive certain machines, appliances, equipment, systems and wireless and/or internet devices ("Smart Devices") with the purchase of the Home. Seller reserves the right to, without notice, change or substitute Smart Devices, which in Seller's opinion are considered to be of quality substantially similar or equal, or are of better quality, subject to their availability.

3.2 Device Warranties. Smart Devices are subject only to manufacturer warranties, and Seller makes no warranties or representations regarding them. Seller shall have no liability for any manufacturer or third party warranties relating to any Smart Devices. Physical network wiring in the Home will be treated in the same manner as other wiring installed in the Home.

3.3 Security, Privacy and Data Breach. To the extent any Smart Devices include any security features or capabilities, the devices may be pre-configured with factory-default security settings. To the extent any such device is not configured, the Buyer is responsible for all configuration and settings. Seller makes no representations or warranties regarding the security of any Smart Devices or the effectiveness or sufficiency of any default settings, configured settings, or security features provided by such equipment, including effectiveness or sufficiency against attacks or intrusions with respect to Buyer's safety or privacy. Buyer is responsible for selecting and using strong passwords, controlling access to those passwords and the devices themselves, and for any changes to security settings, passwords or configurations after the date of the Closing.

3.4 Buyer's Requirements, Buyer's Devices, and Third Party Devices. Seller makes no representations that any wireless equipment or network will be sufficient to meet the Buyer's needs or requirements. As between Buyer and Seller, configuration, operation, and use of all third party internet connectivity equipment, all Buyer and third party supplied devices and equipment connected to any in-home network by or on behalf of the Buyer are subject only to manufacturers' warranties, and all related services and agreements are entirely the Buyer's responsibility and are entirely at the Buyer's own and sole risk. Seller makes no warranties or representations regarding the Smart Devices or any consequences thereof (including, without limitation, any personal injury or property damage caused by, or related in any manner to, the malfunction thereof), and Buyer shall be solely responsible for monitoring any alerts received on any application that are related to the performance of any Smart Device.

3.5 Risk of Unauthorized Cyber Access. Certain Smart Devices which are installed in the Home may include technology that allows such devices to be accessed through the internet or other wireless technology. A third party may gain unauthorized access to the Smart Devices and control or access them without the Buyer's knowledge or permission. Buyer is solely responsible for determining the level of security and protection suitable for all Smart Devices connected to any network in the Home, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate. Seller makes no representation, and shall have no liability, for any data breaches, malware attacks, network intrusions, physical intrusions, privacy intrusions, cyber-attacks, theft, or other risks related to the Smart Devices, even if such Smart Devices are installed by Seller or at Seller's direction.

3.6 Activation and Post-Activation Support. The Smart Devices and related software require, among other things, Buyer to download and use the Smart Devices' mobile applications and at least one active mobile device that is available for use. Each third party manufacturer, and not Seller, will be responsible for providing support to Buyer in connection with the applicable Smart Device. Seller makes no representations or warranties regarding the support provided by such third party manufacturer, including any monitoring. Buyer's jurisdiction may require permitting, including a permit fee, for Buyer to obtain professional monitoring of certain Smart Devices, in which case Buyer shall be responsible for obtaining such permit and paying such fee.

NATIONAL STANDARD (14-JAN-21)

4. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

5. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

6. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (14-JAN-21)

CLOSING DATE ADDENDUM

THIS CLOSING DATE ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III(collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to this Agreement, which are hereby incorporated by this reference.

2. Closing Date. Buyer and Seller desire to amend the above referenced Agreement as agreed as follows:

2.1 Buyer agrees that all pricing, incentives, promotions are contingent upon the Home closing and loan funding on or before .

2.2 Buyer agrees to make formal loan application within three (3) business days after the date of the Agreement.

2.3 Buyer understands and agrees that failure to close on or before will constitute a breach of contract and the Agreement including all addenda will become null and void.

2.4 The Buyer may then be cancelled or transferred at Lennar's discretion from the following address, 283 Gabbro Gardens San Marcos TX 78656, to another Home at current pricing and the property referenced herein will be placed back on the market and made available to sell.

3. Closing Date Postponement. Notwithstanding the foregoing and subject to the provisions of Section 3 of the Agreement, if this Agreement is contingent upon the Buyer obtaining mortgage loan financing to complete the purchase of the Home, Seller shall agree to postpone the closing date identified in paragraphs 2.1 and 2.3 of this Addendum to the extent such postponement is required in order for Buyer's Lender to meet any waiting period required under the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule. In such event, Buyer will not be in breach of the Agreement, however, Buyer will be required to close immediately following the postponement period at a date and time selected by Seller in accordance with the terms of the Agreement and this Addendum. In the event that Closing is postponed for the reasons set forth in this paragraph, Seller shall have no liability to the Buyer for failure to deliver the Home on the closing date identified in this Addendum.

4. Counterparts. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Addendum to the other party.

5. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Austin, Texas (29-NOV-22)

6. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Austin, Texas (29-NOV-22)

Affiliated Business Arrangement Disclosure Statement

BUYER: Sammie Francis Joseph III

REFERRING PARTY/SELLER: Lennar Homes of Texas Sales and Marketing, Ltd.

PROPERTY: 283 Gabbro Gardens San Marcos TX 78656

DATE: 3/8/2023

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation (i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC and Lennar Title, Inc.; (ii) indirectly has a 20% ownership interest in North American Title Insurance Company; (iii) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (iv) indirectly has a minority ownership interest of less than 5% in Opendoor Labs, Inc. In addition, if you choose to use Lennar Insurance Agency, LLC for insurance services for your new home, Lennar Insurance Agency, LLC may outsource certain services to be performed by Blend Insurance Agency, Inc. Lennar Corporation indirectly has a minority ownership interest of less than 1% in Blend Insurance Agency, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/Estimated Range of Charges

MORTGAGE Lennar Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges or range of charges (not all of the charges may apply):

Description of Settlement Service	Range of Charges

Origination Charges
% of Loan Amount (Points)	0% - 4% (of the loan amount)
Loan Origination Fee	0% - 2% (of the loan amount)
Courier/Messenger Fee	$0 - $50
Shipping and Funding Fee	$0 - $500
Document Preparation Fee	$0 - $500
Processing Fee	$0 - $1,000
Signing Agent Fee	$0 - $500
Tax Service Fee	$0 - $25
Underwriting Fee	$0 - $1,000
Wire Transfer Fee	$0 - $50
Appraisal Fee Paid to Appraiser	$0 - $800
Final Inspection Fee Paid to Appraiser	$0 - $500
Flood Certification Fee Paid to Outside Company	$0 - $8
Survey Fee Paid to Outside Agency	$0 - $942
Attorney Fee Paid to Attorney	$0 - $500

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

Texas (28-SEP-21)

Affiliated Business Arrangement Disclosure Statement

TITLE

Lennar Title, Inc. provides closing services and title insurance through numerous underwriters, one of which is North American Title Insurance Company (NATIC). The following are estimated charges or range of charges for the settlement services listed:

Description of Settlement Service	Range of Charges

Owner's Policy:	$832 for the first $100,000 of purchase price and $5.27 for every $1,000 over the first $100,000

Owner's Policy over $1MM:	$5,575 for the first $1,000,000 of purchase price and $4.33 for every $1,000 over the first $1,000,000

Loan Policy with Owner Policy (per loan)	$100

Loan Policy without Owner Policy:	$832 for the first $100,000 of loan amount and $5.27 for every $1,000 over the first $100,000

Owner Policy Endorsements	$0 - $500*

Loan Policy Endorsements (per loan):	$115 - $300*

Title Services Fee:	$375 - $1,000

Guaranty Association Recoupment Charge/ Guaranty Fee:	$2.00 to $5.00 per policy
Document Delivery Fee:	$30 to $50
E-Record Fee: Attorney Document Preparation Fee: Notary Services: Tax certificate:	$3.00 to $5.00 per document $75 - $200 $100 to $300 $20 to $30

*Fees will differentiate based upon the liability and coverages required or requested by the insured.

INSURANCE

Lennar Insurance Agency, LLC (Lennar Insurance Agency) is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Lennar Insurance Agency has a contractual arrangement with Blend Insurance Agency, Inc., a sub-producer, to provide certain services in connection with providing such insurance products. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance Flood Insurance	0.2% - 2.5% of purchase price amount 0.1% - 0.5% of purchase price amount

NOTE: The above premium ranges for homeowner's/hazard and flood insurance are from Lennar Insurance Agency. If enhancements to the standard policy such as increased limits, scheduled articles, and/or earthquake coverage are required, the premium may increase. Actual quote and acceptance by Lennar Insurance Agency is subject to Lennar Insurance Agency's application of their underwriting guidelines, including but not limited to verification of your credit score and previous loss history. Of course, the cost of your insurance may vary due to many factors including, without limitation, the size, location and cost of your home.

Texas (28-SEP-21)

Affiliated Business Arrangement Disclosure Statement

SALE OF EXISTING HOME Opendoor Labs, Inc. d/b/a Opendoor offers programs to buy existing homes from homeowners

Description of Settlement Service	Range of Charges*
Opendoor Service Charge (real estate transaction cost associated with purchase of home)	6% - 16% of home sales price

* The amount of the Opendoor Service Charge varies based on the individual property and current market conditions and does not include any upfront repair costs that may be required. There will also be other closing costs imposed by third parties related to the settlement of the sale. Contact Opendoor to obtain an offer that includes an estimate of all anticipated charges.

Acknowledgment

I/we have read this notice and understand that the Seller is referring me/us to purchase the above described settlement services and may receive a financial or other benefit as a result of this referral.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER: Lennar Homes of Texas Sales and Marketing, Ltd.

Authorized Agent of Seller - Kody Walker
Date 3/8/2023

Texas (28-SEP-21)

ENERGY ADDENDUM

THIS ENERGY ADDENDUM (this "Addendum") is, by this reference, made part of the Purchase and Sale Agreement (the "Agreement") dated as of the Eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Energy Claims. In the marketing of the Home/Unit, certain verbal or written statements may have been made, including but not limited to statements contained in advertising and marketing material, relating to the energy efficiency, energy consumption, energy savings or energy costs of the Home/Unit. Buyer acknowledges that any such statements were estimates only and were developed by third parties based upon the design of the Home/Unit and/or various indices. Actual Home/Unit energy savings will vary due to, among numerous other factors, construction variances, floor plan, occupancy, appliance usage, thermostat settings, weather conditions, maintenance and orientation of the Home/Unit. Seller provides no guarantee of savings that will be achieved by each homeowner.

3. HERS Index. Based on an analysis of the home's plans, a third party Home Energy Rater uses an energy efficiency software package to perform an energy analysis of the home's design. This analysis yields a projected, pre-construction HERS ("Home Energy Rating System") Index. The HERS Index is a scoring system established by the Residential Energy Services Network ("RESNET") in which a home built to the specifications of the HERS Reference Home (based on the 2006 International Energy Conservation Code) scores a HERS Index of 100, while a net zero energy home scores a HERS Index of 0. The lower a home's HERS Index, the more energy efficient it is in comparison to the HERS Reference Home. Each 1-point decrease in the HERS Index corresponds to an estimated 1% increase in energy efficiency compared to the HERS Reference Home. For any home with a HERS Index rating, the Buyer understands and agrees that the rating is not to be construed as a guarantee of energy savings or consumption levels. Seller makes no representations or warranties regarding the accuracy of the HERS Index.

4. Certification Program. In connection with the sale of the Home/Unit, Seller may have used a third party to certify that the Home/Unit was designed to certain guidelines ("Certification Program"). Seller makes no representations or warranties regarding any aspect of the Certification Program. Buyer acknowledges that the third party estimate is based upon analytical methods and not necessarily testing of the Home/Unit.

5. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (01-DEC-21)

APPRAISAL CONTINGENCY ADDENDUM

THIS APPRAISAL CONTINGENCY ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") entered into as of the eighth day of March, 2023, between Sammie Francis Joseph III ("Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference.

2. Contingency. This above referenced Agreement is contingent upon an independent appraisal as follows:

2.1. Buyer has elected to obtain a mortgage loan from Lender (as defined in the Agreement) to finance the transaction contemplated by the Agreement. Buyer understands that the amount of the mortgage loan provided by Lender is subject to the Lender's "loan to value" ratio, which is the percentage of the mortgage amount in relation to the appraised value of the Property as determined by the Lender's appraisal. The Lender's appraisal of the Property at the then current market conditions at the time of Closing may not equal the Total Purchase Price.

2.2. Buyer understands and agrees that any entry by Buyer or Buyer's appraiser shall be done at Buyer's risk and in compliance within all of Seller's safety guidelines and federal, state and local safety laws and regulations, and as required by the Agreement and other Addenda to the Agreement, which remain in full force and effect.

2.3. If the Property does not appraise at or above the Total Purchase Price, then Buyer has the option of (i) terminating this Agreement, whereupon Seller may retain, in Seller's sole and absolute discretion, all or a portion of the Buyer's earnest money or (ii) proceed to Closing and be obligated to pay the difference at Closing. If Buyer elects (i) above, Seller shall be entitled to terminate the Agreement and retain the Deposit as agreed upon liquidated damages for taking the Property off of the market and for Seller's carrying costs and associated marketing and administrative costs. The parties acknowledge that Seller's actual damages in the event of a breach or default by Buyer under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. The parties further agree that the amount of liquidated damages is fixed and agreed to as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. If Buyer elects (ii) above, under no circumstance shall the Buyer be excused from performance under this Agreement; except for a Seller default under the Agreement. Buyer understands that the option referenced in this paragraph must be selected within five (5) calendar days of Buyer receiving the appraisal. If Buyer fails to provide its selection in writing to Seller within the required time frame, Buyer will be in default and Seller shall have the right to exercise all available remedies as set forth herein and in the Agreement.

2.4.    Notwithstanding the foregoing, if this Agreement provides for a U.S. Department of Veterans Affairs (VA) guaranteed or Federal Housing Administration (FHA) insured loan, the applicable appraisal requirements are set forth in the FHA/VA Rider and incorporated herein.

3. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Oklahoma and Texas (05-OCT-22)

5. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

INSULATION ADDENDUM

THIS INSULATION ADDENDUM (this "Addendum") is, by this reference, made part of the Purchase and Sale Agreement (the "Agreement") dated as of the Eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2.   Insulation. Pursuant to Title 16, Chapter I, Section 460.16 of the Code of Federal Regulations, the insulation that is or will be installed where conditioned space meets unconditioned space is as follows and will, according to the manufacturer, yield the R-values stated:

Location	Type	Thickness	R-Value
	Fiberglass Batts	3.5"	13
	Fiberglass Batts	5.5"	17 (comp. R19)
	Fiberglass Blown	14.5"	38
	Fiberglass Batts	12"	38
	Fiberglass Batts	6.5"	22

If so indicated above, fiberglass (also known as glass wool) is/will be used for insulation. The U.S. Department of Health and Human Services ("HHS") has listed fiberglass as a substance "which may reasonably be anticipated to be a carcinogen." This listing identifies substances selected for further study because of their potential carcinogenic risk but is not an assessment by HHS that there is a causal connection between fiberglass and human cancer. The listing does not establish that fiberglass presents a risk to persons in their daily lives.

3. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

NATIONAL STANDARD (01-DEC-21)

5. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (01-DEC-21)

RIDER B

(AUSTIN DIVISION)

THIS RIDER B (this "Rider B") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") entered into as of the eighth day of March, 2023, between Sammie Francis Joseph III ("Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider B to the Agreement shall be deemed to include references to this Rider B and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference. In addition to those terms, the following terms shall have the meanings set forth below:

2. Site and Substitutions. If Buyer purchases any upgrades or options that include specific manufacturers, Seller will provide Buyer with notice of any change in manufacturer.

3. Homeowner's Warranty.

3.1 Warranties. Buyer understands and agrees that Seller is making only those express limited warranties set forth in Seller's warranty booklet (the "Limited Warranty") or any other applicable warranty. A copy of the Limited Warranty (or other applicable warranty booklet) is available to Buyer at the time this Addendum is signed; and a copy of the Limited Warranty shall be delivered to Buyer at Closing and a copy of which is available for examination at Seller's office and will, at Buyer's request, be attached as an exhibit to the Agreement. By initialing below, Buyer acknowledges that Buyer has had the opportunity to receive and review the Limited Warranty (or other applicable warranty) prior to execution of the Agreement and that Buyer agreed to be bound by the terms of the Limited Warranty (or other applicable warranty) including any and all binding arbitration provisions.                      THE EXPRESS LIMITED WARRANTY AND REMEDIES PROVIDED BY SELLER CONSTITUTE THE EXCLUSIVE WARRANTIES AND REMEDIES TO BE MADE AVAILABLE BY SELLER AND ARE IN PLACE OF ALL OTHER GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING         BUT   NOT       LIMITED    TO             WARRANTIES           OF    WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS, WHICH ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER.          TO THE EXTENT OF ANY CONFLICT     BETWEEN   ANY        PROVISION           OF THE AGREEMENT         RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL.

Buyer's Initials

3.2  Settlement of Warranty Disputes. Any disputes, claims or controversies relating to any items, problems, defects or difficulties covered by the Limited Warranty shall be resolved pursuant to the dispute settlement provisions contained in the Limited Warranty. The manual that Buyer will receive explains how to contact Seller if Buyer believes that a construction problem exists that may be covered by the warranties discussed in this section. If Buyer is not satisfied with Seller's response to a notice of a possible construction problem, Buyer may notify a Customer Care Supervisor if Buyer believes the possible construction problem is covered by the Limited Warranty. SELLER LIMITS ITS OBLIGATIONS UNDER THE LIMITED WARRANTY TO REPAIR AND REPLACEMENT OR PAYMENT TO BUYER OF THE REASONA BLE COST OF REPAIR OR REPLACEMENT.

Buyer's Initials

3.3 Manufacturer's Warranty Disclaimer. SELLER ASSIGNS AND PASSES THROUGH TO BUYER THE MANUFACTURERS' WARRANTIES FOR ALL APPLIANCES AND CONSUMER PRODUCTS INCLUDED IN THE HOME AND SELLER MAKES NO WARRANTIES WITH RESPECT THERETO. SELLER DISCLAIMS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, ON ANY APPLIANCE AND CONSUMER PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF USE, FITNESS OF USE, WORKMANSHIP OR QUALITY. SELLER SHALL NOT BE LIABLE FOR ANY DAMAGES OR INJURY TO THE APPLIANCES AND CONSUMER PRODUCTS OR FOR ANY DAMAGES OR INJURY CAUSED BY THE APPLIANCES AND CONSUMER PRODUCTS. THE TERM "APPLIANCES AND CONSUMER PRODUCTS" MEANS ALL APPLIANCES, WATER HEATERS, AIR CONDITIONERS, BURGLAR ALARMS, STOVES, REFRIGERATORS, DISHWASHERS AND OTHER ITEMS DEFINED AS CONSUMER PRODUCTS BY 15 U.S.C. § 2301 OR 16 C.F.R. § 702 WHICH ARE OR WILL BE INSTALLED IN THE HOME. SELLER'S DISCLAIMER OF MANUFACTURERS' WARRANTIES DOES NOT LIMIT OR OTHERWISE AFFECT THE WARRANTY OF ANY MANUFACTURER.

4. Changes, Additions and/or Deletions. Seller offers optional features in our homes. However, we do not allow custom changes or deletions to our plans. Seller has designed each of the homes with as much attention to detail as possible. However, it is not possible to design homes that will meet the exact needs of every customer without becoming a "custom" builder. Also, once the Home is started, we cannot allow any changes to color selections after the construction stage cutoff dates maintained by Seller for the Homesite referenced herein, as these items are normally pre-ordered at the start of construction. Please review the Agreement for additional provisions relating to this topic.

Austin, Texas (03-NOV-21)

5. Use of Other Suppliers and Subcontractors. Due to the provisions of our liability and workers compensation insurance carriers, as well as our contractual agreements with our suppliers and subcontractors, we cannot allow the use of any other suppliers or subcontractors.

6. Color Selections. In order to allow sufficient time for our suppliers to order all of the materials to be used in Buyer's new Home, Seller requests that all color selections be finalized prior to the construction stage cutoff dates maintained by Seller for the Homesite referenced herein. All color selections must be done in writing. Verbal selections will not be accepted by Seller.

7. Title Insurance. Buyer is instructed and encouraged to obtain, at Buyer's cost, an abstract of title for the Property and to have an attorney review it before Closing. Buyer is also instructed and encouraged to obtain, at Buyer's cost, an owner's title policy from any title company of Buyer's choice. If Buyer desires, Buyer may use the title company customarily used by Seller, but it is ultimately Buyer's choice. Please review the Agreement and the Affiliated Business Arrangement Disclosure Statement for additional provisions related to this topic.

8. Selections. If Seller is delivering the Home through a Design Center as indicated in the Purchase Price and Payment Addendum, Seller will provide Buyer, when available, with a checklist of color and/or material choices for those items for which Buyer will have a choice, if any (in Seller's sole discretion). Within thirty (30) days of the Effective Date, or first available appointment with a design consultant, Buyer agrees to personally select upon Seller's standard forms, and at the location designated by the Seller, any options available for the Home ("Selection Period"). At Seller's option, Buyer shall pay for any available options chosen by Buyer at the time of selection. If Buyer fails to make the required selections within the Selection Period, Buyer will be deemed to have waived the right to make selections and the Seller may select such options and extras on behalf of the Buyer and complete the Unit. If Buyer waives the right to make sections, Seller shall have the option to (i) declare Buyer in default hereunder, or (ii) charge Buyer the amount of $100 per day to compensate Seller for its additional administrative costs caused by Buyer's delay. All available options must be selected through Seller. Colors of all items and materials not included in that checklist will be selected by Seller. Buyer shall have no right to make changes after the Selection Period. If Seller agrees in its sole discretion to permit Buyer to make a change after the Selection Period expires, Buyer will be required to pay the cost of such change plus a $1,000 non-refundable administrative fee for each such change.

No contractor hired directly by Buyer may enter upon or do work of any kind before Closing. Seller shall not be responsible for any difference or change in color, wood grain, dye lots, tint, shading, discoloration, or tone, etc. between that of samples of options displayed to Buyer, the merchandise ordered, and that delivered and/or installed. This includes but is not limited to cabinets, countertops, wood flooring, tile flooring and grout, marble fireplace surrounds, carpeting, railing and staircase stains, etc. Wood is purchased from all parts of North America; as a result, there may be variations in many superficial characteristics of the timber. Every piece of wood has different characteristics in color and grain resulting in inconsistency of how the various pieces take staining and finishing. Mineral streaks can manifest as shades of black, green, red or white. Black streaks may also be found in maple wood and cherry wood may have "pit marks". These variations can be very distractive, especially in natural and light stain finishes. The wood of your completed cabinetry and/or flooring may project a different appearance from that of a smaller example, another set of cabinets or a completely different floor. Dimensions of your Home may differ from those reflected in brochures, advertisements, artist's renderings and marketing floor plans. Actual dimensions may vary upon completion of the Home. Notwithstanding this Section, if Buyer is purchasing a completed home, any selection must take place within forty-eight (48) hours of the Effective Date. Otherwise all other provisions of this Section shall apply.

IF HOME IS AN INVENTORY HOME, THEN ALL SELECTIONS FOR THE INVENTORY HOME HAVE BEEN COMPLETED. NO CHANGES IN ANY SELECTION MAY BE MADE TO THE HOME REGARDLESS OF STAGE OF COMPLETION AT PURCHASE.

9. Square Footage. Buyer acknowledges that the total square footage and individual dimensions on the plans and specifications are approximations and should not be construed to indicate certainty. Seller makes no guarantee or warranty regarding the precise or actual square footage of the Home. In this regard, elevations and floor plans are merely conceptual, and actual construction will be done according to the latest available blueprints and may vary, and in all events shall be subject to field adjustments as may be deemed appropriate by Seller. Garage sizes may vary from home to home and may not accommodate all vehicles. Should precise square footage measurements be necessary to Buyer, an architect of Buyer's choosing (and at Buyer's cost) should be consulted.

10. No Communication with Trade Partners or Physical/Verbal Abuse. All matters pertaining to the construction of the Home will be performed by Seller and Seller's contractors, subcontractors, and other vendors ("Trade Partners"). Buyer is prohibited from instructing or requesting work from the Trade Partners or otherwise hindering the construction of the Home. Buyer will not verbally or physically abuse Seller's Trade Partners, employees, agents, or any other associated personnel, including without limitation, sales, construction or office personnel. Buyer understands and agrees that, during the building process, Buyer's primary contact with Seller is the New Home Consultant.

11. Loan Lock. Buyer acknowledges and agrees that Seller is not and will not be responsible for storage and/or moving expenses or expired lock agreements with Buyer's mortgage company. Buyer further understands that all closing dates are approximate dates for completion of the Home.

11.1 Buyer understands that the election to lock an interest rate is strictly between Buyer and the mortgage lender. Due to variations in construction schedules, Seller prohibits the offering of any advice or recommendations regarding the decision to lock interest rates.

Austin, Texas (03-NOV-21)

11.2 Buyer acknowledges and agrees that Seller is not responsible should Buyer's loan lock expire before closing of escrow. Buyer further acknowledges and agrees that failure to close escrow resulting from a change in mortgage rates may be considered a breach of contract per the terms of the Agreement.

12. Cooperation with Closing Agent. Buyer agrees to promptly provide closing agent all information and documentation that either closing agent or the title insurance company is required to obtain by law, including any requirements of the U.S. Department of the Treasury. Buyer's failure to cooperate with or provide information to the closing agent or otherwise comply with U.S. Department of the Treasury requirements shall be a default.

13. Subsequent Payment of Initial Deposit. If Buyer has not already paid the Initial Deposit at the time Seller accepts the Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of when this Agreement is accepted by Seller ("Subsequent Payment"). When a Subsequent Payment is required, any provisions in the Agreement which state that an Initial Deposit has already been provided to or received by Seller are revised to state that Buyer has chosen a method of payment that will require Buyer to make a Subsequent Payment.

14. Debit/Credit Card Deposit. If Buyer makes the Initial Deposit using a credit or debit card ("Card Deposit"), Buyer will, upon Seller's request, provide the last 4-digits of the card to Seller and the title company conducting the Closing. At least one person that is a Buyer must be the cardholder. If the card deposit is a credit card deposit, it is subject to Seller's acceptance. Buyer must provide evidence to Buyer's lender no later than (10) business days prior to Closing that the credit card deposit has been paid off out of Buyer's own funds. Such evidence shall include, but is not limited to, credit card and bank statements.

15. Further Actions. Buyer and Seller will execute all instructions and documents required to correct any clerical errors or to effectuate the purchase and sale contemplated by this Agreement.

16. Buyer Releases Seller from Damages Caused by Buyer Improvements and Alterations. Before Buyer installs any post-closing improvements to or on the Homesite including, but not limited to, pools, spas, planters, sidewalks, decks, patios, patio covers, room additions, sprinklers, landscaping, and other alterations (collectively "Buyer Improvements"), Buyer agrees to retain all appropriate professional consultants including a licensed architect and a civil, soil or structural engineer ("Buyer Improvement Experts") and to design and construct the Buyer Improvements in accordance with such experts' advice and specifications as well as all local building codes and processes. The Homesite was designed and constructed to support the residence and any Homesite improvements delivered with the residence (collectively, "Seller Delivered Improvements"), with the expectation that Buyer will consult such Buyer Improvement Experts before designing or constructing any Buyer Improvements. Even if Buyer takes such steps, Buyer should expect that Buyer Improvements may be damaged or cause damages to the Homesite and Seller Delivered Improvements, and may cause issues such as subsidence, earth movement, foundation cracks and failure, slab/foundation tilt, deflection, erosion, improper drainage, lateral fill extension, slope creep, corrosion, spalling, efflorescence, and water intrusion which can cause major damages to the Buyer Improvements, Seller Delivered Improvements, and Homesite.

Buyer assumes all risks relating to Buyer Improvements and releases and waives all deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("Claims") against Seller and its affiliates, and the officers, directors, employees, contractors, consultants and agents of each of them ("Released Parties") arising from or in any way related to Buyer Improvements, including Claims for bodily injury, death, property damage, economic loss, and diminution in value including Claims that may not be anticipated at this time. To the extent such damages to the Seller Delivered Improvements or Homesite arise out of or relate to Buyer Improvements, any express warranties provided by Seller on the damaged components are void and released by Buyer unless such warranties are required by law and are not permitted to be modified or released.

17. Homesite Transfer Fee. Seller may, in its sole discretion, allow Buyer to instead purchase a different homesite by agreeing to revise the Purchase and Sale Agreement or enter into a new Purchase and Sale Agreement. If Seller agrees to such change in homesite, Buyer will be required to pay Seller a transfer fee in the amount of Twenty-Five Hundred Dollars ($2,500.00) ("Transfer Fee"). Buyer hereby agrees to pay such Transfer Fee to Seller upon Buyer's execution of such new documentation. Buyer understands that such Transfer Fee shall not be a part of the Deposit and the Transfer Fee shall be non-refundable (unless otherwise provided in any FHA/VA Addendum, if applicable).

18. Counterparts. This Rider B shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider B electronically to the other party.

19. Conflicts. In the event of any conflict between this Rider B and the Agreement, this Rider B shall control. In all other respects, the Agreement shall remain in full force and effect.

Austin, Texas (03-NOV-21)

20. Entire Agreement. The Agreement, together with this Rider B and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider B or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Austin, Texas (03-NOV-21)

EXISTING HOME DISCLOSURE

THIS EXISTING HOME DISCLOSURE ("Disclosure") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot

3 of Block M, of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill  (the

"Community").

The following warranties and representations are made by Buyer for the benefit of Seller. Said warranties and representations are being relied upon by Seller in its sale of the above described property to Buyer and are an integral part of the Purchase Agreement. Concerning Buyer's Existing Home, Buyer warrants and represents (by initialing either (1) or (2) below) the following:

(1)	Buyer does not own a home and therefore the Agreement is not contingent on any conveyance.		(1)

(2)	Buyer owns a home located at 714 Upson Street, Austin, TX / US, 78703 (Existing Home) and one of the following (indicated by Buyer's initials beside (a), (b), (c), (d), or (e)) is true under the Agreement.		(2)

	(a)	Conveyance of Existing Home is not required by Lender and Lender's commitment letter will confirm that such is not required. Copy of Lender's letter is required prior to acceptance of Agreement.	(a)

	(b)

Buyer's Existing Home is presently under contract. Buyer will provide a copy of the executed contract to Seller prior to acceptance of Agreement. Further, Buyer will use best efforts to close on the Existing  Home,  as  per  the  contract  on  or  before                                  .

			(b)

	(c)	The total earnest money deposit of $5,000.00 that was paid by Buyer on the Agreement shall be NONREFUNDABLE. Buyer agrees to close under the Agreement when the new home is completed.	(c)

	(d)

Buyer has entered into a guaranteed sale or arrangement with                           as Broker to provide for conveyance of the Existing Home on or before closing under the Agreement. A copy of the guaranteed sale agreement is required prior to Seller's acceptance of Agreement

			(d)

	(e)

Buyer does not intend to occupy the Property as his/her primary residence. In such case, Seller requires the Buyer to pay 20% of the Base Price (per paragraph 1 (a) of the Purchase Agreement). $51,198.00 as a non-refundable deposit and is due prior to the acceptance of Agreement.

			(e)

Agreed to by the parties on the dates hereinafter set forth. If any of the above conditions change the Buyer is required to immediately notify Seller in writing. Seller reserves the right to change the earnest deposit requirement.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER: Lennar Homes of Texas Sales and Marketing, Ltd.

Authorized Agent of Seller - Kody Walker
Date 3/8/2023

Page: 1 of 1 NATIONAL (04-NOV-08)

BE INFORMED ADDENDUM

THIS BE INFORMED ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated March 08, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat, in the Community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2.    Be Informed. Seller presents this Addendum to Buyer so that Buyer can become familiar with some important aspects of his/her Home and the specific components therein. Please read this Addendum carefully.

3.    Wood Floors. Wood is a natural product and will have variation in color, texture, uniformity, and grain. This absence of uniformity is what gives wood what is considered its natural beauty, and it is to be expected. If a uniform look is desired, wood should not be considered as a flooring option. Wood flooring or individual planks will not be replaced due to any variations in color, texture, uniformity, or grain.

o	Wood floors will scratch and indent. If you have pets you may want to carefully consider the use of hard wood floors in your Home.
o	Natural color change will occur during the aging process of your wood floor. This is called patina, and is an expected, even desired effect of natural wood.
o	High heels will cause severe indentations on hard wood floor. Any damage to wood floors caused by high heels will not be covered under your warranty.
o	Do not use Murphy's Oil Soap or any cleaning products without referring to your Warranty, Care and Maintenance Manual.
o	Wood floors must be protected with plywood or another protective barrier whenever furniture or appliances are moved.
o

Standing water, steam, or excessive moisture of any kind will severely damage wood floors. Use special care when wood is installed in any kitchen, bath, or utility area. Do not damp-mop wood floors, as it can cause "cupping" and "peaking", or raising of sides or ends on planks.

o

The wood floors are not sanded on the job site. The wood floors are pre-finished and may result in "over boarding" (one plank being slightly higher than another). Flushness of +/- 1/32", the thickness of a credit card, is considered industry standard and to be expected.

o

The industry has established guidelines for tolerance levels. Please understand that the samples from which you are selecting are representative of, but not necessarily exactly what will be installed in your Home.

o

The perception of color, texture, patterns, etc. in a smaller sample may be different when the entire application is completed. For example, the color may be more or less intense, the texture more or less pronounced, and the shading more or less obvious. Buyer acknowledges and accepts these potential differences.

3.1   Wood Floors - Maintenance and Care Instructions.

o	Wood floors require regular maintenance. Examples of regular maintenance include sweeping with a specialty terry cloth flooring mop or using the soft brush attachment on your vacuum cleaner regularly.
o	Use throw rugs both inside and outside each exterior doorway to prevent dirt, grit, and debris from being tracked in onto your hardwood floors. This will help prevent scratching.
o

Wipe up spills immediately. Refer to your Warranty, Care and Maintenance Manual for approved surface cleaners (e.g., Mohawk Floor Care Essentials Hard Surface Cleaner) and instructions on proper cleaning techniques. Standing water will raise the grain of the wood and may permanently damage the wood's surface.

o	Use furniture pads on the feet of your furniture to help prevent scuffing and scratching. Do not slide or drag furniture across your hardwood floor. Pick up the furniture completely when moving.
o	If hardwood is installed in the kitchen, place an area rug in front of the kitchen sink and dishwasher.
o

Keep the temperature and humidity controls on year-round. All hardwood floors can be adversely affected by extreme changes in humidity and temperature. During hot, humid weather a de-humidifier may be required. Although engineered wood floors are less affected than solid wood floors, in the dry, heated winter months humidification may be necessary to prevent surface checking.

o

Do not wet mop a hardwood floor, this will raise the grain and may permanently damage the wood's surface. Refer to your Warranty, Care and Maintenance Manual for approved cleaning products and proper cleaning techniques.

o	Do not wax or polish your hardwood floor.
o

Cleaner and a specialty terry cloth flooring mop available from your local Mohawk flooring store. See the store locator for a Mohawk dealer nearest you - http://www.mohawkflooring.com/my-mohawk/find-a-store.aspx.

o	For more information related to the maintenance and care of wood floors, refer to your Warranty, Care and Maintenance Manual.

Oklahoma and Texas (05-OCT-22)

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, Buyer will be notified that a reselection is required and Buyer agrees to re-select from the available options. Refer to your manufacturer's recommendations for additional information on care and maintenance.

Buyer acknowledges and understands the above-information related to the wood floors.

Buyer	Buyer

4. Natural Wood Cabinets. Beautiful wood grain is not manufactured. As a product of many years of natural growth, variations in color and graining showcase the priceless handy work of nature. You will be more satisfied with your purchase if you can make educated decisions to get the best performance from your product. Please read over the following information. It describes factors that Seller and Seller's cabinet manufacturers cannot control and for which Seller cannot be held responsible.

4.1 Wood Characteristics: Color, Grain, and Markings. Natural variations in the wood will be present in all cabinetry, resulting in unique character markings on adjacent cabinets, on pairs of doors, and even within the same panel. Seller points out these unique characteristics of cabinets as a reminder that each piece of wood is different and the varied effect of finished cabinetry will be different from that represented by a sample or display. The variations can be broad; Seller is not responsible for the type or degree of variation in your cabinetry. A completely consistent look cannot be achieved with a finished natural wood.

o	The tree's sapwood (outer, living part) is often distinctly different in color from its heartwood (inner, dormant part).
o	Small pin knots and some larger knots can form during the tree's natural pruning process of eliminating adventitious buds and limbs.
o

Most woods have a uniform texture and are generally strait grained, but can also have "curly", "fiddle-back", "tiger-stripe", and/or "birds-eye" patterns. Any of these patterns can be expected in your product.

o	Certain soil factors can cause variation in wood color.
o

Other natural circumstances, including weather conditions or the intrusion of living things such as insects or vines can cause discolorations and wounds. The tree over time will heal itself and incorporate these features into the wood.

o

Maple sapwood is creamy white with a slight reddish brown tinge and the heartwood varies from light to dark reddish brown. The amount of darker brown heartwood can vary significantly according to growing region and will darken with age upon exposure to natural light.

o	Since natural events such as these are responsible for most of the inherent features or imprints found in wood, no tree will be completely free of them.

4.2   Finish Information. These latest techniques are designed to be hand-worked, making each piece look "one of a kind." When joining together many of these similar but "one of a kind pieces" to make up an entire kitchen, the intelligible variances of each component may be clear.

o

Wash - Expect the wash application over the base finish to provide for uneven retention of the wash on the details on the front of your cabinet doors and drawers. This is referred to as "wash hang-up", and the degree of variation is based on the hardness and grain of the wood and is not intentional. Face frames will be washed if the cabinets are designated "full wipe". The molding accessories will have glazing applied to them; this includes flat panel ends and raised panel end.

o

Glaze - The inking procedure creates a dark or light profile outline of the various dimensions of the cabinet box, doors, and drawers. This attention to detail lends a mystic and striking decorative element to a finely crafted set of cabinets. The inking process is hand-created and is not stamped out by a machine, therefore, expect less than perfect uniformity of thickness of the profile.

o

Paint - The painted product is a full coverage product applied with highly specialized finishing equipment. Paint on wood and MDF surfaces has the potential to develop visible cracking around the jointed area of doors and face frames due to expansion and contraction. An open joint line is not considered a defect and is considered a natural occurrence in the cabinet industry. Sunlight, smoke, moisture, household cleaners and other environmental conditions may cause materials to vary from their original color and/or to warp, split or crack.

4.3 Veneers. The front of the cabinet boxes and the flat exposed ends are made using veneers. Wood and painted veneers will have variation as a result of nature, dye lot, exposure to light, and aging. Changes in humidity and temperature, improper care and maintenance, exposure to natural and artificial light, and other conditions will adversely affect the veneer, cause warpage, checking, cracking, fading, darkening or discoloration, and cause other unwanted conditions and is not warranted.

Oklahoma and Texas (05-OCT-22)

4.4 Care and Maintenance.

o

Wipe with a clean, soft, damp cloth and dry immediately. Never use a dishcloth or sponge that might contain remnants of detergent or grease. To remove food residue or grease, use any common dishwashing liquid-not detergent-or solution of mild soap and water. Wipe with a clean damp cloth and dry thoroughly. If a spill occurs, clean and dry immediately. Left unattended, a spill can soak through the wood surface and cause damage.

o

Do not use soap pads, steel wool, or cleaners that contain bleach, ammonia, or abrasives. These agents may cause discoloration, marring, or dulling of the finish. Do not wax or polish cabinet surfaces. Wax build-up will leave a residue that is difficult to remove. The extensive use of wax or silicone polishes can result in a film build-up which will destroy the cabinet's finish and void the warranty.

o

Excess moisture can damage the cabinet finish. Clean spills, water, or moisture from cabinets immediately. Give special attention to areas around the sink and dishwasher. Avoid draping damp or wet dishcloths over cabinet doors. Over time, this moisture can cause permanent damage to your cabinet finish. Water damage to cabinets is not covered under warranty.

4.5 Color Changes with Age. Even though the most chemically advanced screening products are used, exposing the cabinets to light, particularly sunlight, will cause the finish to yellow to some degree. Because this effect increases with time, Seller and Seller's cabinet manufactures cannot guarantee exact color matching for replacement parts ordered after the original job was installed.

PLEASE NOTE:  SIZES OF CABINET UNITS AND CABINET OPTIONS VARY PER PLAN.

Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re- select from the available options. Refer to manufacturer's recommendations for additional information on care and maintenance.

Buyer acknowledges and understands the above-information related to the natural wood cabinets.

Buyer	Buyer

5. Carpet. Carpet is one of the most widely used floor coverings in residential homes. As with all floor coverings, there are characteristics of carpet that are important to know. While all of the carpets installed in Seller's homes have some level of stain protector no carpet is stain proof.

o	Seams are not invisible. Seams will be more visible in a lighter colored carpet than in a darker colored carpet, but all seams are visible to a certain extent.
o	All carpets show tracks. We offer some textured carpets that track "less," but none are "track proof."
o	Colors and shades do vary from one dye lot to another. Installed carpet will be noticeably different in color when compared to the Design Studio sample.
o	Many types of carpet will shed after installation for a short period of time. This "fuzz" is normal. Carpets should be vacuumed more often for the first 6 months until fuzzing disappears.
o	Use an upright vacuum cleaner with a beater bar for routine cleaning (at least twice a week under normal use).
o

The industry has established guidelines for tolerance levels. Please understand that the samples from which you are selecting are representative of, but not necessarily exactly what will be installed in your Home.

o

The perception of color, texture, patterns; etc. in a smaller sample may be different when the entire application is completed. For example, the color may be more or less intense, the texture more or less pronounced, and shading more or less obvious. Buyer acknowledges and accepts these potential differences.

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re-select from the available options. Refer to manufacturer's recommendations for additional information on care and maintenance.

Buyer acknowledges and understands the above-information related to the carpet.

Buyer	Buyer

6. Berber Carpet. Berber style carpet requires different care and maintenance and has characteristics/benefits specific only to Berber carpet. Some of the characteristics are given below:

o

Seams are more apparent with Berber carpet and will show color variation at seams. Because Berber carpet is constructed in "loops" it does not "bloom" and cover seams like traditional carpet. The tighter the construction of the loop, the more visible the seam. In very tight loop Berber, seams will be as evident as those in upholstered furniture or clothing. This is considered industry standard, and is to be expected.

Oklahoma and Texas (05-OCT-22)

o	Stains are more noticeable due to loop construction.
o	The backing of your carpet will show on stairs due to the row effect of your Berber. This is called "smiling."
o	You will have a firmer feeling under foot. You will not experience a cushy, spongy feel.
o	Berber is not recommended for homeowners with indoor pets. Berber does snag easily and can unravel. Sharp toys and high heels can also cause loop pulls.
o	You must raise your vacuum beater bar so it does not come in contact with the carpet.
o

The industry has established guidelines for tolerance levels. Please understand that the samples from which you are selecting are representative of, but not necessarily exactly what will be installed in your Home.

o	The "lines" in your Berber will not "line up" with the walls or other flooring surfaces in a perfectly perpendicular manner.
o

The perception of color, texture, patterns, etc. in a smaller sample may be different when the entire application is completed. For example, the color may be more or less intense, the texture more or less pronounced, and the shading, more or less obvious. Buyer acknowledges and accepts these potential differences.

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re-select from the available options. Refer to manufacturer's recommendations for additional information on care and maintenance.

Buyer acknowledges and understands the above-information related to the Berber carpet.

Buyer	Buyer

7. Granite Countertop. Due to the fact that granite is a product of nature, the characteristics of a particular sample will not be uniformly present in other samples of the same color. A sample serves only to indicate, in a general way, the color, markings, and texture usually found in a block of granite. Because of the inherent characteristics, no two pieces of granite, such as sections of a kitchen countertop, will be identical. The Countertops or areas of the countertops will not be replaced due to color and/or texture variation within or between the pieces of your installation.

o

Because granite is natural and is quarried from the ground, it contains inherent weak spots, including but not limited to: (i) Hairline cracks (caused during the quarrying process); (ii) Fissures (natural clefts in the formation which are mistaken for cracks); (iii) Pits (small crystals that loosen and may fall out during polishing, leaving small voids in the surface); and (iv) Inclusions (areas of stone which do not look like the rest of the stone).

o	Any movement of cabinets, walls or general settling of your Home could cause any of these to open and/or become more noticeable.
o	The American Marble Institute deems it appropriate to repair any surface blemishes or cracks during the fabrication and installation process; it is Seller's practice to follow these guidelines.
o

Because granite is quarried from the ground, it is impossible to do seamless or seemingly seamless installations of countertops. Granite countertop seams can be seen and felt. Granite slabs are not always perfectly flat causing some seams to be uneven from front to back. Countertop seams will be flush +/- 1/32" (the thickness of a credit card).

o

Since granite is a quarried material, slab sizes are random. It is not possible to locate seams for a given plan in the same place from one house to the next. Seams will be placed where necessary based on kitchen layout and material constraints. This includes seams in the sink or cook top cutouts. The fabricator determines seam location for each installation. Seam location cannot be specified by the homebuyer, and cannot be changed after installation.

o

Being very porous, granite may absorb many types of liquids and will be prone to staining. All granite countertops installed will need to be sealed and re-sealed by Buyer on a yearly basis to help protect against staining.

o

The polished finish of granite is very durable; however, it can be scratched with other household items. The finish may be dulled with the application of various food acids such as citric acids, lactic (milk) acids, vegetable acids (like tomatoes), unapproved cleaning agents and general wear.

o	Oil based materials, such as cooking oils, are natural stone's worst enemy. Care should be taken when using oil-based materials and spills should be cleaned up immediately.
o

Support: 3cm granite will not have subdecking, and will rest directly on the cabinets or support walls. All overhang and cantilever areas will be braced with flat steel support strips underneath. Overhangs larger than 12" may require additional bracing and support as determined by the builder. Bracing will necessarily be visible.

o	Undermount sink walls will be flush with countertop cut-out within a variance of ¼" on any or all sides.
o

Group IV (Platinum Level) granites all contain extreme variation and cannot be controlled from slab to slab. When selecting one of these specialty granites know that the variation is random and countertops will not be changed or altered for any reason after installation.

Oklahoma and Texas (05-OCT-22)

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re-select from the available options.

Buyer acknowledges and understands the above-information related to the granite countertops.

Buyer	Buyer

8. Ceramic Tile/Grout. Ceramic or porcelain tile is an exceptionally durable floor and wall covering. It is a kiln- fired clay product, made with products courtesy of "Mother Nature". As with all fired products, there will be some variation in size and shade. This is an inherent quality of ceramic or porcelain tile and results in varying color and sizing from tile to tile. With modern technology, ceramic or porcelain tile can be made to mimic nature's variations. It seems the part of nature we enjoy the most is its beautiful, non-synthetic, imperfect perfection.

o

If different tiles sizes are used, it will cause "lipping" (one tile sticking out farther than the other) due to the different thickness of each material type. This should be considered when selecting a pinwheel pattern.

o	Lipping is also extremely prevalent when laying tile in a herringbone pattern in a large area especially in a room with large windows.
o

Tile will have dye lot variations, texture differences, or lack of uniformity in color. This is extremely apparent when combing two sizes of tile for example in a pinwheel pattern. Often tile sizes are made a different manufacturing plants and it is impossible to control or match the dye lots of the two sizes. This should be considered when selecting a pinwheel pattern.

o

Many factors determine tile layout and location of cut tiles, including but not limited to wall levelness, placement of finished edges, adjacencies, room/area size and shape, and pattern variables. Cut placement is at the discretion of the installer. Homeowners do not determine placement of tiles and cuts.

o	SELLER DOES NOT seal the grout to allow the material to fully cure.
o

Grout is extremely porous, and it will stain. Buyer may elect to seal your grout after closing, however a sealant will change the chemical compound of your grout, making the grout difficult to match in the event a future repair is needed. Keep in mind, a sealant will only temporarily protect your grout, and will need to be stripped and reapplied regularly per manufacturers' instructions.

o	The conglomerate nature of grout will cause grout colors to vary and also allows for expansion and contraction of grout joints. Some resulting grout cracks are normal.
o

The industry has established realistic guidelines for tolerance levels. Please understand that the samples from which you are selecting are representative of, but not necessarily exactly what will be installed in your Home.

o

The perception of color, texture, patterns, etc., in a smaller sample may be different when the entire application is completed. For example, the color may be more or less intense, the texture more or less pronounced, and the shading more or less obvious.

o	Grout lines using multiple tile sizes will also vary in thickness due to size differences between tiles. This look is considered "industry standard" and is to be expected.
o	Grout colors are subject to variation.
o

Porcelain and ceramic tiles are resistant to germs and bacteria and it is also among the easiest of flooring materials to clean. You can clean your porcelain tile with a damp sponge mop. A solution of 1/4 cup of white vinegar to 2 gallons of water works best, allowing time for drying. You can also sweep or vacuum. Although the glaze of a tile is impervious, it is still possible for its surface to discolor from certain chemicals.

o	Do not clean porcelain tile flooring with ammonia or with cleaners that contain bleach and/or acid. Acid and ammonia-based cleaners may modify grout color and product stability.
o	Use a cleaner that is pH neutral. This ensures cleaning will not harm your grout or surrounding surfaces.
o	Do not use wax or oil-based cleaners.
o	Mandatory grout width with all tile is 3/16".
o	Use rugs at entrances to prevent dirt and grit from being tracked onto the tile flooring from outdoors. Tiles are scratch resistant but not scratch proof.
o	Do not use steel wool or other abrasive pads to remove tough debris or stains. Steel wool may scratch your tiles and loose steel particles may eventually create rust stains in the grout over time.
o

Sweep or vacuum loose dirt and dust from the floor prior to washing with water to prevent the tile from becoming muddy or leaving a residue after on textured surfaces sweep in multiple directions to ensure the removal of all foreign material that might be residing in the textured surface. For wall surfaces tile can be gently wiped down with a clean, dry cloth or rag.

o	Be careful with acidic foods, drinks and dyes as they may stain certain types of grout.
o	Prolonged use of bleach and ammonia-based products may cause the grout to become brittle over time and in wet applications may result in water damage due to cracking and deterioration.

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re-select from the available options. Refer to manufacturer's recommendations for additional information on care and maintenance.

Oklahoma and Texas (05-OCT-22)

Buyer acknowledges and understands the above-information related to the ceramic tile/grout.

Buyer	Buyer

9. Stone/Tile Medallions. Daltile medallions made with natural stone products inherently lack uniformity and are subject to variation in aesthetics (color, shade, finish, texture, etc.) and performance (hardness strength, slip resistance, absorbency, etc).

o	Irregularities in individual components of medallions are considered part of the material's beauty, and to be expected.
o

Many types of natural stone may contain areas of broken, open or dry seams, pits, chips, fossils, and glass veins that may or may notbe filled at the factory or during installation. This is to be expected.

o	Variance in height of individual tile and/or marble components is to be expected.
o	Finish, shine, texture, pattern, and shading may vary from one piece to another.
o	Field tiles and grout lines will not line up with medallion center or borders.
o	Medallions or their components will not be changed out due to these irregularities or any resulting fillings made during fabrication or installation.

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Medallions are placed in pre-determined locations per plan and will not be moved for any reason. Manufacturers discontinue colors and patterns from time to time. If this occurs, you will be notified that a reselection is required and Buyer agrees to re-select from the available options.

Buyer acknowledges and understands the above-information related to the stone/tile medallions.

Buyer	Buyer

10. Travertine. Travertine is a calcium-based stone. Travertine is generated by the deposit of calcium carbonate resulting from water springs and streams running through the stone. Every time a drop in pressure or change of temperature occurs, the water releases carbon dioxide as gas, much like carbonated beverages. This gas causes holes to form in the travertine. These natural pores are still going to be present once the blocks are cut into tiles. The amount of holes depends by how compact each travertine type is and it varies greatly by the type of travertine. The pores present in the tiles can be filled with a paste made of cement and pigments and/or grout. However, it is important to note that these void spaces are a distinctive character of travertine tiles and they are always going to be present.

10.1 Characteristics of Travertine. Travertine has extreme variation in shape, color, porosity, finish and texture. When choosing this product you recognize that the material in your Home will vary significantly from the samples shown. This quarried product with its unique, natural veining and impurities offers perhaps the most unique look available. Many of its characteristics are listed below.

o

Travertine is a product of nature. Minerals and fossilized impurities become part of the stone and add irregularities to its appearance. These are not defects in your travertine, they are inherent with natural stone.

o

Travertine is a porous material and for that reason the finish cannot be guaranteed. The stone is sealed with Aqua Mix Sealers Choice Gold, but to maintain resistance to absorbency, it should be resealed annually.

o	Veining will likely occur. This is a natural "weak" spot in the stone, and may crack.
o	Finish, shine, texture, pattern, and shading may vary from one piece to another.
o	Travertine is very porous and it will stain, scratch and etch.
o	Part of the natural beauty of travertine is that it has been broken by tumbling. Tumbled stones will have irregular edges, holes, and veining.
o

Travertine may have pits and fissures. Some of these may have a factory "fill" product applied, and some may remain open. Grout applied during installation may fill some or all open areas. Irregularity in this product and its application is to be expected, and is considered to add to the "old world" appearance of the stone.

o	Please understand the samples from which you are selecting are representative of, but not necessarily exactly what will be installed in your Home.
o

The perception of color, texture, patterns, etc. in a smaller sample may be different when the entire application is completed. For example, the color may be more or less intense, the texture may be more or less pronounced, and the shading more or less obvious. Buyer acknowledges and accepts these potential differences.

o	Versailles pattern will appear differently based on angles and direction of the floor plan.
o

Filled portions of pits and pores will chip out with everyday wear and tear, especially in high traffic areas. This is not a defect in the stone or with the installation. It is to be expected. Buyer acknowledges and understands that Seller is not liable for warranty claims due to this issue.

Oklahoma and Texas (05-OCT-22)

10.2 Travertine Care and Maintenance. Proper care and maintenance of travertine is essential for durability, elegance and longevity. The following are cleaning guidelines to assist you with the care of your travertine floors. Travertine floors should be cleaned weekly in addition to regular dust mopping.

o

Dirt and dust can scratch the surface of travertine therefore regularly sweep floors with a broom made of soft material, vacuum or mop with a clean dry micro-fiber cloth. Use only vacuum cleaners fitted with a glider. Metal and plastic attachments in addition to the wheels can scratch the surface.

o

Travertine should be cleaned with neutral cleaners or mild soaps specifically designed for travertine and/or stone. These cleaners contain no acids or bleach and are concentrated neutral pH cleaners that will not affect existing sealers. A solution of the cleaner and water mixed to the manufacturers instructions should be applied to the travertine surface with a sponge or mop. After mopping the travertine surface clean any excess cleaner and/or liquid off with a clean damp micro-fiber cloth to remove any residue from the cleaner. Follow with a dry micro-fiber cloth. Make sure all excess moisture is cleaned up.

o	Avoid all abrasive cleaners and/or cleaning pads.
o

Clean any liquid spills as soon as possible to prevent damage to the travertine. Liquid spills allowed to stand will cause damage. Acidic substances such as bathroom cleaners, grout cleaners, coffee, wine and juices will damage travertine causing staining and a dulled finish.

o	Protective padding on furniture legs and area rugs are recommended to prevent etching and scratching.

DO dust mop floors frequently	DON'T use vinegar or other acid cleaners

DO clean floors with a neutral pH cleaner or stone cleaner	DON'T use abrasive cleaners or cleaning pads

DO thoroughly rinse and dry floors after mopping	DON'T use bathroom cleaners, grout cleaners or tub/tile cleaners

DO blot up spills immediately	DON'T slide furniture or heavy items across floors

DO protect floors with non-slip mats or area rugs	DON'T use vacuum's that do not have a glider

DO squeegee or wipe shower walls to reduce	DON'T use bleach residue buildup

Travertine floors are an investment giving a beautifully unique look to any home. However due to the many unpredictable characteristics, in addition to daily care and maintenance much consideration should be given when selecting this product.

PLEASE NOTE: Manufacturers' guidelines will be adhered to in determining acceptable variance and tolerance levels of any material in Seller's homes. Materials and installations will not be altered or replaced unless dictated by the vendor or manufacturer. Travertine is a natural product with inherent shade and/or texture variations, natural seams and imperfections. Seller assumes no responsibility or liability for any labor or material claims made before or after closing due to any variations, inherent characteristics or improper care and maintenance of travertine.

Buyer acknowledges and understands the above-information related to the travertine.

Buyer	Buyer

11. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

12. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Oklahoma and Texas (05-OCT-22)

13. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

ADDENDUM FOR NATURAL STONE FLOORS AND COUNTERTOPS

THIS ADDENDUM FOR NATURAL STONE FLOORS AND COUNTERTOPS (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M, of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Natural Stone Flooring and Countertops. Natural stones with varying colors and mineral compositions ("Stone") are found in quarries throughout the world. Stone including, without limitation, marble and granite, are therefore products of nature and vary in color, markings, shade, and texture. Buyer acknowledges that Stone is not uniform and that Seller can make no guarantees regarding the color, markings, shade, and texture of the Stone to be used in the Home. Buyer further acknowledges and Seller makes the following disclosures regarding the Stone to be used/installed in Buyer's Home:

2.1 Cleaning. Care should be exercised when cleaning Stone. No chemicals should be used to clean stone other than those cleaners specifically designed to clean Stone.

2.2 Natural Inconsistencies. Stone contains natural inconsistencies which will be present in Stone flooring and/or countertops in the Home; such natural inconsistencies are normal and are not defects.

2.3 Edges and Corners. There may be changes in the patterning of Stone from one edge or corner of the flooring or countertop to another edge or corner; such changes in patterning is normal and is not a defect.

2.4 Fissures and Pits. Stone may contain fissures and pits that occur naturally and may appear as a small hole or recess; such fissures and pits are not cracks or defects.

2.5 Spots, Freckles, and Rust. Spots, freckles, and/or rust may appear in Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Stone; such spots, freckles, and rust are not defects.

2.6 Seams. Stone is almost never seamless due to the techniques employed to cut the slab of Stone in a way that preserves the maximum beauty of such Stone. Pieces of Stone must therefore be fitted together and the Stone used in the Home will not be seamless and may have visible seams, which are not defects.

2.7 Wallboard and Plaster. Stone is cut by machine to be straight. Irregularities occurring in the Home may mean that the installer has to force pieces of Stone into the wallboard or plaster during installation to compensate for the irregularities. Shims, caulking and putty may be used to fill imperfections in walls and floors in order to install Stone flooring and countertops. There may be such shims, caulking and/or putty in the Stone used in the Home, which shims, caulking and/or putty are used to enhance the installation and are not defects.

2.8 Staining. Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

2.9 Sink Cabinet. The cabinet directly under the sink shall be six (6) inches larger than the sink, as a sink of larger size will preclude natural adjustment of seams and edges of Stone countertop and may result in a deterioration of the Stone countertop.

3. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

5. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

[THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

NATIONAL STANDARD (01-APR-22)

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

NATIONAL STANDARD (01-APR-22)

WARRANTY PROCEDURES ADDENDUM

THIS WARRANTY PROCEDURES ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of the Eighth day of March, 2023, between Sammie Francis Joseph III(collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 3 of Block M of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Policy. Buyer has disclosed to Seller that Buyer is purchasing the Home as an investment and not for use as the Buyer's primary residence. As an investor, Buyer has agreed to comply with the covenants in this Addendum.

3. Warranty Procedures. All warranty requests MUST be sent to Seller via United States regular mail, electronic mail or facsimile. Verbal warranty requests will not be accepted. Standard warranty work is scheduled and performed Monday through Friday during the normal business hours of 8:00 a.m. to 5:00 p.m. and standard warranty work will not be performed on Saturdays or Sundays. Seller's representatives cannot accept keys to perform service work while the Home is unoccupied by the homeowner and/or an agent of the homeowner (including any and all tenants, renters, lessee, or similar). Lennar representatives WILL NOT enter any home unless someone over the age of eighteen (18) is present.

4. Acknowledgment. Buyer hereby acknowledges and understands Seller's warranty procedures referenced above and acknowledges that any and all tenants, renters, lessee, or similar will comply with Lennar's warranty procedures as referenced above, no exceptions, and that Buyer will include language similar to Section 3 above in any rental agreement, lease, or similar. Buyer understands that Lennar has no obligation to perform warranty repairs if Buyer and/or Buyer's tenants, renters, lessee, or similar do not comply with the warranty procedures referenced above, no exceptions.

5. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER:

Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

Affiliated Business Arrangement Disclosure Statement

REFERRING PARTY/SELLER: Lennar Homes of Texas Sales and Marketing, Ltd.

CUSTOMER: Sammie Francis Joseph III

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation

(i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC and Lennar Title, Inc.; (ii) indirectly has a 20% ownership interest in North American Title Insurance Company; (iii) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (iv) indirectly has a minority ownership interest of less than 5% in Opendoor Labs, Inc. In addition, if you choose to use Lennar Insurance Agency, LLC for insurance services for your new home, Lennar Insurance Agency, LLC may outsource certain services to be performed by Blend Insurance Agency, Inc. Lennar Corporation indirectly has a minority ownership interest of less than 1% in Blend Insurance Agency, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/ Estimated Range of Charges

MORTGAGE

Lennar Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges or range of charges (not all of the charges may apply):

Description of Settlement Service	Range of Charges

Origination Charges
% of Loan Amount (Points)	0% - 4% (of the loan amount)
Loan Origination Fee	0% - 2% (of the loan amount)
Courier/Messenger Fee	$0 - $50
Shipping and Funding Fee	$0 - $500
Document Preparation Fee	$0 - $500
Processing Fee	$0 - $1,000
Signing Agent Fee	$0 - $500
Tax Service Fee	$0 - $25
Underwriting Fee	$0 - $1,000
Wire Transfer Fee	$0 - $50
Appraisal Fee Paid to Appraiser	$0 - $800
Final Inspection Fee Paid to Appraiser	$0 - $500
Flood Certification Fee Paid to Outside Company	$0 - $8
Survey Fee Paid to Outside Agency	$0 - $942
Attorney Fee Paid to Attorney	$0 - $500

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

WHC - ABAD, Texas (30-SEP-21)

Affiliated Business Arrangement Disclosure Statement

TITLE

Lennar Title, Inc. provides closing services and title insurance through numerous underwriters, one of which is North American Title Insurance Company (NATIC). The following are estimated charges or range of charges for the settlement services listed:

Description of Settlement Service	Range of Charges

Owner's Policy:	$832 for the first $100,000 of purchase price and $5.27 for every $1,000 over the first $100,000

Owner's Policy over $1MM:	$5,575 for the first $1,000,000 of purchase price and $4.33 for every $1,000 over the first $1,000,000

Loan Policy with Owner Policy (per loan):	$100

Loan Policy without Owner Policy:	$832 for the first $100,000 of loan amount and $5.27 for every $1,000 over the first $100,000

Owner Policy Endorsements:	$0 - $500*

Loan Policy Endorsements (per loan):	$115 - $300*

Title Services Fee:	$375 - $1,000

Guaranty Association Recoupment Charge/ Guaranty Fee: Document Delivery Fee: E-Record Fee: Attorney Document Preparation Fee: Notary Services: Tax certificate:	$2.00 to $5.00 per policy $30 to $50 $3.00 to $5.00 per document $75 - $200 $100 to $300 $20 to $30

*Fees will differentiate based upon the liability and coverages required or requested by the insured.

INSURANCE

Lennar Insurance Agency, LLC (Lennar Insurance Agency) is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Lennar Insurance Agency has a contractual arrangement with Blend Insurance Agency, Inc., a sub-producer, to provide certain services in connection with providing such insurance products. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance Flood Insurance	0.2% - 2.5% of purchase price amount 0.1% - 0.5% of purchase price amount

NOTE:

The above premium ranges for homeowner's/hazard and flood insurance are from Lennar Insurance Agency. If enhancements to the standard policy such as increased limits, scheduled articles, and/or earthquake coverage are required, the premium may increase. Actual quote and acceptance by Lennar Insurance Agency is subject to Lennar Insurance Agency's application of their underwriting guidelines, including but not limited to verification of your credit score and previous loss history. Of course, the cost of your insurance may vary due to many factors including, without limitation, the size, location and cost of your home.

WHC - ABAD, Texas (30-SEP-21)

Affiliated Business Arrangement Disclosure Statement

SALE OF EXISTING HOME Opendoor Labs, Inc. d/b/a Opendoor offers programs to buy existing homes from homeowners

Description of Settlement Service	Range of Charges*
Opendoor Service Charge (real estate transaction cost associated with purchase of home)	6% - 16% of home sales price

* The amount of the Opendoor Service Charge varies based on the individual property and current market conditions and does not include any upfront repair costs that may be required. There will also be other closing costs imposed by third parties related to the settlement of the sale. Contact Opendoor to obtain an offer that includes an estimate of all anticipated charges.

Acknowledgment

I/we have read this notice and understand that the Seller is referring me/us to purchase the above described settlement services and may receive a financial or other benefit as a result of this referral.

Customer - Sammie Francis Joseph III	Customer -

Date	3/8/2023	Date

Customer -		Customer -

Date		Date

WHC - ABAD, Texas (30-SEP-21)

PRIVATE THIRD PARTY HOME INSPECTOR ADDENDUM

THIS PRIVATE THIRD PARTY HOME INSPECTOR ADDENDUM (this "Addendum") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "Agreement") dated as of March eighth, 2023, between Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot/Condominium Unit 3 of Block/Building M, of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill.

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Agreements Regarding Private Home Inspection. Seller welcomes the opportunity to further validate the level of quality in our homes by the use of a privately employed "Home Inspector." In the event Buyer chooses to utilize a Home Inspector, Buyer shall contact Buyer's New Home Sales Consultant to schedule an appointment and provide the following required documentation for review and approval by Seller:

A. This Private Third Party Home Inspector Policy, executed and dated by Buyer;

B. The attached Access Agreement for Home Inspection, executed and dated by Home Inspector ("Access Agreement"); and

C. Home Inspector's Certificate of Insurance (supplied by Home Inspector) - See Attachments 1 & 2, providing samples of the required insurance certificate and endorsement forms)

After approval of the required documentation by Seller, the Home Inspector must make an appointment for the inspection with the New Homes Sales Consultant. Seller will determine in its sole discretion when the Home may be inspected. The inspection needs to be completed a minimum of five (5) days prior to the homeowner inspection and orientation described in the Agreement. Any list created by your Home Inspector shall be given to your New Homes Sales Consultant. No destructive testing (e.g., cutting drywall, removing roofing material) will be permitted, and any damage caused by the Home Inspector will be at the cost of the Homebuyer, as more fully provided in the Access Agreement. Please note that the Home Inspector will not be allowed to attend the homeowner inspection and orientation provided for in the Agreement. This policy enables Seller to conduct your homeowner inspection and orientation in an orderly fashion without interruption. This is to your benefit because it allows you to receive all the important information and all your questions can be addressed and answered.

Seller will determine in its sole discretion whether changes or repairs recommended by the Home Inspector are necessary. Please see your warranty manual for a detailed description of the construction standards for the Home.

Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees and agents from and against any claims asserted by the Home Inspector for damages, expenses or costs, including without limitation attorneys' fees, in connection with the Home inspection

3. Counterparts. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Addendum to the other party.

4. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Oklahoma and Texas (05-OCT-22)

5. Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer - Sammie Francis Joseph III	Buyer -

Date	3/8/2023	Date

Buyer -		Buyer -

Date		Date

SELLER: Lennar Homes of Texas Sales and Marketing, Ltd.

a

By:
Title:	Authorized Representative Kody Walker
Date Signed by Seller: 3/8/2023

Oklahoma and Texas (05-OCT-22)

ACCESS AGREEMENT FOR HOME INSPECTIONS

Agreement Signed by Home Inspection Company

Lennar Coporation or one of its affiliates ("Seller") and Sammie Francis Joseph III ("Buyer") are parties to that certain Purchase and Sale Agreement ("Agreement") respecting Lot or portion of Lot 3 in Sunset Oaks Subdivision/Plat (the "Home") in the community known as Sunset Oaks Stonehill (the "Community").

In consideration for Seller agreeing to grant access to the Home, the undersigned Home Inspector hereby agrees as follows:

1. Home Inspector is responsible for all loss or damage to persons or property, and will indemnify, defend and hold Seller, its officers, directors, shareholders, employees and agents harmless for, from and against all such loss or damage, including without limitation attorneys' fees, costs and expenses, arising out of Home Inspector's presence at the Community and Home. This defense, indemnification, and hold harmless extends to the fullest extent permitted by law.

2. Prior to entering the Community and Home, Home Inspector will provide Seller with certificates of insurance evidencing General Liability, Auto Liability and Workers' Compensation coverage in the amounts listed below. The General Liability insurance of Home Inspector shall name (either specifically or by blanket endorsement) Lennar Corporation and its affiliates as "additional insureds" with respect to liability arising out of Home Inspector's presence at the Community and Home. The Workers' Compensation coverage must include a Waiver of Subrogation in favor of Lennar Corporation and its affiliates.

3. Insurance Requirements:

Coverage	Limits	Check only if Applicable
General Liability	$1,000,000	☐ Personal Auto Coverage (No Company Autos) ☐ Home Inspector represents that it has no company employees (If checked, proof of Workers' Compensation and EL insurance not required)
Auto Liability	$1,000,000 - if no commercial vehicles then: $300,000/$300,000/$100,000
Workers' Compensation	Statutory Minimum
Employers Liability ("EL")	$1,000,000

4. Name and address of Home Inspection Company ("Home Inspector"):

Name:
Street Address:
City, State, & Zip Code:
Telephone Number:	FAX Number:

Signature (Home Inspection Company)	Date

Printed Name

*Inspection date/time will be set in the sole discretion of Seller. Inspection must be scheduled no less than five (5) days prior to the homeowner inspection and orientation provided for in the Agreement. Inspections will be scheduled only during normal working hours (Monday through Friday, 7:00 am to 3:30 pm).

Return signed forms and proof of insurance to New Home Sales Consultant.

Oklahoma and Texas (05-OCT-22)

ATTACHMENT 1

CERTIFICATE OF LIABILITY INSURANCE

ACORD

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Insurance Agent's Name, Address and Phone Number	CONTACT NAME: PHONE (A/C, No, Ext): FAX (A/C, No): E-MAIL ADDRESS:
	INSURER(S) AFFORDING COVERAGE — NAIC #
	INSURER A: MNI Insurance Company
INSURED Vendor Name Vendor Address	INSURER B: QRS Insurance Company
	INSURER C:
	INSURER D:
	INSURER E:
	INSURER F:

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE [X] OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: POLICY, PRO-JECT, LOC; OTHER:			ABC123	01/01/01	01/01/01	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 1,000,000
							PRODUCTS - COMP/OP AGG	$ 1,000,000
								$
	AUTOMOBILE LIABILITY; ANY AUTO; ALL OWNED AUTOS; [X] SCHEDULED AUTOS; HIRED AUTOS; NON-OWNED AUTOS			ABC123	01/01/01	01/01/01	COMBINED SINGLE LIMIT (Ea accident)	$ 300,000
							BODILY INJURY (Per person)	$ 100,000
							BODILY INJURY (Per accident)	$ 300,000
							PROPERTY DAMAGE (Per accident)	$ 100,000
								$
	UMBRELLA LIAB; OCCUR; EXCESS LIAB; CLAIMS-MADE; DED; RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH); If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		ABC123	01/01/01	01/01/01	PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$ 1,000,000
							E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
							E.L. DISEASE - POLICY LIMIT	$ 1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Coverage applies to ALL OPERATIONS

CERTIFICATE HOLDER	CANCELLATION
CalAtlantic Group, Inc. & Its Affiliates 15360 Barranca Parkway Irvine, CA 92618	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

Oklahoma and Texas (05-OCT-22)

ATTACHMENT 2

Oklahoma and Texas (05-OCT-22)

COOPERATING BROKER AGREEMENT COMMISSION

THIS COOPERATING BROKER AGREEMENT (this "Agreement") is made and entered into effective as of the eighth day of March, 2023, between Joseph Companies ("Cooperating Broker") and Lennar Homes of Texas Sales and Marketing, Ltd. ("Seller"), respecting Lot 3 of Block M, of Sunset Oaks in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in that certain Purchase and Sale Agreement, by and between Sammie Francis Joseph III ("Buyer") and Seller, dated as of March 08, 2023.

2. Cooperating Broker. Notwithstanding anything contained in the Agreement to the contrary, Seller and Cooperating Broker acknowledge that Buyer has dealt with the following brokerage firm in connection with the purchase of the Home ("Cooperating Broker"):

Name of Cooperating Broker (Full Legal Name): Joseph Companies

Cooperating Broker License Number:

Address: 913 West 29th Street, Austin TX 78705

Business Phone: (512) 608-0768

Entity Type (Check One):

X Individual/Sole Proprietor/Single-member LLC

C Corporation S Corporation Partnership Trust/estate

LLC. Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership):

Other:

Taxpayer Identification Number of Cooperating Broker (TIN): NA

Name of Sales Associate of Cooperating Broker: Sammie Joseph

Date of Registration:________________________________________________________________________________________________________________________

Seller agrees to pay Cooperating Broker, at Closing, a commission in the amount of 3% of the Total Purchase Price, as that amount is determined by the Purchase Price and Payment Addendum, as amended from time to time ("PPPA") less Incentives (as defined below) and Seller Assistance (as defined below) (the "Commission"), subject however to the terms and conditions set forth below and in the Broker Participation Policy ("Participation Policy").  "Incentive" shall mean the total dollar value of all consideration, incentives, discounts, credits, reductions, gifts or other inducements offered or arranged by Seller, in connection with Buyer's purchase of the Home, including, without limitation, any: reduction or discount in the Total Purchase Price, Base Purchase Price, or the Homesite Premium; reduction in the cost of Options, Upgrades and/or Extras. "Seller Assistance" shall mean the total dollar value of all consideration, incentives, discounts, credits, reductions, gifts or other inducements offered or arranged by Seller, in connection with Buyer's purchase of the Home, including, without limitation credit for or contribution toward Closing Costs; payment of or contribution toward assessments or capital contributions charged by any homeowner's association or Seller; payment of or contribution toward homeowner's casualty or liability insurance, and/or lease payments; financing incentive such as payment of buy down fees to the Lender; and retail value of any gift to Buyer. As of the date hereof, the Commission is calculated as follows:

Base Purchase Price	$255,990.00

Add: Homesite Premium	$3,000.00

Add: Options, Upgrades and Extras per Change Order Summary	$4,815.00

Less Incentives and Other Discretionary Reductions	$27,000.00

Total Purchase Price	$236,805.00

Commission to be based on	$236,805.00

The afore-mentioned Commission may be adjusted based on the final PPPA, and/or the terms and conditions of addenda related to Incentives and Seller Assistance, as the case may be. No Commission shall be payable by Seller unless Buyer consummates the purchase of the Home in accordance with the terms and conditions of the Purchase and Sale Agreement; accordingly, the Commission shall not be deemed earned unless and until the Closing occurs. Commission will be paid only to Cooperating Broker listed above directly and only if Cooperating Broker has provided a valid Taxpayer Identification Number and federal tax classification. Cooperating Broker agrees that it shall look to Buyer for any other commission due to Cooperating Broker that is in excess of the Commission payable by Seller pursuant to this Agreement and for any commission due to any other real estate brokers or salesmen claiming to have represented Buyer in connection with the purchase of the Home. Notwithstanding the foregoing, Seller agrees to pay any and all commissions due to Seller's New Home Consultants working in Seller's sales office.

Austin, Texas (01-SEP-22)

3. Sales Associate of Cooperating Broker. By signing below, sales associate or designated agent of Cooperating Broker ("Sales Associate") agrees, on behalf of himself/herself and on behalf of Cooperating Broker, to the terms of this Agreement. Without limiting the foregoing, Sales Associate agrees that Seller's sole responsibility hereunder is to pay the Commission to Cooperating Broker in the manner described above. Any other amounts payable to Sales Associate and/or Cooperating Broker shall be the sole responsibility of Buyer, if provided for in a separate agreement between Cooperating Broker and Buyer. In addition, Sales Associate hereby personally represents and warrants that Sales Associate has full power and authority to execute and deliver this Agreement on behalf of Cooperating Broker and that such execution of this Agreement on behalf of Cooperating Broker has been duly authorized by all necessary and proper corporate action of Cooperating Broker.

4. Participation Policy. By signing this Agreement, Sales Associate acknowledges that Sales Associate has read and agrees, on behalf of such Sales Associate and Cooperating Broker, to comply with the terms and conditions in the Participation Policy set forth below. This Agreement shall be null and void if Seller determines, in its absolute discretion, at any time before Closing that Sales Associate and/or Cooperating Broker has/have violated the terms of the Participation Policy. The Participation Policy follows:

4.1 In order for Cooperating Broker to receive a commission in connection with the sale of real property in the Community, Cooperating Broker or Sales Associate must register a prospective buyer (the "Prospect") in person at the sales office for the Community (phone registrations will not be accepted). Cooperating Broker or Sales Associate must accompany the Prospect during Prospect's initial visit. If the tracking system used at the sales office for the Community indicates that the Prospect was initially introduced to the Community via the internet, and/or initially registered at the sales office without being accompanied by Cooperating Broker or Sales Associate, neither Cooperating Broker nor Sales Associate shall be entitled to receive a commission in connection with the sale of real property in the Community to such Prospect. This registration is effective for a period of ninety (90) days from the date of registration ("Registration Period"). Cooperating Broker may extend the Registration Period for an additional ninety (90) days by sending a written request (phone requests for an extension will not be accepted) to the sales office for the Community before the expiration of the initial Registration Period.

4.2 Cooperating Broker shall be entitled to receive the Commission, provided that the Prospect (i) is properly registered, (ii) contracts to purchase a home from the on-site sales staff in the Community ("NewHome Consultant") before the expiration of the Registration Period, and (iii) closes on the transaction pursuant to the Purchase and Sale Agreement for the Home. Notwithstanding the foregoing, in the event two or more brokers claim that they are entitled to a commission from having registered a Prospect, the cooperating broker who registers the Prospect last will be entitled to the commission. This registration, or any extension thereof, does not protect Cooperating Broker or Sales Associate from another broker or sales associate registering the same Prospect in the Community. Seller will pay the Commission to Cooperating Broker, provided that the terms and conditions contained herein are satisfied and except as otherwise set forth above relating to later-registering cooperating brokers. In all cases, Sales Associate agrees to look solely to Cooperating Broker for payment of any commission. By way of example, if Sales Associate terminates his/her employment with a registered Cooperating Broker who is entitled to a commission pursuant to this Participation Policy, then Sales Associate shall have no claim against Seller with respect to such commission.

4.3 Cooperating Broker and Sales Associate acknowledge that this Participation Policy, the registration forms, sign-up sheets and other incentives, contracts, or forms given to Prospects or buyers of homes are trade secrets of Seller. Cooperating Broker agrees to indemnify, defend and hold Seller harmless from and against any and all claims, demands, damages, losses, costs and expenses of whatever nature or kind, including reasonable attorneys' fees, paraprofessional fees and costs relating to or arising out of any claim against Seller as a result of conduct or representations made by Cooperating Broker and/or Sales Associate. In the event that Seller must enforce or defend any of the terms and conditions of this Participation Policy, Seller shall be entitled to collect from Cooperating Broker reasonable attorneys' fees, paraprofessional fees and costs.

5. Cooperating Broker Status and Duties. Cooperating Broker hereby represents, warrants and covenants that Cooperating Broker and Sales Associate are licensed in the state in which the Home is located. Each of Cooperating Broker and Sales Associate will comply with all requirements of applicable law as a single agent (or transaction broker) in their representation of Buyer in the purchase of the Home and will assist the parties with communication, interposition, advisement, negotiation, contract terms and closing. At the written request of Seller, Sales Associate will provide a copy of Cooperating Broker's and/or Sales Associate's current and valid broker or sales associate license(s) to Seller or it designee.

6. Special Incentive. In addition to the Commission, Seller has agreed to provide Cooperating Broker the following additional special incentive at Closing: , which has a cash value of $.00("Special Incentive"). Seller's obligation to provide the Special Incentive to Cooperating Broker at Closing is conditioned on the same terms and conditions set forth in the Broker Agreement for the payment of the Commission to Cooperating Broker. Cooperating Broker acknowledges that total broker compensation cannot exceed 7% of the Total Purchase Price (as that term is defined in the Purchase Price and Payment Addendum). Each bonus/incentive program is a separate program and will not be valid in conjunction with any other offer. Notwithstanding the foregoing, Seller has reserved the right, in its sole discretion, to substitute the Special Incentive at Closing with another incentive of equivalent cash value. If Seller determines, in its sole discretion, prior to Closing that Special Incentive is not permitted by applicable law, Seller's obligations with respect to the Special Incentive under this Agreement shall be null and void and of no effect, and Seller shall have no obligation to provide any Special Incentive (or its cash equivalent) to Cooperating Broker at Closing. Cooperating Broker has acknowledged and agreed that Seller may provide, but shall have no obligation to provide, nominal incentives of no cash value to Cooperating Broker's sales associate or agent at Closing.

Austin, Texas (01-SEP-22)

7. Acknowledgment by Broker. This document supersedes any previous registration form filed by the Cooperating Broker or any of its agents or employees with the Seller, its agents or employees. Violation by the Cooperating Broker of any provision of this document will constitute a breach of this document by the Cooperating Broker and will, at the Seller's election, void any obligation of the Seller to pay a commission or fee to the Cooperating Broker and will, at the Seller's election, entitle the Seller to whatever remedies it may have at law or in equity.

8. Governing Law. This Agreement is governed by Texas law, without regard to its conflicts of law rules.

9. Counterparts. This Agreement may be executed in counterparts, a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

10. Conflicts. In the event of any conflict between this Cooperating Broker Agreement and the Purchase and Sale Agreement or any other addenda and/or riders, this Cooperating Broker Agreement shall control. In all other respects, the Purchase and Sale Agreement shall remain in full force and effect.

11. Entire Agreement. This Agreement sets forth the entire agreement between Seller, Cooperating Broker and Sales Associate and shall not be altered, modified or amended unless such amendment is set forth in writing and signed by all parties to this Agreement.

COOPERATING BROKER:	SALES ASSOCIATE
Joseph Companies, by its Sales Associate

By:		By:

Print Name: Sammie Joseph		Print Name: Kody Walker

Date: 3/8/2023		Date:

SELLER:
Lennar Homes of Texas Sales and Marketing, Ltd. a

By	_________________________________________________
Title: Authorized Representative Kody Walker

Date Signed by Seller: 3/8/2023

Austin, Texas (01-SEP-22)

1-2-10 Single Family Home Warranty

Dear Homebuyer(s):

Congratulations on the purchase of your new Lennar Home.

As part of Lennar’s commitment to quality, value and integrity, your Home is covered by a limited one-year warranty on workmanship, a limited two-year warranty on systems and a limited 10-year warranty on structural elements (also known as the “Lennar Limited Warranty” or “Limited Warranty”).

The Lennar Limited Warranty is detailed in this document as to the scope of your Warranty coverage. Please take the time to become familiar with this Warranty document and read it in its entirety. It defines our responsibilities to you, and your responsibilities to your Home. Please keep in mind that the proper maintenance of your Home is vital, and if you do not perform the required maintenance on your Home on a regular basis, it can and will limit your Warranty rights.

While we are confident that Lennar can resolve any Warranty items to your satisfaction, you should be aware that this Limited Warranty includes a requirement that all disputes be submitted to binding arbitration.

Lennar is happy to answer any questions that you have about your Lennar Limited Warranty or specific construction standards and how they apply to your Home. However, please know that the content of this Warranty Booklet controls Lennar’s obligations to you and your Home to the extent that there may be any differences between the content of this document and your conversations with any of our Lennar Associates.

Congratulations again - and enjoy your new Home!

February 1, 2008 Version Revised May 2016 Austin, Texas (7/25/22)

Express Limited Warranty: The “Lennar Limited Warranty”

Under the Lennar Limited Warranty, the seller of your Home (“Lennar”) commits that the components of your Home will perform to the standards listed in this Warranty Booklet. Specific components of your Home are covered for either one, two or ten years under the Lennar Limited Warranty, and Lennar’s obligations are expressly limited to those standards and for only those time periods as explained below. Please take the time to review the section titled “What Is Not Covered By The Lennar Limited Warranty” which lists those items excluded from the Lennar Limited Warranty. The Lennar Limited Warranty commences on the date of closing of the original purchase of the Home (the “Closing Date”). The protection periods provided below are referred to in the Lennar Limited Warranty as “Warranty Terms.”

Workmanship Protection for Year 1

For one year from the Closing Date, Lennar warrants that the components of the Home set forth in the Workmanship Standards found on pages 14 to 48 of this Warranty Booklet will perform in accordance with those Workmanship Standards. If a component is not specifically listed in the Workmanship Standards, then it is not warranted under the Lennar Limited Warranty or otherwise. If a component is performing in accordance with the Workmanship Standards, then Lennar has no further obligations under the Lennar Limited Warranty. Lennar reserves the sole right to determine the repairs and or replacements necessary to meet the Workmanship Standards. Please note that a limited number of items in the Workmanship Standards are subject to a one-time repair obligation.

Systems Protection for Years 1-2

For two years from the Closing Date, Lennar warrants that the components of the Home set forth in the Systems Standards found on pages 49 and 50 of this Warranty Booklet will perform in accordance with those Systems Standards. If a component is not specifically listed in the Systems Standards, then it is not warranted under the Lennar Limited Warranty or otherwise. If a component is performing in accordance with the Systems Standards, then Lennar has no further obligations under the Lennar Limited Warranty. Lennar reserves the sole right to determine the repairs and/or replacements necessary to meet the Systems Standards.

Structural Protection for Years 1 through 10

For ten years from the Closing Date, Lennar warrants that the structural components of the Home set forth in the Structural Components Standards found on page 51 of this Warranty Booklet will perform in accordance with those Structural Standards. If a component is not specifically listed in the Structural Standards, then it is not warranted under the Lennar Limited Warranty or otherwise. If a structural component is performing in accordance with those Structural Standards, then Lennar has no further obligations under the Lennar Limited Warranty. Lennar reserves the sole right to determine the repairs and/or replacements necessary to meet the Structural Standards and may, at its sole election, implement repairs in phases to determine if structural components can be stabilized as part of meeting its obligations under the Structural Standards.

Transferability

All of your rights and obligations under the Lennar Limited Warranty shall, unless previously released by you or your successor, fully transfer to each successor owner of the Home, including any mortgagee in possession, for the remainder of the applicable Warranty Term and any transfer shall in no way affect, increase or reduce the coverage under the Lennar Limited Warranty for its unexpired term. If you sell your Home during the Warranty Term, you agree to give this Warranty Booklet to the successor owner to inform the successor owner of warranty rights and to otherwise make it possible for the successor owner to fulfill the successor owner’s obligations under the terms of the Lennar Limited Warranty. If you are an owner other than the original purchaser of the Home, you are bound by all the terms and conditions of the Lennar Limited Warranty including, but not limited to, claims procedures and the requirement to submit any disputes that may arise under the Lennar Limited Warranty to binding arbitration.

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Requesting Lennar Limited Warranty Service

If you believe that a component of your Home is not performing to the Lennar Limited Warranty standards during the applicable Warranty Term, you must send the appropriate Notice of Workmanship/Systems Claim Form or Notice of Structural Claim Form (located at this back of this booklet)(“Notice of Claim”) to Lennar.

The Notice of Claim must list the specific warranty claim and the date that you first observed the condition that is the subject of the claim. You must notify Lennar of any observed component that you believe is not performing to Lennar Limited Warranty standards as soon as possible and in no event later than the date the applicable warranty expires, by sending the Notice of Claim to the appropriate Customer Care office.

We must receive your Notice of Claim not later than thirty (30) days after the applicable Workmanship, Systems or Structural Warranty expires or we will have no further obligation to you under the Lennar Limited Warranty. Lennar is not responsible for repairs or any other costs or expenses (including, but not limited to, attorneys’ fees and engineers’ fees) incurred by you prior to the date you give Lennar a Notice of Claim. In the event that you fail to notify us and give us the opportunity to inspect and repair the conditions giving rise your claim, Lennar will not be responsible for any repairs or any other costs or expenses (including, but not limited to, attorneys’ and engineers’ fees) you incur to address the claim.

We will respond to a timely Notice of Workmanship or System Claim within thirty (30) days and complete any warranted repairs within sixty (60) days of receipt of your written Notice of Claim to us unless (i) you or other events beyond our reasonable control delay our completion (including a failure to allow prompt inspections of your Home), or (ii) the condition reasonably requires more than sixty (60) days to properly repair. If we determine that any of the Workmanship or Systems items you report to us are not covered by the Lennar Limited Warranty, we will endeavor to advise you in writing within thirty (30) days of our determination of no coverage.

Additional time may be required for us to assess structural claims and evaluate our response. As such, we will respond to any Notice of Structural Claim within (60) days of receipt of your written Notice of Structural Claim unless you or other events beyond our control delay our response (including a failure to allow prompt inspections of your Home).

Additional time may be required to investigate, design, implement and/or complete structural repairs beyond the

(60) days by which we commit to complete Workmanship/Systems repairs. If we determine that any of the Structural items you report to us are not covered by the Lennar Limited Warranty, we will endeavor to advise you in writing within (30) thirty days of our determination of no coverage.

Investigation of claims often requires inspection of the Home, and under certain circumstances, invasive testing might be needed. We may request additional documents or information from you, and you agree as part of the Lennar Limited Warranty to fully cooperate with the investigation of your claim. By submitting a Notice of Claim, you agree to grant Lennar and/or its representatives prompt and complete access to your Home during normal business hours of 8 a.m. to 5 p.m. to inspect, repair and conduct tests in your Home as we may deem necessary. If you refuse to allow us access to your Home, such denial of access shall void the Lennar Limited Warranty with respect to your claim.

Lennar reserves the option to repair, replace or pay you the reasonable cost of repair or replacement for any warranted and covered claim. Prior to Lennar undertaking repairs, replacement or payment, you agree to assign to Lennar all claims you may have against any other person or entity who Lennar or you believe may have any responsibility associated with the warranted and covered claim.

If you believe that we have not met our obligations under the Lennar Limited Warranty, you may seek resolution of any claim you may have pursuant to the mediation/arbitration provisions set forth in the following section of the Warranty Booklet.

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Mediation/Arbitration Of Disputes

The terms “Buyer” and “Seller” as used in this section of your warranty shall have the same meaning as set forth in your Purchase and Sale Agreement. By purchasing a Lennar home and receiving this warranty, Buyer specifically agrees that this transaction involves interstate commerce and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. “Disputes” (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims

(1) arising under, or related to, your Purchase and Sale Agreement, the Property, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller’s representative; and (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer’s children or other occupants of the Property, or in the Community. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby. Any Dispute shall be submitted for binding arbitration within a reasonable time after such Dispute has arisen. Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

Any and all mediations commenced by Buyer and Seller shall be filed with and administered by the American Arbitration Association or any successor thereto (“AAA”) in accordance with the AAA’s Home Construction Mediation Procedures in effect on the date of the request. If there are no Home Construction Mediation Procedures currently in effect, then the AAA’s Construction Industry Mediation Rules in effect on the date of such request shall be utilized. Unless mutually waived in writing by the parties, submission to mediation is a condition precedent to either party taking further action with regard to any matter covered hereunder.

If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA’s Home Construction Arbitration Rules in effect on the date of the request. If there are no Home Construction Arbitration Rules currently in effect, then the AAA’s Construction Industry Arbitration Rules in effect on the date of such request shall be utilized. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. Arbitrators shall have expertise in the area(s) of Dispute, which may include legal expertise if legal issues are involved. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). At the request of either Buyer or Seller, the award of the arbitrator(s) shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller’s affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller’s contractors, subcontractors and suppliers, as well as any warranty company and insurer as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties.

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Unless otherwise recoverable by law or statute, each of Buyer and Seller shall bear its own costs and expenses, including attorneys’ fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if Buyer or Seller unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the noncontesting party shall be awarded reasonable attorneys’ fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if Buyer or Seller fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys’ fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

Buyer may obtain additional information concerning the rules of the AAA by visiting its website at www.adr.org or by writing the AAA at 335 Madison Avenue, New York, New York 10017.

Seller supports the principals set forth in the Consumer Due Process Protocol developed by the National Consumer Dispute Advisory Committee and agrees to the following:

Notwithstanding the requirements of arbitration stated in this Agreement, Buyer shall have the option, after pursuing mediation as provided herein, to seek relief in a small claims court for disputes or claims within the scope of the court’s jurisdiction in lieu of proceeding to arbitration. This option does not apply to any appeal from a decision by a small claims court.

Seller agrees to pay for one (1) day of mediation (mediator fees plus any administrative fees relating to the mediation). Any mediator and associated administrative fees incurred thereafter shall be shared equally by the parties.

The filing fees and case service fees for any claim pursued via arbitration shall be apportioned as provided in the Home Construction Arbitration Rules of the AAA or other applicable rules. The fees of the arbitrator(s) shall be shared equally by the parties.

Notwithstanding the foregoing, if either Seller or Buyer seeks injunctive relief, and not monetary damages, from a court because irreparable damage or harm would otherwise be suffered by either party before mediation or arbitration could be conducted, such actions shall not be interpreted to indicate that either party has waived the right to mediate or arbitrate. The right to mediate and arbitrate should also not be considered waived by the filing of a counterclaim by either party once a claim for injunctive relief had been filed with a court.

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What’s Not Covered By Your Lennar Limited Warranty

In addition to other limitations and exclusions set forth in this Lennar Limited Warranty and the accompanying Workmanship, Systems and Structural Standards, the Lennar Limited Warranty does not provide coverage for the following items, which are specifically excluded:

1. Damage to any property, fixture, structure, improvement or appurtenance that was not constructed by Lennar. You shall be responsible for paying any costs required to remove such property, fixture, structure, improvement or appurtenance if Lennar deems it reasonably necessary to address a warranty claim.

2. Damage to land, landscaping (including sodding, seeding, shrubs, trees and planting), sprinkler systems, outbuildings, carports, or any other appurtenant structure or attachment to the dwelling, or other additions or improvement not a part of your Home;

3. Loss or damage which arises while your Home is being used primarily for nonresidential purposes;

4. Damages caused by changes in the level of the underground water table which were not reasonably foreseeable at the time of construction of your Home;

5. Loss of use of all or a portion of your Home;

6.This warranty does not apply to any manufactured item such as appliances, fixtures, equipment (except as specifically defined in the Workmanship, Systems and Structural Standards) or any other item which is covered by a manufacturer’s warranty, nor does it cover conditions that are caused by failure of any such manufactured item. Appliances and items of equipment not covered by this Limited Warranty, include but are not limited to: air conditioning units, attic fans, boilers, burglar alarms, carbon monoxide detectors, ceiling fans, central vacuum systems, chimes, dishwashers, dryers, electric meters, electronic air cleaners, exhaust fans, fire alarms, fire protection sprinkler systems, freezers, furnaces, garage door openers, garbage disposals, gas meters, gas or electric grills, heat exchangers, heat pumps, humidifiers, intercoms, oil tanks, outside lights or motion lights not attached to the Home, range hoods, ranges, refrigerators, sewage pumps, smoke detectors, solar collectors, space heaters, sump pumps, thermostats, trash compactors, washers, water pumps, water softeners, water heaters, whirlpool baths, and whole house fans. Please note that the Workmanship, Systems and Structural Standards include reference to some items covered by this paragraph but the inclusion of those items in the Workmanship, Systems and Structural Standards is not intended to limit this exclusion. Any equipment failure covered by this paragraph is excluded from the Lennar Limited Warranty and covered only by a manufacturer’s warranty, if any.

7. Any condition which has not resulted in actual physical damage to your Home;

8. Any loss or damage that is caused or made worse by any of the following causes, whether acting alone or in sequence or concurrence with any other cause or causes whatsoever, including without limitation, negligence on the part of any person:

a. Negligence, defective material or work supplied by, or improper operation by, anyone including you or your family other than Lennar or its employees, agents or subcontractors, including failure to comply with the warranty requirements of manufacturers of appliances, equipment or fixtures;

b. Change of the grading of the ground that alters the original grade or flow of water at your Home, or does not comply with accepted grading practices;

c. Riot or civil commotion, war, vandalism, hurricane, tornado or other windstorm, fire, explosion, blasting, smoke, water escape, tidal wave, flood, hail, snow, ice storm, lightning, falling trees or other objects, aircraft, vehicles, mudslide, avalanche, earthquake, volcanic eruption or Acts of God;

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d. Abuse of your Home, or any part thereof;

e. Microorganisms, fungus, decay, wet rot, dry rot, soft rot, rotting of any kind, mold, mildew, vermin, termites, insects, rodents, birds, wild or domestic animals, plants, corrosion, rust, radon, radiation, formaldehyde, asbestos, any solid, liquid or gaseous pollutant, contaminant, toxin, irritant or carcinogenic substance, whether organic or inorganic, and electromagnetic field or emission, including any claim of health risk or uninhabitability based on any of the foregoing;

f. Your failure to minimize or mitigate any defect, condition, loss or damage as soon as practicable;

9.Any loss or damage caused by buried debris (unless such debris was buried by Lennar or its employees, agents or subcontractors), underground springs, sinkholes, mineshafts or other subsurface anomalies;

10.Any request for warranty performance submitted after an unreasonable delay from notice of the condition or, in any event, later than thirty (30) days after the expiration of the applicable Warranty Term;

11.Conditions consistent with or caused by normal wear and tear, including normal wear and tear caused by weather and/or other environmental conditions;

12.Any condition caused by the homeowner’s failure to properly maintain the home; or

13.Any and all exclusions set forth in the Workmanship, Systems and Structural Standards.

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Limitations On Lennar Limited Warranty

Homeowner Obligations. You are obligated to care for your Home in such a way as to prevent or minimize damage to it and to properly maintain the Home. You should be aware that all homes go through a period of settlement and movement. During this period, your Home or components of your Home may experience some material shrinkage, cracking and other events which are normal and customary. Remember that you are responsible for proper maintenance of your Home including maintaining the original grades around your Home, planting trees and shrubs at a proper distance from your Home and conforming to generally accepted landscape practices for your region. Changing the drainage and grading patterns or trapping water near your Home as a result of homeowner changes in grades and landscaping may cause damage to your foundation.

Disclaimer of Implied Warranties. Except as prohibited by laws of the state in which the Home is located, all other warranties, express or implied, including but not limited to any implied warranty of habitability, are hereby expressly disclaimed and waived. The terms of the Lennar Limited Warranty shall not be added to or varied either orally or in writing, and you agree to immediately notify Lennar if you believe any employee or agent of Lennar has added to or varied, either orally or in writing, the terms of the Lennar Limited Warranty. Such notification shall not be deemed as a modification of the agreement regardless of whether Lennar responds to the notice either verbally or in writing. In the event that any provision of the Lennar Limited Warranty is determined to be unenforceable in your state, such determination shall not affect the validity of the remaining provisions of the Lennar Limited Warranty.

Cap on Lennar Limited Warranty. Lennar’s total financial obligations under the Lennar Limited Warranty are limited to the original sales price of your Home. This cap is calculated based on the cumulative total of all repairs, replacements or payments made during the Lennar Limited Warranty. Our costs of designing, accomplishing and monitoring repair to your Home are included in this cumulate total.

Consequential Damages Not Covered. Lennar shall not be liable for, and you expressly waive recovery of, any consequential damages that may result from the condition of any component of the Home, including but limited to: any diminution in value of the Home before or after repairs are performed; lost profits; damages to personal property; any personal injury of any kind including physical or mental pain and suffering and emotional distress, and any medical or hospital expenses; costs of food, moving and storage, relocation expenses, or rental value of the Home or any other costs due to loss of use, inconvenience or annoyance during repairs. Lennar will, however, reimburse you for reasonable costs of temporary hotel accommodations and a reasonable daily food allowance for such period of time that the repairs required by the claim are so extensive that you cannot reasonably reside in the Home during the repairs.

Other Coverage. Lennar shall not be responsible for, and the Lennar Limited Warranty shall not cover, any damages, costs or expenses that are covered by your homeowners’ insurance or other insurance, government, or third party reimbursement programs. To the extent permitted by law, Buyer and Buyer’s insurance carrier waive any right of subrogation that Buyer or its insurance carrier may have in relation to any claim that may be made under this Warranty.

Not an Insurance Policy. The Lennar Limited Warranty is not an insurance policy and Lennar does not provide you any insurance through the Lennar Limited Warranty or otherwise. You should always obtain homeowners’ insurance to protect your Home, and your bank or other mortgage provider may require homeowners’ insurance if you have a mortgage.

Discretion to Repair, Replace or Make Payment. Lennar reserves the option, at its sole discretion, to repair, replace or pay you the reasonable cost of repair or replacement for any claim made under this Lennar Limited Warranty. The design method and manner of any repair shall also be at Lennar’s sole discretion.

Warranty Terms Not Extended. The warranty terms of the Lennar Limited Warranty shall not be extended by any repair, replacement or payment made under the Lennar Limited Warranty. There shall be no warranty, express or implied, arising from repair or replacement work performed by or on behalf of Lennar except for the remaining original warranty term.

Limitations on Structural Repairs. Structural repairs are limited to only those (i) repairs of damage to load-bearing portions of your Home that are necessary to restore their load-bearing function; (ii) repair of those non-load bearing portions damaged by the condition that gives rise to the claim and whose repair is necessary to make your Home safe, sanitary or otherwise livable; and (iii) repair and cosmetic correction of only those surfaces, finishes and coverings, original to the Home, that were damaged by the condition giving rise to the claim or by the repair of the condition giving rise to the claim.

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Limitations on Post-Repair Condition of Home. Repairs undertaken under the Lennar Limited Warranty are intended to restore the Home to approximately the same condition as existed prior to the claim, but not necessarily to like-new condition.

Previously Known Conditions. The Lennar Limited Warranty covers only those conditions which first occur during the term of the Lennar Limited Warranty. In addition, any conditions you knew about prior to the Effective Date of Lennar Limited Warranty such as items identified in the “walk-through,” “punch-list,” or in the case of a previously owned home, conditions that were identified on a home inspection report or were apparent through any reasonable inspection are not covered by the Lennar Limited Warranty.

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State Specific Limitations/Clarifications

Certain states have special laws that impact new home warranties. If your Home is located in one of the states listed below, the information set forth for your state modifies or adds to the terms of this Warranty. If your Home is not located in one of the following states, the following language is inapplicable to you and your Lennar Limited Warranty. To the extent any applicable state statute invalidates any specific provision of this Warranty, the remaining provisions of the Warranty shall remain in full force and effect.

Georgia

Lennar and Homeowner expressly agree that the arbitration provisions set forth in this Lennar Limited Warranty establish the exclusive means to resolve all disputes that may arise between you and Lennar (unless a statute expressly provides otherwise).

Maryland (Non-Montgomery County)

The Lennar Limited Warranty is intended to meet or exceed the terms and rights available under Maryland Code section 10-601, and Lennar warrants that for a period of two years, your Home will be free of any defect in the electrical, plumbing, heating, cooling, and ventilating systems. Notwithstanding provisions to the contrary in the Lennar Limited Warranty, Lennar warrants appliances, fixtures, and items of equipment that we install, but the warranty period is limited to the length and scope of the manufacturer’s warranty on the item.

Maryland (Montgomery County, only)

The Lennar Limited Warranty is intended to meet or exceed the terms and rights required by the Montgomery County Code. The Lennar Limited Warranty will provide the greater of the coverage of the Lennar Warranty Workmanship, Systems and Structural Standards or the Montgomery County Code, whenever they are in conflict.

Additionally, this Lennar Limited Warranty is intended to meet or exceed the terms and rights set forth in the Montgomery County Code related to consequential damages arising as a result of construction defects. The Lennar Limited Warranty will cover the greater of the damages provided in the Lennar Limited Warranty or the requirements of the Montgomery County Code, whenever there is a conflict between them.

You may obtain a copy of the applicable county warranty requirements from Montgomery County, directly.

Minnesota

The Lennar Limited Warranty is intended to meet or exceed the statutory warranties contained in Chapter 327A of Minnesota Statutes. Where the statutory coverage provides greater coverage than the Lennar Warranty Workmanship, Systems and Structural Standard, the statutory coverage shall apply.

The Minnesota Common Interest Ownership Act (Chapter 515B of Minnesota Statutes, also known as “MCIOA”) governs communities containing attached homes and communities containing detached homes with exterior maintenance provided by a homeowners’ association. With respect to homes that are subject to MCIOA, the Lennar Limited Warranty is intended to meet or exceed the statutory warranties contained in Sections 4-112 through 4-115 of MCIOA. Where the statutory coverage provides greater coverage than the Lennar Warranty Workmanship, Systems and Structural Standard, the statutory coverage shall apply.

To preserve your rights under the Lennar Limited Warranty in Minnesota, you must notify us in writing of your claim no later than six months after the applicable warranty time periods expire.

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South Carolina

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE UNIFORM ARBITRATION ACT, SECTION 15048- 10, ET. SEQ. CODE OF LAWS OF SOUTH CAROLINA, 1976, AS AMENDED.

Texas

The Lennar Limited Warranty is intended to meet or exceed the terms and rights available under section 430.001 et seq. of the Property Code and regulations on performance standards found in Title 10, Chapter 304 of the Texas Administrative Code. The Lennar Limited Warranty will provide the greater of the coverage of the Lennar Warranty Workmanship, Systems and Structural Standards or the Texas warranties and building and performance standards whenever there is a conflict between them.

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Lennar Workmanship, Systems and Structural Standards

The following Workmanship, Systems and Structural Standards have been developed and accepted by the residential construction industry in general. The following Standards are expressed in terms of required standards under the Lennar Limited Warranty. Lennar shall correct any condition that does not comply with these standards that occur within the applicable warranty term. Lennar will attempt to match and replace with Homeowner’s original choice of colors and materials, except where Homeowner custom-ordered the items. Lennar is not responsible for discontinued items, changes in dye lots, colors or patterns, or items ordered outside of the original construction and does not guarantee an exact match to any paint color or other finish.

Structural components covered by the Structural Standards set forth on the following pages shall only include:

1. Foundations systems and footings

2. Beams

3. Girders

4. Lintels

5. Columns

6. Roof sheathing (only if your Home has original FHA/VA financing still in effect)

7. Load bearing walls and partitions

8. Roof framing systems

9. Floor systems

10. For the State of Colorado, basement slabs for the first four years of the structural warranty period, but only if your Home has original FHA/VA-insured financing.

The following components are NOT covered under the Structural Standards set forth on the following pages:

1. Non-load bearing partitions and walls

2. Wall tile or paper

3. Plaster, laths or drywall

4. Flooring and sub-floor material

5. Brick, stucco, stone, siding or veneer

6. Any other type of exterior cladding

7. Roof shingles, roof tiles, sheathing, and tar paper

8. Heating, cooling, ventilating, plumbing, electrical and mechanical systems

9. Appliances, fixtures or items of equipment

10. Doors, trim, cabinets, hardware, insulation, paint, stains

11. Basement and other interior floating, ground-supported concrete slabs

12. Any item covered under the workmanship and systems standards

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PERFORMANCE STANDARDS: TABLE OF CONTENTS

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
SITE WORK
Grading

Performance Standard:

Settling around foundation walls, utility trenches or other filled areas that exceeds a maximum of six-inches from finished grade established by Builder is considered a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term. Homeowner is responsible for removal and replacement of shrubs and other landscaping affected by placement of the fill.

Exclusion:

Homeowner is responsible for establishing and maintaining adequate ground cover. Landscape altered by the Homeowner voids the Warranty on settlement/grading.

Improper surface drainage

Performance Standard:

Deficiency is limited to grades within 10 feet and swales within 20 feet of Home. Standing or ponding water that remains in these areas for a period longer than 24 hours after a normal rain is considered a deficiency. In swales that drain from adjoining properties or where a sump pump discharges, water is not to remain in these areas for a period longer than 48 hours after a normal rain. The possibility of standing water after an unusually heavy rainfall should be anticipated and is not considered a deficiency. No grading determination is to be made while there is frost or snow or when the ground is saturated.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term. Builder is only responsible for initially establishing the proper grades, swales and drainage away from the Home. The Homeowner is responsible for maintaining such grades and swales once constructed by the Builder. Builder is not responsible for drainage deficiencies attributable to grading requirements imposed by state, county or local governing agencies.

Exclusion:

Standing or ponding water outside of defined swales and beyond 10 feet from the foundation of the Home or that is within 10 feet but is caused by unusual grade conditions, or retention of treed areas, is not considered a deficiency. Standing or ponding water caused by changes in the grade or placement of sod, fencing, or any other obstructions by Homeowner is excluded from coverage. If the Homeowner adds a pool, patio or decks, Builder will no longer be responsible for any warranty claim for improper surface drainage.

Flowing or trickling water appears in interior crawl space surfaces

PerformanceStandard:

A crawl space that is not graded and drained properly to prevent surface run-off from accumulating deeper than 2 inches in areas 36 inches or larger in diameter is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deficiencies caused by the

1) Homeowner improperly modifying the existing grade or allowing water from an irrigation system to cause water to accumulate excessively under the foundation;

2) Homeowner allowing landscape plantings to interfere with proper drainage away from the foundation; or

3) Homeowner using the crawl space for storage of any kind are excluded from the Warranty.

Soil erosion	No coverage.

LANDSCAPE	No coverage due to regional variances in temperature and terrain. Warranty coverage may be available from a third-party landscape contractor, if applicable.
Landscape damage from warranty repairs

Performance Standard:

Landscape areas that are disturbed during repair work are deficiencies.

Responsibility:

Restore grades, seed and landscape to meet original condition as reasonably possible. Builder is not responsible for grassed or landscaped areas which are damaged by others, including any work performed by public or private utility companies.

Exclusion:

Replacement of trees and large bushes that existed at the time the Home was constructed or those added by the Homeowner after occupancy or those that subsequently die are excluded from coverage.

IRRIGATION	No coverage.

FENCING	No coverage.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
CONCRETE
Basement or foundationwall cracks, other than expansion or control joints

Performance Standard:

Cracks that allow water to enter through the basement or crawl space wall or seeping through the basement floor are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deficiencies caused by the

1) Homeowner improperly modifying the existing grade or allowing water from an irrigation system to cause water to accumulate excessively under the foundation;

2) Homeowner allowing landscape plantings to interfere with proper drainage away from the foundation; or

3) Homeowner using the crawl space for storage of any kind are excluded from the Warranty.

Expansion/control joint separation	No coverage. Concrete slabs are designed to move at control joints, and such movement does not require corrective action.

Cracking of attached garage floor slab

Performance Standard:

Cracks in attached garage floor slabs that exceed 1/4-inch in width or 1/4-inch in vertical offset are a deficiency.

Responsibility:

Builder will take corrective action necessary to comply with the Standard.

Exclusion:

Matching of concrete color or texture is not covered by the Warranty.

Cracking of detached garage floor slab	No coverage.

Garage concrete floor has settled, heaved, or separated

Performance Standard:

A garage floor that settles, heaves, or separates in excess of 1 inch from the foundation of the Home is a deficiency.

Responsibility:

Builder will take corrective action necessary to comply with the Standard.

Cracks in attached patio slab and sidewalks

No coverage. Driveways, sidewalks, stoops, patios, etc., are exposed to the elements year round and are subject to wear and tear from weather. Cracks are to be expected due to curing, expansion and contraction.

Cracks in exterior concrete

No coverage. Driveways, sidewalks, stoops, patios, etc., are exposed to the elements year round and are subject to wear and tear from weather. Cracks are to be expected due to curing, expansion and contraction.

Cracks in concrete on-grade floors, with finish flooring

Performance Standard:

Cracks that rupture or significantly impair the appearance or performance of the finish flooring material are deficiencies.

Responsibility:

Repair cracks as required so as not to be apparent when the finish flooring material is in place. Repair may include filling, grinding or use of a floor-leveling compound.

Exclusion:

Concrete slab-on-grade floors cannot be expected to be crack-free. Most cracking is minor and is the result of large areas of concrete shrinking as the concrete cures. These cracks do not affect the structural integrity of the Home. Since slab-on-grade floors are quite large, shrinkage cracks can be expected to occur randomly.

Cracks in concrete floor of unfinished area (no floor covering) or in areas not designed for living	No coverage.

Cracks in visible face of foundation	No coverage.

Uneven concrete floor slabs

PerformanceStandard:

Concrete floors in rooms finished for habitability by Builder that have pits, depressions or area of unevenness exceeding 3/8-inch in 4 feet are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Where applicable, surface patching is an accepted method of repair. Reinstall or replace any finish flooring material as necessary.

Exclusion:

Basement floors or where a floor or a portion of a floor has been designed for specific drainage purposes are excluded from the Standard.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Interior concrete work is pitting, scaling or spalling

Performance Standard:

Interior concrete surfaces that disintegrate to the extent that aggregate is exposed and loosened under normal conditions of use are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Builder is not responsible for deterioration caused by salt, chemicals, mechanical implements, or other factors beyond the Builder’s control.

Color variations are not covered by the Warranty.

Efflorescence is present on surface of basement floor	No coverage.

Separation of brick or masonry edging from concrete slab or step

Performance Standard:

It is common for the joint to crack between concrete and masonry due to the dissimilarity of the materials. Cracks in excess of 1/4-inch are a deficiency.

Responsibility:

Grout crack fully and reset loose masonry where required. Replacement of masonry material, if required, shall match the existing as closely as possible but Builder cannot guarantee an exact match.

Cracking, settling or heaving of stoops and steps

Performance Standard:

Stoops and steps that have settled, heaved or separated in excess of 1 inch from Home are a deficiency.

Responsibility:

Builder shall take corrective action necessary to meet the Standard.

Water remains on stoops or steps after rain has stopped

Performance Standard:

Water shall drain off outdoor stoops and steps. Minor amounts of water can be expected to remain on stoops and steps for up to 24 hours after rain.

Responsibility:

Builder shall take corrective action necessary to meet the Standard.

Concrete stair general standards

Performance Standard:

Concrete stair steepness and dimensions, such as tread width, riser height, landing size and stairway width that do not comply with the Building Code are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Concrete stair handrail standards

Performance Standard:

Handrails that do not remain securely attached to concrete stairs are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Handrails that do not remain securely attached because of ordinary wear and tear including but not limited to children sliding down the rail or otherwise playing on the rails is excluded.

Separation or movement of concrete slabs within the structure at constructionand control joints

No coverage. Concrete slabs within the structure are designed to move at construction and control joints and are not deficiencies. The Homeowner is responsible for maintenance of joint material. Expansion joints are intentionally placed in some concrete surfaces to allow sections of concrete to expand and contract with changes in temperature, and control joints are intentionally placed in concrete to control cracking as concrete cures. Expansion and control joints often have inserted plastic barriers or have been grooved/notched during concrete placement and will have a tendency to move or crack in the joint area.

Concrete block or poured concrete basement wall is bowed or out of plumb

Performance Standard:

Basement walls that bow or are out of plumb greater than 1.5 inches per 8 feet when measured vertically on the wall are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exposed concrete wall has holes in it

Performance Standard:

Holes in walls that are larger than 1 inch in diameter or 1 inch in depth are considered a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Concrete has protruding objects

Performance Standard:

Concrete slabs that have protruding objects, such as a nail, rebar or wire mesh are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Asphalt driveways	No coverage.

Masonry (brick) driveway settlement/shifting	No coverage.

Masonry driveway color variation	No coverage.

Cracks/chips in masonry driveway

Performance Standard:

Cracks or chips in a masonry driveway caused by construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Negative slope driveway

Performance Standard:

A driveway that has a negative slope is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Driveways with negative slope due to site conditions where the lot is below the road are not a deficiency.

Pop-outs in exterior concrete	No coverage.

Surface scaling in exterior concrete	No coverage.

Water ponding on exterior concrete surfaces	No coverage.

Common area sidewalks	No coverage.

Exterior concrete paver surfaces	No coverage.

Exterior concrete finish	No coverage.

Protruding object in exterior concrete

Performance Standard:

Exterior concrete that has protruding objects, such as a nail, rebar or wire mesh is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Concrete corners and edges

Performance Standard:

Concrete corners and edges that are excessively damaged during construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

MASONRY
Cracks in masonry, brick or stone veneer

Performance Standard:

Small hairline cracks resulting from shrinkage are common in mortar joints of masonry construction. Cracks greater than 1/4-inch in width are deficiencies.

Responsibility:

Builder will repair cracks greater than 1/4-inch by tuck pointing and patching. Repairs should be made near the end of the Warranty Term to allow Home to stabilize and normal settlement to occur.

Exclusion:

Builder is not responsible for color variations between existing and new mortar.

Masonry wall bowed

Performance Standard:

A masonry wall that bows in an amount equal to or in excess of 1 inch in 10 feet when measured vertically is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

This Standard does not apply to natural stone products.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Masonry broken, loose or deteriorated	Performance Standard: A masonry unit or mortar that is broken, loose or deteriorated is a deficiency Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Stained or dirty masonry

Performance Standard:

Masonry that has dirt, stain or debris on the surface due to construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Gaps in masonry walls

Performance Standard:

A gap between masonry and adjacent material equaling or exceeding 1/4-inch in average width that is not caulked is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Mortar obstructions

Performance Standard:

Mortar that obstructs a functional opening, such as a vent, weep hole or plumbing cleanout is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deficiencies caused by the Homeowner putting any material into weep holes are excluded. Weep holes are an integral part of the wall drainage system and must remain unobstructed.

Mortar stain on exterior brick or stone

Performance Standard:

Exterior brick and stone shall be free of mortar stains detracting from the appearance of the finished wall when viewed from 20 feet at closing.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Efflorescence is present on masonry or mortar surface	No coverage.

Cracking or spalling of stucco and cement plaster

Performance Standard:

Hairline cracks in stucco or cement plaster are common especially if applied directly to masonry back-up. Cracks greater than 1/8-inch in width or spalling of the finish surfaces are deficiencies.

Responsibility:

Scrape out cracks and spalled areas. Fill with cement plaster or stucco to match finish and color as close as possible.

Exclusion:

The Builder will try to match the original stucco texture and color as closely as possible, but a perfect match is not covered by the Warranty. The Builder shall not be responsible for repairing cracks in stucco caused by the Homeowner’s actions, including the attachment of devices to the stucco surface, such as, but not limited to, patio covers, plant holders, awnings and hose racks.

Separation at stucco joints

Performance Standard:

A separation between a stucco surface and adjacent material that equals or exceeds 1/4-inch in width that is not caulked is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Separation of coating from base on exterior stucco wall

Performance Standard:

Texture may become separated from the base stucco layer. Missing stucco texture greater than 1/8-inch is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder is not responsible for failure to match color or texture, due to the nature of the material.

Exclusion:

Texture loss beneath the horizontal weep or drainage screed is normal and is not covered by the Warranty.

Exposed lath	Performance Standard: Lath that is exposed is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Texture mismatch

Performance Standard:

Deviations, bumps or voids measuring over 1/4-inch per 4 feet, which are not part of the intended texture are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exemptions:

Texture is applied by hand, which varies with the technique of the installer. Where tall walls exist,

it is necessary to install in several passes. Breaks between application phases occur in all homes and sometimes are more visible due to the method of application. Inherent inconsistency is to be expected as with all hand-applied troweled finishes. During repair, the Builder will try to match the original texture as closely as possible, but a perfect match is not covered by the Warranty.

Stucco color mismatch

No coverage. Stucco/Cementitious finish is a colored cement product and is affected by the underlying surface, application technique, temperature, humidity and curing. The Builder will try to match stucco/ cementitious finish color as closely as possible, but a perfect match is not covered by the Warranty.

Surface staining

No coverage. The surface of exterior walls may become stained from rainwater or water splashing up from the ground. Since the surface is a porous material, this condition cannot be eliminated and is not covered by the Warranty.

Stucco/cementitious finish appears wet

No coverage. The surface is a porous cement product and designed to become saturated with moisture. It will, therefore, appear wet long after rain has stopped. This is a normal condition and is not covered by the Warranty.

Stucco finish imperfections

Performance Standard:

Stucco surfaces that have imperfections that are visible from a distance of 10 feet under normal lighting conditions and that disrupt the overall uniformity of the finished pattern are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Stucco deteriorates excessively

Performance Standard:

Stucco that deteriorates excessively is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deterioration caused by Homeowner allowing water from irrigation system to contact stucco excessively is not covered.

Stucco bowed, uneven or wavy

Performance Standard:

Stucco walls that bow in excess of 1.5 inches in 10 feet measured vertically is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Stucco screed

Performance Standard:

A stucco screed that does not have a minimum clearance of at least 4 inches above the soil or landscape surface and at least 2 inches above any paved surface is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deficiencies due to Homeowner-altered landscape are not covered.

Stucco obstructs opening

Performance Standard:

Stucco that obstructs a functional opening, such as a vent, weep hole or plumbing cleanout is a deficiency.

 Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Course of masonry or veneer not straight	No coverage.

Exterior cut bricks are of different thickness below openings	No coverage.

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DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
CARPENTRY/FRAMING
Floors squeak, due to improper installation or loose subfloors

Performance Standard:

Loud and objectionable squeaks caused by improper installation or loose subfloor are deficiencies, but a totally squeak-proof floor cannot be guaranteed.

Responsibility:

Builder will refasten any loose subfloor or take other corrective action to reduce squeaking to the extent possible within reasonable repair capability without removing floor and ceiling finishes. Floor squeaks may occur when a subfloor that has come loose from the joists is deflected by the weight of a person and rubs against the nails that hold it in place. Squeaks may also occur when one joint is deflected while the other members remain stationary. Because the Standard requires the Builder to make a reasonable attempt to eliminate squeaks without requiring removal of all floor and ceiling finishes, nailing loose subflooring with casing nails into the carpet surface and countersinking the head is an acceptable practice.

Squeaking stair riser or tread

Performance Standard:

Loud squeaks caused by a loose stair riser or tread are deficiencies, but totally squeak-proof stair risers or treads cannot be guaranteed.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Gaps exist between interior stair railing parts

Performance Standard:

Gaps between interior stair railing parts that exceed 1/8-inch in width are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Interior stair railing lacks rigidity

Performance Standard:

Interior stair railings that are not attached to structural members in accordance with applicable codes are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Interior stair tread deflects too much

Performance Standard:

An interior stair tread that deflects in excess of 1/8-inch at 200 pounds force is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Gaps exist between interior stair risers, treads, and/or skirts

Performance Standard:

Gaps between adjoining parts that are designed to meet flush that exceed 1/8-inch in width are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Uneven wood framed floors

Performance Standard:

Sub-flooring that has excessive humps, ridges, depressions or slopes within any room that equals or exceeds 3/8- inch in any 32-inch direction is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Wood floor is out of square	No coverage.

Wood floor is out of level

Performance Standard:

If any point on the surface of a wood floor is more than 1/2-inch higher or lower than any other point on the surface within 20 feet, or proportional multiples of the preceding dimensions, it is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Excessive deflection observed in floor or roof constructed of wood I-joists

Performance Standard:

If All beams, joists, rafters, headers, and other structural members constructed of wood I-joists that are not sized, and fasteners spaced, according to manufacturer’s specifications for size, length, and spacing are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

20

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Bowed stud walls or ceilings

Performance Standard:

All interior and exterior frame walls or ceilings have slight variations on the finish surfaces. Walls or ceilings that are bowed more than 1/2-inch within a 32 inch horizontal measurement; or 1/2-inchwith any 8-foot vertical measurement are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Wood frame walls out of plumb

Performance Standard:

Wood frame walls that are more than 3/8-inch out of plumb for any 32 inch vertical measurement are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Wood, concrete, masonry or steel columns are bowed or out of plumb

Performance Standard:

Wood columns that are bowed in excess of 1/2-inch in 8 feet or out of plumb in excess of 1/8-inch in any 12 inches or 3/4-inch in 8 feet when measured from base to top of column are a deficiency.

Concrete columns installed with a bow in excess of 1 inch in 8 feet are a deficiency. Concrete columns installed out of plumb in excess of 1/4-inch in 12 inches when measured from the base to the top of the column, not to exceed 1.5 inches in 8 feet are a deficiency.

Exposed concrete columns bowed or out of plumb in excess of 1 inch in 8 feet are a deficiency.

Masonry columns installed out of plumb in excess of 1/4-inch in 12 inches when measured from the base to the top of the column not to exceed 1.5 inches in 8 feet are a deficiency.

Masonry columns bowed or out of plumb more than 1 inch in 8 feet are a deficiency.

Steel columns out of plumb in excess of 1/8-inch in 12 inches when measured from the base to the top of the column are a deficiency.

Steel columns bowed or out of plumb in excess of 3/8-inch in 8 feet when measured vertically are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exterior moisture barrier on wall

Performance Standard:

An exterior moisture barrier that allows an accumulation of moisture inside the barrier is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Penetrations made by the Homeowner through the exterior moisture barrier that permit the introduction of moisture inside the barrier are excluded.

Springiness, bounce, shaking, or visible sag is observed in floor or roof

Performance Standard:

All beams, joists, rafters, headers and other structural members shall be sized and fasteners spaced according to the National Forest Products Association span tables or local building codes.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Wood beam or post is split

Performance Standard:

Beams or post, especially those 2.5 inches or greater in thickness, will sometimes split as they dry subsequent to construction. Unfilled splits exceeding 1/4-inch in width and all splits exceeding 3/8-inch in width are deficiencies.

Responsibility:

Builder shall repair or replace as required. Filling splits is acceptable for widths up to 3/8-inch.

Exclusion:

Some characteristics of drying wood are beyond the control of the Builder and cannot be prevented.

Wood beam or post is twisted, bowed or cupped

Performance Standard:

A non-structural post or beam having a warp or twist equal or exceeding 1 inch in 8 feet of length is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Split or warped rafters or trusses	No coverage. Some splitting or warping is normal and is caused by high temperature effects on lumber.

21

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Exterior sheathing and subflooring which delaminates or swells

Performance Standard:

Sheathing and subflooring delaminating or swelling on the side that the finish material has been applied is a deficiency.

Responsibility:

Builder shall repair or replace subflooring or sheathing as required. Replacement of the finish materials, when necessary, shall be done to match the existing finish as closely as possible.

Wood frame walls out of square

Performance Standard:

The diagonal of a triangle with sides of 12 feet and 16 feet along the edges of the floor that is not 20 feet plus or minus 1/2-inch is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

INTERIOR TRIM
Shelving

Performance Standard:

The length of a closet rod shall not be shorter than the actual distance between the end supports in an amount equal to or exceeding 1/4-inch and shall be supported by stud-mounted brackets no more than 4 feet apart. The length of a shelf shall not be shorter than the actual distance between the supporting walls by an amount equal to or exceeding 1/4-inch and shall be supported by stud-mounted brackets no more than 4 feet apart. End supports shall be securely mounted.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Unsatisfactory quality of finished interior trim and workmanship

Performance Standard:

Joints between moldings and adjacent surfaces that exceed 1/8-inch in width are deficiencies.

Responsibility:

Repair defective joints and touch up finish coating where required to match as closely as possible. Caulking is acceptable.

Exclusion:

Some separation due to lumber shrinkage is normal and should be expected. Separation of trim and moldings can be caused by lack of control of indoor relative humidity by Homeowner and is not covered.

Inside corner is not coped or mitered

Performance Standard:

Trim edges at inside corners that are not coped or mitered are a deficiency. However, square edge trim may be butted.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Trim or molding miter edges do not meet

Performance Standard:

Gaps between miter edges in trim and molding that exceed 1/4-inch at installation are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Interior trim is split	No coverage. Splits, cracks and checking are inherent characteristics of all wood products and are not considered deficiencies.

Hammer marks visible on interior trim

Performance Standard:

Hammer marks on interior trim that are readily visible from a distance of 6 feet under normal lighting conditions are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exemption:

Refinished or replaced areas may not match surrounding areas exactly.

Exposed nail heads in woodwork

Performance Standard:

After painting or finishing, nails and nails holes that are readily visible from a distance of 6 feet under normal lighting conditions are a deficiency.

Responsibility:

Fill nail holes where required and, if necessary, touch up paint, stain or varnish to match as closely as possible. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exemption:

Nail holes do not have to be filled where the surface finish is not conducive or so designed to have nail holes filled because of the product. Nail holes in base and trim in unfinished rooms or closets do not have to be filled.

22

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
THERMAL AND MOISTURE PROTECTION
Leaks in basement or in foundation/crawl space

Performance Standard:

Leaks resulting in actual trickling of water through the walls or seeping through the floor are deficiencies.

Responsibility:

Take such corrective action as is necessary to correct basement and crawl space leaks, except where the cause is determined to be the result of Homeowner negligence. Where a sump pit has been installed by Builder in the affected areas but the sump pump was not contracted for or installed by Builder, no action is required until a properly sized pump is installed by the Homeowner in an attempt to correct the condition. Should the condition continue to exist, then Builder shall take necessary action to correct the problem.

Exemption:

Leaks caused by landscaping improperly installed by the Homeowner or failure by the Homeowner to maintain proper grades are excluded from Warranty Coverage. Dampness in basement and foundation walls or in concrete basement and crawl space floors is often common to new construction and is not a deficiency.

Insufficient insulation

Performance Standard:

Insulation that is not installed around all habitable areas in accordance with established local industry standards is a deficiency.

Responsibility:

Builder shall install insulation of sufficient thickness and characteristics to meet the local industry standards. In the case of dispute, cost for investigating the sufficiency of insulation and restoring areas to prior condition is to be borne by Homeowner if it is found that the standard has been met by Builder. Builder’s responsibility is limited to deficiencies noted prior to closing.

Sound transmission between rooms, floor levels, or from the street into Home	No coverage.

Inadequate ventilation or moisture in crawl spaces

Performance Standard:

Crawl spaces shall have adequate ventilation to remove moisture or other approved method of moisture control. Ventilation or other moisture control methods shall be considered a deficiency if there is damage to supporting members or insulation due to moisture accumulation.

Responsibility:

Builder shall investigate to determine cause, and make necessary repairs. Corrective action may include the installation or properly sized louvers, vents, vapor barrier or other locally approved method of moisture control.

Exclusion:

Temporary conditions may cause condensation in crawl spaces that cannot be eliminated by ventilation and/or vapor barrier. Night air may cool foundation walls and provide a cool surface on which moisturemay condense. In homes that are left unheated in the winter, the underside of floors may provide a cold surface on which warmer crawl space air may condense. These and other similar conditions are beyond the Builder’s control. Maintaining adequate heat and seasonable adjustment of vents is the responsibility of the Homeowner.

Inadequate ventilation or moisture control in attics or roofs

Performance Standard:

Attics or roofs shall have adequate ventilation to remove moisture, or other approved method of moisture control. Ventilation or other moisture control methods shall be considered a deficiency if there is damage to supporting members or insulation due to moisture accumulation.

Responsibility:

Builder shall investigate to determine cause, and make necessary repairs. Corrective action may include the installation of properly sized louvers, vents, vapor retarder or other locally approved method of moisture control.

Exclusion:

The Homeowner is responsible for keeping existing vents unobstructed. Locally approved and properly constructed “hot roof” or other alternative roof designs may not require ventilation, and where there is no evidence of moisture damage to supporting members or insulation, there are no deficiencies.

Attic vents or louvers leak

Performance Standard:

Attic vents and louvers that leak are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Infiltration of wind driven rain and snow are not considered leaks and are beyond the control of the Builder.

23

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Bath or kitchen exhaust fans improperly vented into attic

Performance Standard:

Bath or kitchen exhaust fans that are vented into attics causing moisture to accumulate resulting in damage to supporting members or insulation are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Kitchen or bath fans allow cold air infiltration	No coverage. This is a normal condition beyond the Builder’s control.

Water or air leaks in exterior walls due to inadequate caulking

Performance Standard:

Joints and cracks in exterior wall surfaces and around openings that are not properly caulked to exclude the entry of water or excessive drafts are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Homeowner must maintain caulking once the condition is corrected.

SIDING
Delamination, splitting or deterioration of exterior siding

Performance Standard:

Any hardwood or composite siding that has delaminated (separated into layers) is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The effects of improper Homeowner maintenance, negligent damage caused by objects striking the siding and weathering are not covered by the Warranty. weathering are not covered by the Warranty.

Loose or fallen siding

Performance Standard:

All siding that is not installed properly, which causes same to come loose or fall off is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Loose or fallen siding due to Homeowners actions or neglect, such as leaning heavy objects against siding, impact, or sprinkler systems repeatedly wetting siding is not a deficiency.

Siding is bowed

Performance Standard:

Bows exceeding 1/2-inch in 32 inches are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. If replacement of siding is required, Builder will match the original material as closely as possible. Homeowner should be aware that the new finish may not exactly match the original surface texture or color.

Exclusion:

Bowed siding due to Homeowner’s actions or such as bowing caused by sprinkler system repeated lywetting siding is not a deficiency. Impact, or sprinkler systems repeatedly wetting siding is not a deficiency.

Siding is cupped

Performance Standard:

Siding cupped in an amount equal to or exceeding 1/2-inch in a 6-foot run is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Stained siding from nails

Performance Standard:

Nail stains exceeding 1/2-inch in length and visible from a distance of 20 feet are deficiencies.

Responsibility:

Builder shall correct by either removing stains, painting or staining the affected area one-time only during the Warranty Term. Builder shall match color and finish as closely as possible. Where paint or stain touch up affects the majority of the wall surface, the whole area shall be refinished.

Exclusion:

“Natural weathering” or semi-transparent stains are excluded from coverage.

24

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Siding joints separated

Performance Standard:

Joint separations in siding exceeding 3/16-inch are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Filling with sealant is an acceptable repair.

Gaps between siding and trim

Performance Standard:

Gaps between siding and moldings at trim pieces, miter joints or openings that exceed 1/4-inch are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Caulking and repainting is an acceptable repair.

Siding nails expose interior fiber

Performance Standard:

Siding nails that are countersunk to expose the interior fibers of hardboard or cementitious composite siding are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Caulking and repainting is an acceptable repair.

Splits or knotholes in siding or trim

Performance Standard:

Knotholes that expose the underlying sheathing or building paper, or splits in exterior siding or trim wider than 1/8- inch are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Siding color or texture mismatch

Performance Standard:

The Builder will try to match the texture and color of the existing siding as closely as possible for any repair or replacement of siding, but a perfect match is not guaranteed by the Warranty.

Siding finish faded

Performance Standard:

Any colored siding will fade when exposed to the sun. This is a normal condition. If a particular piece of siding that becomes excessively faded in contrast to similarly exposed siding, it is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Siding/trim wood rot

Performance Standard:

Some warping, cupping, splitting or rotting of wood can be expected. Excess warping, cupping, splitting or rotting of wooden members is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

“Bleeding” through siding paint

Performance Standard:

Resins and extractives “bleeding” through the paint are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

The Warranty will not apply if stains or clear wood protectants are used, since they do not cover up the natural extractives of wood. Effects of improper Homeowner maintenance, negligence, physical damage or weathering are not covered by the Warranty.

Unsatisfactory quality of finished exterior trim and workmanship

Performance Standard:

Joints between exterior trim elements and siding which are in excess of 1/4-inch are deficiencies. In all cases, the siding shall be capable of performing its function to exclude the elements.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Caulk open joints between dissimilar materials.

25

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Loose exterior trim

Performance Standard:

Trim that has separated from the Home by more than 1/4-inch is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Warranty does not cover trim separation caused by acts of God or unusually high winds that exceed the manufacturer’s wind limits.

Protruding nails in exterior trim

Performance Standard:

Trim with nails that completely protrude through the finished surface of the trim is a deficiency but nail heads may be visible on some products.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Some products specify that the nails be flush with the trim surface. When these products are used, visible nail heads are not considered protruding nails as long as they are painted over.

Nail stains in exterior trim

Performance Standard:

Nail stains exceeding 1/2-inch in length and visible from a distance of 20 feet are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exterior trim board cupped

Performance Standard:

Exterior trim and eave block that cups in an amount equal to or in excess of a 1/4-inch in a 6-foot run is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exterior trim board twisted	Performance Standard: Bows and twists in trim board exceeding 3/4-inch per 8 feet are deficiencies. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Exterior trim is split

Performance Standard:

Exterior trim and eave block with cracks or splits equal to or in excess of 1/8-inch in average width are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Siding is not installed on a straight line

Performance Standard:

Any piece of lap siding more than 1/2-inch off parallel in 20 feet with contiguous courses is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Siding is buckled

Performance Standard:

Siding that projects more than 3/16-inch from the face of adjacent siding is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Siding is wavy

Performance Standard:

Some waviness in lap siding is to be expected because of bows in studs. Thermal expansion waves or distortions in aluminum or vinyl lap siding, sometimes called oil canning, are considered deficiencies if they exceed 1/2-inch in 32 inches.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Aluminum or vinyl lap siding trim is loose from Home	Performance Standard: Trim that is separated more than 1/4-inch from the Home is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

26

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Aluminum or vinyl lap siding courses are not parallel with eaves or wall openings

Performance Standard:

Any piece of aluminum or vinyl lap siding more than 1/2-inch off parallel in 20 feet with contiguous courses, or contiguous break such as a soffit line, is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Aluminum or vinyl lap siding nail shows under window, door, or eave

Performance Standard:

Facing nails that do not match the color of the trim they affix are deficiencies. Nail heads in the field of the siding that are exposed are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Aluminum or vinyl lap siding trim accessory is loose from caulking at windows or other wall openings	No coverage.

Aluminum or vinyl lap siding is not cut tight to moldings

Performance Standard:

Gaps between siding and moldings that exceed 1/4-inch are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The consumer and contractor may agree to disregard standard to match conditions on structure.

Aluminum or vinyl lap siding is cut crooked

Performance Standard:

Visible cuts in siding shall be straight, plumb, and neat. Crooked cuts greater than 1/8-inch from true are a deficiency.

Responsibility:

Gaps shall comply with the manufacturer’s guidelines unless the existing building is out of square or out of plumb. Cut edges of vinyl siding should always be covered by trim or receiving channels and should not be visible. Cuts should be made so that when properly installed in trim, edges are not visible.

ROOF
Water trapped under roofing membrane	Performance Standard: Any blister larger than 12 inches is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Roof or flashing leaks

Performance Standard:

Roof and flashing leaks that occur under normal weather conditions are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Leaks caused by debris or ice accumulation are considered part of routine Homeowner maintenance and are not covered by the Warranty.

Roof shingles have blown off

Performance Standard:

Shingles shall not blow off in wind less than the manufacturer’s standards or specifications.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Shingles that blow off in winds less than the manufacturer’s specifications due to a manufacturing defect are the manufacturer’s responsibility.

Shingles that blow off in hurricanes, tornadoes, hailstorms, or winds including gusts greater than 60 miles per hour, are not deficiencies. Homeowner should consult the manufacturer’s warranty for specs, standards and warranty responsibility in higher wind speeds.

Lifted, torn, curled or otherwise defective shingles

No coverage. Manufacturing defects in shingles are not covered under the Warranty. The Homeowner should consult the manufacturer’s warranty for specs, standards, and manufacturer’s warranty responsibility.

27

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Mildew, algae and moss on roofs

No coverage. The growth of mildew, algae and moss on roof surfaces is caused by the accumulation of dust and considered the responsibility of the Homeowner to conduct proper routine maintenance. The growth of mildew, algae and moss on roof surfaces is not covered under the Warranty.

Roof tile efflorescence

No coverage. Efflorescence is a temporary surface condition that causes a white chalky substance to form on concrete products. It is not uncommon for efflorescence to form on roof tiles, as it is a common condition for all concrete products. Efflorescence will eventually wash away with rain and, therefore, is not covered under the Warranty.

Roofing shingles or tiles not aligned

No coverage. Shingles and tiles are installed to withstand a maximum exposure to the weather as recommended by the manufacturer. Often, tiles and shingles must be adjusted to compensate for differing roof conditions. This is not considered a defect.

Shading or shadowing pattern

No coverage. Shading or shadowing on roofing materials is caused by the differences in product color installed in a specific area. The Builder will try to minimize shading deviations by mixing the tiles and shingles during installation, but uniform shading or shadowing is not covered by the Warranty.

Roof tile color variations

No coverage. Color fading, color changes, variations of the color hue or physical deterioration of the color from outside conditions of roof tiles should be expected. Because shade variations are normal and expected from weather, oxidation or air pollutants, color variations in roof tiles are not covered by the Warranty.

New roofing products do not match existing

No coverage. The color and texture of new roofing components used to repair existing roofing components may not match due to weather or manufacturing variations. For any repair or replacement of roofing components, the Builder will try to match the texture and color of existing roofing components as closely as possible, but a perfect color match is not covered by the Warranty.

Interior water damage from ice-damming

Performance Standard:

Ice-damming causing leaks into living areas because of incorrectly installed insulation is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

No action is required if the condition is caused by swings of freezing and thawing in the weather.

Loose or cracked tiles or shingles

Performance Standard:

A roof tile that is cracked or broken is a deficiency. A shingle that is broken so that it detracts from the overall appearance of the Home is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deficiencies caused by Homeowner conduct.

Standing water on built-up roofs

Performance Standard:

Water that does not drain from a f l a t or low pitched roof within 24 hours of a normal rainfall is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Minor ponding or standing of water is not considered a deficiency. Minor ponding shall not exceed 3/8-inch.

Miscellaneous roof water infiltration

Performance Standard:

Exterior moisture barrier of the roof that allows moisture penetration is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Penetrations through exterior moisture barrier of the roof made by the Homeowner.

Roofing is blistered but does not admit water	Performance Standard: No coverage. Surface blistering of roll roofing is caused by unusual conditions of heat and humidity acting on the asphalt and cannot be controlled by the Builder.

Roof ridge beam deflects	Performance Standard: Roof ridge beam deflection greater than 1 inch in 8 feet is considered a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

28

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Roof or ceiling rafter bows	Performance Standard: Rafters that bow greater than 1 inch in 8 feet are considered a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Roof sheathing is wavy or appears bowed	Performance Standard: Roof sheathing that bows more than 1/2-inch in 2 feet is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Ice builds up on the roof	No coverage. During prolonged cold spells, ice is likely to build up at the eaves of a roof. This condition can naturally occur when snow and ice accumulates.

Asphalt shingles do not overhang edges of roof, or hang too far over edges of roof

Performance Standard:

Asphalt shingles shall overhang roof edges by not less than 1/4-inch, and not more than 3/4-inch unless the manufacturer’s standards/specifications indicate otherwise.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Asphalt shingles have developed surface buckling

Performance Standard:

Asphalt shingle surfaces need not be perfectly flat. Buckling higher than 1/4-inch is considered a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Sheathing nails have loosened from framing and raised asphalt shingles

Performance Standard:

Nails that loosen from roof sheathing to raise asphalt shingles from surface are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Roofing nails are exposed at ridge of roof

Performance Standard:

Nail heads shall be sealed to prevent leakage.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Holes from walk boards are visible in asphalt shingles

Performance Standard:

Holes from walk boards shall be flashed and sealed below the asphalt shingle tab to prevent leakage. If patch is visible from ground, the shingle should be replaced.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Existing roof shingles telegraphing through new asphalt shingles	No coverage.

Water is trapped under roll roofing	Performance Standard: Water that becomes trapped under roll roofing is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Gutter and downspouts leak

Performance Standard:

Leaks at connections of gutters and downspouts are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Homeowner is responsible for keeping gutters and downspouts clean. Gutter may overflow during heavy rains provided proper care is taken by the Homeowner to clear debris, snow and ice.

Water remains in gutters after a rain

Performance Standard:

Small amounts of water may remain in some sections of gutter for a short time after a rain. Standing water in gutters that exceeds 1/2-inch in depth is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Homeowner is responsible for keeping gutters and downspouts free from debris that would obstruct drainage.

29

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
DOORS AND WINDOWS
Warpage of interior or exterior doors

Performance Standard:

Warping on doors that exceeds 1/4-inch as measured diagonally from corner to corner is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Warping that occurs to stain or lacquer-finished doors that are improperly maintained is the Homeowner’s responsibility and is not covered by the Warranty.

Doors that do not open and close freely without binding against the doorframe

Performance Standard:

Passage doors that do not open and close freely without binding against the doorframe are deficiencies. Lock bolt is to fit the keeper to maintain a closed position.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Wood doors may stick during occasional periods of high humidity. Seasonal changes may cause doors to expand and contract, and are usually temporary conditions.

Gaps are visible around exterior door edge, door jamb and threshold	Performance Standard: Gaps greater than 1/4-inch are deficiencies. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Door edge is not parallel to door jamb	Performance Standard: Door edge that is not within 3/16-inch of parallel to the door jamb is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Door swings open or closed by the force of gravity

Performance Standard:

When a door is placed in an open position, it shall remain in the position it was placed, unless the movement is caused by airflow.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Door panels shrink and expose bare wood	No coverage. Wooden panels will shrink and expand because of temperature and/or humidity changes, and may expose unpainted surfaces. This does not constitute a defect.

Door panels split

Performance Standard:

Door panels that have split to allow light to be visible through the door are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Bottom of doors drag on carpet surface

Performance Standard:

Where it is understood by Builder and Homeowner that carpet is planned to be installed as floor finish by Builder, the bottom of the doors which drag on the carpet are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Where carpet is selected by the Homeowner having excessive high pile, the Homeowner is responsible for any additional door undercutting. Builder is not responsible if Homeowner installs carpet.

Excessive opening at the bottom of interior doors

Performance Standard:

Passage doors from room to room that have openings between the bottom of the door and the floor finish material in excess of 1.5 inches are deficiencies. Closet doors having an opening in excess of 2 inches are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

30

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Bi-fold and pocket doors

Performance Standard:

Pocket doors that rub in their pockets during normal operation are deficiencies. Bi-fold doors shall slide properly on their tracks at the time of closing.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Cleaning and maintenance necessary to preserve proper operation are the Homeowner’s responsibility.

Sliding patio doors and screens

Performance Standard:

Sliding patio doors and screens that come off their tracks when sliding during normal operation are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Some entrance of the elements can be expected under windy conditions.

Sliding patio door does not roll smoothly

Performance Standard:

Sliding patio doors that do not roll smoothly at the time of closing are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

The cleaning and maintenance necessary to preserve proper operation are the Homeowner’s responsibility.

Latch is loose or rattles

Performance Standard:

Hardware shall function properly, without catching binding or requiring excessive force to operate. A door or window latch or lock shall close securely and shall not be loose or rattle.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Some minor movement should be expected.

Painted or stained doors

Performance Standard:

A door or window shall be painted or stained according to the manufacturers’ specifications.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

De-laminated doors	Performance Standard: A door that delaminates is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Damage to metal doors

Performance Standard:

A metal door that is dented or scratched due to construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Garage door fails to operate or fit properly

Performance Standard:

Garage doors that do not operate and fit the door opening within the manufacturer’s installation tolerances are deficiencies. Some entrance of the elements can be expected under heavy weather conditions and is not considered a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

No adjustment is required when cause is determined to result from anyone but Builder’s or Builder’s subcontractors’ installation of an electric door opener.

31

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Damage to metal garage door

Performance Standard:

A metal garage door that is dented or scratched due to construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Garage door opener	No coverage.

Garage door spring

Performance Standard:

A garage door spring shall operate properly and shall not lose appreciable tension, break or be undersized.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Garage

Performance Standard:

A garage door shall remain in place at any open position, operate smoothly and not be off track.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Window is difficult to open or close

Performance Standard:

Windows that require greater opening or closing force than the manufacturer’s specifications are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Normal maintenance by the Homeowner includes keeping the tracks, channels and operating mechanisms clean and lubricated. For most windows, Homeowners should use a dry silicone spray lubricant on the tracks once each year.

Double hung windows do not stay in place when open

Performance Standard:

Double hung windows are permitted to move within a 2-inch tolerance, up or down when put in an open position. Any excessive movement exceeding the tolerance is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Condensation or frost on window frames and glass

Performance Standard:

No coverage. Windows and skylights will collect condensation on their interior surfaces when high humidity within the Home turns into water on the colder window or skylight surface. The Homeowner is responsible for controlling interior temperature and humidity to avoid condensation. Draperies and blinds should be leftopen to encourage air circulation and even temperatures during periods of cold weather and high interior humidity. Under the Warranty, no action on the part of the Builder is required.

Hardware does not work properly, fails to lock or perform its intended purpose

Performance Standard:

Hardware finishes shall not be tarnished, blemished, corroded or stained due to construction activities, unless the finish is installed as a specialty feature.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

The Builder is not responsible for tarnished, blemished, or stained hardware finishes that have been damaged by factors that are beyond the manufacturer’s or the Builder’s control, such as the Homeowner’s use of abrasive pads or cleaners, harsh chemicals, alcohol, organic solvents or deterioration caused by exposure to outdoor elements such as salt air or humidity.

Damaged hardware

Performance Standard:

Hardware shall not be scratched, chipped, cracked or dented due to construction activities.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Loose hardware

Performance Standard:

Hardware shall be installed securely and shall not be loose.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

32

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Door hardware or kick plate has tarnished	No coverage.
Interior iron work

Performance Standard:

Interior ironwork that has rusted is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The builder is not responsible for ironwork finishes that rust due to factors that are beyond the manufacturer’s or the Builder’s control such as the Homeowner’s use of abrasive pads or cleaners, harsh chemicals, alcohol, organic solvents or deterioration caused by exposure to humidity.

Storm doors, windows and screens do not operate or fit properly

Performance Standard:

Storm doors, windows and screens, when installed, which do not operate or fit properly to provide the protection for which they are intended are considered deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Missing screens, rips or gouges in the screen mesh are not covered by this Warranty.

Plastic molding behind storm door melts from exposure to sunlight

Performance Standard:

The plastic moldings behind the storm doors should not melt if the storm panel is removed and reinstalled by the owner during normal maintenance operations.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Drafts around doors and windows

Performance Standard:

Some infiltration is usually noticeable around doors and windows especially during high winds. No daylight shall be visible around frame when window or exterior door is closed.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

In high wind areas, the Homeowner may need to have storm windows and doors installed to eliminate drafts.

Clouding and condensation on inside surfaces of insulated glass	No coverage.

Window or skylight leaks

Performance Standard:

Water leaking through or around windows or skylights as a result of improper installation is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Water leaks at windows or skylights resulting from Homeowner damage, extreme weather or improper Homeowner maintenance are not covered by the Warranty. Water may become visible in window tracks and sliding glass door tracks during heavy rain and should drain to the outside of the Home.

Window scratches and imperfections

Performance Standard:

Where a viewer looks through the window in daylight without direct sunlight, a potential imperfection that is in the view plane 90° to the window surface that is detectable from a distance of over 10 feet is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Defective glass

Performance Standard:

Defects, including stress cracks or failed seals in insulated windows, are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Broken glass or screen

Performance Standard:

Broken glass or screen due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

33

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Mirrors and shower doors

Performance Standard:

A mirror, interior glass or shower door shall not be loose and shall be securely mounted or attached to the supporting surface. Fixtures, such as towel bars or door handles, shall be securely mounted. A mirror, interior  glass or shower door shall not be damaged due to construction activities. A shower door shall not leak. Imperfections in a mirror or shower door shall not be visible from a distance of 2 feet or more when viewed in  normal light. When opening and closing, a shower door shall operate easily and smoothly without requiring excessive pressure.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

FINISHES
Cracks in plaster wall and ceiling surfaces

Performance Standard:

Hairline cracks are not unusual. Cracks in plaster wall and ceiling surfaces exceeding 1/16-inch in width are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Drywall cracks, texture variations

Performance Standard:

Hairline cracks are not unusual. Cracks in interior gypsum board or other drywall materials exceeding 1/8-inch in width are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Texture on blown or textured ceilings is uneven	No coverage. This is a normal condition that occurs with randomly applied materials.

Drywall bowed

Performance Standard:

A drywall surface that has a bow or depression that equals or exceeds 1/4-inch out of line within any 32- inch horizontal measurement as measured from the center of the bow or depression or 1/2-inch within any 8-foot vertical measurement is a deficiency.

A ceiling made of drywall that has bows or depressions that equal or exceed 1/2-inch out of line within a 32-inch measurement as measured from the center of the bow or depression running parallel with a ceiling joist or within 1/2-inch deviation from the plane of the ceiling within any 8- foot measurement is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Drywall is crowning

Performance Standard:

Crowning at a drywall joint that equals or exceeds 1/4-inch within a twelve-inch measurement centered over the drywall joint is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Drywall is out of plumb, level or square

Performance Standard:

A drywall surface that is out of level (horizontal), plumb (vertical) or square (perpendicular at a 90-degree angle) such that there are variations in those measurements to wall or surface edges at any opening, corner, sill, shelf, etc. that equals or exceeds 3/8-inch in any 32-inch measurement along the wall or surface is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Angular gypsum wallboard joints are uneven	No coverage. This is a natural condition that occurs with randomly applied materials.

Nail pops, blisters, or other blemishes on finished wall or ceiling

Performance Standard:

Nail pops and blisters that are readily visible from a distance of 6 feet under normal lighting conditions are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Repairs should be completed near the end of the Warranty Term to allow for normal movement in Home.

Exclusion:

Depressions or slight mounds at nail heads are not considered deficiencies. Builder is not responsible for nail pops or blisters that are not visible, such as those covered by wallpaper.

Cracked corner bead, excess joint compound, trowel marks or blisters in tape joints

Performance Standard:

Cracked or exposed corner bead, trowel marks, excess joint compound, or blisters in drywall tape are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term. Repairs should be completed near the end of the Warranty Term to allow for normal settling in the Home.

34

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
FLOORING
Flagstone, marble, quarry tile, slate, or other hard surface flooring is broken or loose

Performance Standard:

Tile, flagstone or similar hard surfaced sanitary flooring that cracks or becomes loose is a deficiency. Subfloor and wallboard are required to be structurally sound, rigid and suitable to receive a finish.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Cracking or loosening of flooring caused by the Homeowner’s negligence is not a deficiency. Builder is not responsible for color and pattern variations or discontinued patterns of the manufacturer. Hollow tiles occasionally occur and are not covered by the Warranty.

Hard surface color variations and imperfections	No coverage.

Excessive “lippage” of adjoining marble or ceramic tile

Performance Standard:

Lippage greater than 1/8-inch is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exclusion:

Irregular tiles such as limestone, adoquin and Mexican Payers are not covered by the Warranty.

Cracks in grouting of ceramic tile joints or at junctions with other materials such as a bathtub, shower, or countertop	No coverage.

Grout or mortar joint is not a uniform color

Performance Standard:

Grout that changes shade or discolors excessively due to construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Irregular grout lines

Performance Standard:

Hard surface layout or grout line that are excessively irregular are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exclusion:

Natural products such as flagstone, marble, granite, slate, and other quarry tile will have size variations that may create irregular layouts or grout lines.

Nail pops appear on the surface of resilient flooring

Performance Standard:

Readily apparent nail pops are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Builder is not responsible for discontinued patterns or color variations. Sharp objects such as high heels, table and chair legs, can cause similar problems, and are not covered by this Warranty.

Depressions or ridges appear in the resilient flooring due to subfloor irregularities

Performance Standard:

Readily apparent depressions or ridges exceeding 1/8-inch are a deficiency. The ridge or depression measurement is taken as the gap created at one end of a 6-inch straight edge placed over the depression or ridge with 3-inches on one side of the deficiency held tightly to the floor.

Responsibility:

Builder shall take required action to bring the deficiency within acceptable tolerances so as to be not readily visible.

Exclusion:

Builder is not responsible for discontinued patterns or color variations in the floor covering, Homeowner neglect or abuse, nor installations performed by others.

35

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Resilient flooring or base loses adhesion

Performance Standard:

Resilient flooring or base that lifts, bubbles, or becomes unglued is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Builder is not responsible for discontinued patterns or color variations.

Seams or shrinkage gaps show at resilient flooring joints

Performance Standard:

Gaps in excess of 1/16-inch in width in resilient floor covering joints are deficiencies. Where dissimilar materials abut, a gap in excess of 1/8-inch is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Proper repair can be affected by sealing gap with seam sealer.

Exclusion:

Builder is not responsible for discontinued patterns or color variations of floor covering. Minor gaps should be expected.

Vinyl flooring patterns misaligned

Performance Standard:

Patterns at seams between adjoining pieces that are not aligned to within 1/8-inch are deficiencies. The corners of adjoining resilient floor tiles shall be aligned to within 1/8-inch.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exclusion:

Misaligned patterns are not covered unless they result from improper orientation of the floor tiles.

Vinyl flooring stains	No coverage.

Yellowing appears on surface of vinyl sheet goods	No coverage.

Vinyl flooring not square

Performance Standard:

Vinyl flooring that is not installed square to the most visible wall or that varies by 1/4-inch in any 6-foot run is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Cupping, open joints, or separations in wood flooring

Performance Standard:

Open joints or separations between floorboards of finished wood flooring that exceed 1/8-inch in width are deficiencies. Cups in strip floorboards that exceed 1/16-inch in height in a 3-inch maximum distance when measured perpendicular to the length of the board are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Wood floors are subject to shrinkage and swell due to seasonal variations in the humidity level of Home. While boards may be installed tight together, gaps or separations may appear during heating seasons or periods of low humidity. Gaps or separations that close during non-heating seasons are not considered deficiencies. The Homeowner should be familiar with the recommended care and maintenance requirements of their wood floor. Repeated wetting and drying, or wet mopping may damage wood finishes. Dimples or scratches can be caused by moving furniture or dropping heavy objects, and certain high heel style shoes may cause indentations. These conditions are not covered by the Warranty.

Humps, depressions or unevenness in wood flooring

Performance Standard:

Wood flooring that has excessive humps, depressions or unevenness that equals or exceeds 3/8-inch in any 32-inch direction within any room is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Voids in the floor finish

Performance Standard:

Voids or “holidays” that are readily visible from a distance of 6 feet under normal lighting conditions are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

36

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Top coating on hardwood flooring has peeled

Performance Standard:

Field applied coating that peels during normal usage is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Prefinished coatings are the manufacturer’s responsibility.

Crowning of strip flooring has occurred

Performance Standard:

Crowning in strip flooring that exceeds 1/16-inch in depth in a 3-inch maximum span when measured perpendicular to the long axis of the board is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Excessive knots and color variation of strip hardwood flooring	No coverage.

Hardwood flooring buckles from substrate	Performance Standard: Hardwood floor that becomes loose from the substrate is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Slivers or splinters appear in strip flooring

Performance Standard:

Slivers or splinters that occur during the installation of the flooring are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Hardwood floor staining/ shading

Performance Standard:

Hardwood floor staining or shading that occurs as a result of construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

“Sticker burn” appears on surface of strip flooring

Performance Standard:

Discoloration from stacking strips in hardwood flooring in certain grades of flooring is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Excessive lippage is located at junction of prefinished wood flooring products	Performance Standard: Lippage greater than 1/16-inch is considered a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Loose sub-flooring	Performance Standard: Lumber shrinkage as well as temperature and humidity changes may cause loose sub-flooring. Responsibility: Builder will correct if due to a defective joint or improper flashing.

Carpet does not meet at the seams

Performance Standard:

A visible gap or overlapping at the seam due to improper installation is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Color variations in carpet	No coverage.

Carpeting loosens, or the carpet stretches

Performance Standard:

Wall-to-wall carpeting installed as the primary floor covering that comes up, loosens, or separates from the points of attachment is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

37

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Dead spots appear in padding areas below carpet surface

Performance Standard:

Carpeted areas that do not have full coverage of pad consistent throughout the flooring area are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Floor covering fades, stains or discolors	No coverage.

Premature wearing of carpet	No coverage. Manufacturer’s warranty may apply.

Cuts and gouges in any floor covering

Performance Standard:

Cuts and gouges in any floor covering from construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

PAINT/WALL COVERING
Interior caulking

Performance Standard:

Interior caulking that deteriorates or cracks excessively is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Paint color variation

Performance Standard:

Paint or stain that has excessive color, shade or sheen variation is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Knot and wood stains appear through paint on exterior

Performance Standard:

Excessive knot and wood stains that bleed through the paint are considered deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Resin bleeds through on interior trim	No coverage. This is a normal condition that can be expected to occur with natural materials such as wood.

Exterior paint or stain peels or deteriorates

Performance Standard:

Exterior paints or stains that peel or deteriorate during the first year of ownership are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Fading, however, is normal and subject to the orientation of painted surfaces to the climactic conditions which may prevail in the area. Fading is not a deficiency.

Interior paint or stain deteriorates

Performance Standard:

Interior paints or stains that peel or deteriorate during the first year of ownership are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Fading, however, is normal and subject to the orientation of painted surfaces to the climactic conditions which may prevail in the area. Fading is not a deficiency.

38

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Painting required as corollary repair because of other work

Performance Standard:

Repainting, staining or refinishing may be required because of repair work. Repairs required under the Warranty should be finished to match the immediate surrounding areas as closely as practical. Due to fading and normal weathering, a perfect match cannot be achieved and a perfect match is not covered by the Warranty. Where repairs affect more than 50% of a wall or ceiling area, the Builder will repaint the entire wall or ceiling surface from corner to corner. Where custom paints and wall coverings have been installed, the Builder will not warrant the match of any necessary repairs. All blemishes should be noted and repaired prior to custom paints and wall coverings being applied.

Mildew or fungus forms on painted or factory finished surfaces	No coverage.

Deterioration of varnish or lacquer finishes on exterior surfaces

No coverage. Clear finishes on exterior surfaces, such as wood entry doors, diminish with aging and should be reapplied as part of routine Homeowner maintenance every 18 months, depending on outside exposure.

Deterioration of varnish or lacquer finishes on interior surfaces

Performance Standard:

Clear finishes used on exterior surfaces may deteriorate rapidly. This is beyond the control of the Builder. Clear finishes on interior woodwork that deteriorate during the first year of the warranty period are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Deterioration more than one year after closing is excluded.

Damaged interior surfaces

Performance Standard:

Interior painted, varnished or finished surfaces that are dented, nicked or gouged due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Interior paint coverage

Performance Standard:

Wall, ceiling, and trim surfaces that are painted that show through new paint when viewed from a distance of 6 feet under normal lighting conditions are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Visible brush marks on interior paint	No coverage.

Visible lap marks on interior paint	No coverage.

Paint splatters and smears on finish surfaces

Performance Standard:

Paint splatters on walls, woodwork, or other surfaces which are excessive, that are readily visible when viewed from a distance of 6 feet under normal lighting conditions are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exclusion:

Minor paint splatter and smears on impervious surfaces than can be easily removed by normal cleaning methods are considered to be the Homeowner’s maintenance and are not deficiencies.

Peeling of wallcovering installed by Builder

Performance Standard:

Peeling of wallcovering is a deficiency, unless it is due to the Homeowner’s abuse or negligence.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Builder is not responsible for wallpaper installed by Purchaser. Homeowner is responsible for maintaining adequate ventilation in areas of high humidity, such as kitchens and bathrooms.

39

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Separated seams in wallpaper

Performance Standard:

Builder will correct if wall surface is readily visible. Minor imperfections can be expected.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Pattern in wallcovering is mismatched at the edges

Performance Standard:

Patterns in wallcovering that do not match at the edges are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Exclusion:

Builder is not responsible for discontinued or variations in color. Defects in the wallcovering patterns are the manufacturer’s responsibility, and excluded from Warranty coverage.

Lumps and ridges and nail pops in wallboard that appear after the Homeowner has wallcovering installed by others	No coverage.

Stained, discolored or spotted wall coverings

Performance Standard:

Stained, discolored or spotted wall coverings from construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Scratched, gouged, cut or torn wall covering

Performance Standard:

Scratched, gouged, cut or torn wall covering from construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

CHIMNEY/FIREPLACE
Fireplace or chimney does not draw properly causing smoke to enter Home

Performance Standard:

A properly designed and constructed fireplace or chimney shall function correctly. High winds can cause temporary negative or down drafts. Negative drafts can also be caused by obstructions such as tree branches, steep hillsides, adjoining homes, and interior furnaces. In some cases, it may be necessary to open a window slightly to create an effective draft. Since negative draft conditions could be temporary, it is necessary for the Homeowner to substantiate the problems to the Builder by constructing a fire so the condition can be observed.

Responsibility:

When it is determined that the malfunction is based upon improper construction of the fireplace, the Builder shall take the necessary steps to correct the problem.

Exclusion:

When it is determined that the fireplace is properly designed and constructed, but still malfunctions due to natural causes beyond Builder’s control, Builder is not responsible.

Chimney separation from structure to which it is attached

Performance Standard:

Newly built fireplaces will often incur slight amounts of separation. Separation that exceeds 1/2-inch from themain structure in any 10-foot vertical measurement is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Caulking or grouting is acceptable unless the cause of the separation is due to Structural Failure of the chimney foundation. In that case, caulking is unacceptable.

Firebox color is changed; accumulation of residue in chimney or flue	No coverage.

40

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Water infiltration into firebox from flue	No coverage. It is common for water infiltration to occur into the firebox from the flue. A certain amount of rainwater can be expected under certain conditions.

New chimney flashing leaks

Performance Standard:

New chimney flashing that leaks under normal conditions is a deficiency except where the cause is determined to result from ice build-up or the owner’s actions or negligence.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Crack in masonry chimney cap or crown causes leakage

Performance Standard:

It is normal for caps to crack due to expansion and contraction, however where leaks occur with cracking it is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Firebox lining damaged by fire	No coverage. Heat and flames may cause discoloration.

Pre-fab gas fireplace	No coverage.

Cracks in masonry hearth or facing

Performance Standard:

Small hairline cracks in mortar joints resulting from shrinkage are not unusual. Cracks in stone or brick hearth or facing greater than 1/4-inch in width are deficiencies.

Responsibility:

Builder will repair cracks exceeding standard by pointing or patching. Builder is not responsible for color variations between existing and new mortar.

Exclusion:

Heat and flames from normal fires can cause cracking or firebrick and mortar joints. This should be expected, and is not covered by the Warranty.

Brick veneer spalling from chimney surface	Performance Standard: Spalling of newly manufactured brick is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Firebrick or mortar joint cracks	No coverage. Heat and flames from normal fires can cause cracking.

CABINETS & COUNTERTOPS
Kitchen and vanity cabinet doors and drawers bind

Performance Standard:

Cabinet doors and drawers that do not easily open or close are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Warping of kitchen and vanity cabinet doors and drawer fronts

Performance Standard:

Warpage that exceeds 1/4-inch as measured from the face of the cabinet frame to the furthermost point of warpage on the drawer or door front in a closed position is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Gaps between cabinets, ceiling and walls

Performance Standard:

Countertops, splash boards, base and wall cabinets are to be securely mounted. Gaps in excess of 1/4-inch between wall and ceiling surfaces are a deficiency.

Responsibility:

Builder shall make necessary adjustment of cabinets and countertop or close gap by means of molding suitable to match the cabinet or countertop finish, or as closely as possible; or other acceptable means, including caulking, putty, scribe molding or by repositioning the cabinets.

Cabinets do not line up with each other

Performance Standard:

Cabinet faces more than 1/8-inch out of line, and cabinet corners more than 3/16-inch out of line, are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

41

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Surface cracks and delaminations in high pressure laminates ofvanity and kitchen cabinet countertops

Performance Standard:

Countertops fabricated with high pressure laminate coverings that delaminate or have surface cracks or joints exceeding 1/16-inch between sheets are considered deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Cabinet door will not stay closed	Performance Standard: Cabinets that do not hold the door in a closed position are a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Wood cabinet finish variations

No coverage. All wood in any finish will exhibit color changes when exposed to light. All wood cabinets are constructed using different pieces of wood, and each piece will differ in color as well as change color in different ways. This color change is caused by variations in the minerals and acids from the soil and other conditions created by the growth environment of a tree. These variations in graining and color are characteristics of a natural wood cabinet are not considered defects. Wood has these variations, and these variations are not covered by the Warranty.

Crack in door panel

Performance Standard:

Cracks in cabinet door panels due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Chips, cracks, scratches on countertop, cabinet, fixture, fitting or appliance

Performance Standard:

Chips, cracks, scratches on countertop, cabinet, fixture, fitting or appliance due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Manufactured marble vanity top cracks at drain

Performance Standard:

Vanity tops that crack due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Damaged solid surface tops

Performance Standard:

Solid surface countertops shall be free of scratches that are visible from a distance of 6 feet in normal lighting conditions at time of acceptance of the project.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Concrete countertops

Performance Standard:

(1) A concrete countertop with excessive pits, depressions, or unevenness that equal or exceed 1/8-inch in any 32-inch measurement is a deficiency.

(2) A concrete countertop with separations or cracks equal to or exceeding 1/16-inch in width or 1/64-inch in vertical displacement is a deficiency.

(3) A finished concrete countertop that is stained, spotted or scratched due to construction activities is a deficiency.

(4) A concrete countertop with a chipped edge that extends beyond 1/16-inch from the edge of the countertop due to construction activities is a deficiency.

(5) A concrete countertop that changes shade or discolors excessively due to construction activities is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Countertop not level

Performance Standard:

Hard surface countertops that are not level to within 1/4-inch in any 6-foot measurement are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

42

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
APPLIANCES
Defective fixture, fitting or appliance	Performance Standard: Kitchen, laundry and bar appliances that fail to function per the manufacturer’s specifications will be addressed by the manufacturer under the manufacturer’s warranty.

Chipped or scratched appliances

Performance Standard:

Scratched or chipped finishes on porcelain, glass or other surfaces on laundry, kitchen or bar appliances due to construction activities are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

DECKS	No coverage.

PEST CONTROL	No coverage.

POOLS	No coverage.

PLUMBING
Faucet or valve leak

Performance Standard:

A valve or faucet leak due to material or workmanship is a deficiency and is covered only during the first year of the Warranty Term.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Leakage caused by worn or defective washers or seals is a Homeowner maintenance item.

Defective plumbing fixtures, appliances or trim fittings	No coverage. Defective plumbing fixtures, appliances, and trim fittings are covered under the manufacturer’s warranty.

Staining of plumbing fixtures	No coverage. High iron and manganese content in the water supply system will cause staining of plumbing fixtures. Maintenance and treatment of the water is the Homeowner’s responsibility.

Corroded fixtures	No coverage.

Loose fixtures	Performance Standard: Fixtures that are loose are a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Toilet standards

Performance Standard:

Toilet equipment that allows water to run continuously is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term. If toilet equipment allows water to run continuously, the Homeowner shall shut off the water supply or take such action as is necessary to avoid damage to the Home.

43

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Noisy water pipes

Performance Standard:

Some noise can be expected from the water pipe system, due to the flow of water. However, the supply pipes should not make the pounding noise called “water hammer.” “Water hammer” is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Noises due to water flow and pipe expansion are not considered deficiencies.

The bathtub or shower leaks

Performance Standard:

Bathtubs and showers that leak are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Proper repair can be affected by sealing area around tubs and showers.

Exclusion:

Maintenance of caulk seals is a Homeowner responsibility.

Bathtub or shower squeaks	No coverage.

Shower enclosure flexes

Performance Standard:

Excessive flexing in a shower base occurs when the drain assembly moves up or down with normal weightis a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the first year of the Warranty Term.

Exclusion:

Composite shower walls will flex when pushed inward. Such flexing is not considered a defect.

Sewer odors	No coverage.

Blocked vent stack	No coverage.

Water heater

Performance Standard:

A water heater that is not installed and secured according to the manufacturer’s specifications and the Building Code is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Waste disposal unit

Performance Standard:

A waste disposal unit that is not installed and operating according to the manufacturer’s specifications is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Decorative gas appliance

Performance Standard:

A decorative gas appliance that is not installed in accordance with manufacturer’s specifications is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Fixture stopper

Performance Standard:

A fixture stopper that does not retain water in accordance with the manufacturer’s specifications is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

44

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
MECHANICAL
Exterior compressor unit pad	No coverage.

Back draft dampers

Performance Standard:

Back draft dampers that are not installed according to the manufacturer’s specifications are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Inadequate heat

Performance Standard:

A heating system shall be capable of producing an inside temperature of at least 70-degrees Fahrenheit as measured in the center of the room at a height of 5 feet above the floor under local outdoor winter design conditions. NOTE FOR HEATING: There may be periods when the outdoor temperature falls below the design temperature, thereby lowering the temperature in Home.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Orientation of Home and location of room will also provide a temperature differential, especially when the air-conditioning or heating system is controlled by a single thermostat for one or more floor levels. Homeowner is responsible for balancing dampers and registers and for making other necessary minor adjustments.

Inadequate cooling

Performance Standard:

When air conditioning is provided, the cooling system is to be capable of maintaining a temperature of 78-degrees Fahrenheit as measured in the center of each room at height of 5 feet above the floor, under local outdoor summer design conditions. NOTE FOR AIR CONDITIONING: In the case of outside temperatures exceeding 95-degrees Fahrenheit, the system shall keep the inside temperature 15-degrees cooler than the outside temperature. National, state, or local requirements shall supersede this guideline where such requirements have been adopted by the local governing agency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Orientation of Home location of room will also provide a temperature differential, especially when the air conditioning system is controlled by a single thermostat for one or more levels. The Homeowner is responsible for balancing dampers and registers and for making other necessary minor adjustments.

Refrigerant lines leak

Performance Standard:

Builder-installed refrigerant lines or ground loop pipes that develop leaks during normal operation are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Leaks due to Homeowner’s actions or negligence are excluded.

Refrigerant line insulation

Performance Standard:

Insulation that does not completely encase the refrigerant line according to Code is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

The Homeowner shall ensure that insulation on the refrigerant line is not damaged or cut due to Home maintenance or landscape work.

Ductwork and heating piping not insulated in uninsulated area

Performance Standard:

Ductwork and heating pipes that are run in uninsulated crawl spaces, garages or attics that are not insulatedare deficiencies. Basements are not “uninsulated areas,” and no insulation is required.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Condensate lines clog up	No coverage. Condensate lines will clog under normal conditions. The Homeowner is responsible for continued operation of drain lines.

45

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Drip pan

Performance Standard:

A drip pan and drain line that is not installed under a horizontal air handler as per the Code is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Homeowner shall periodically check for the free flow of condensate (water) from the line and clear the line when necessary.

Improper mechanical operation of evaporative cooling system

Performance Standard:

Equipment that does not function properly at temperature standard set is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Ductwork makes noises	No coverage. When metal is heated, it expands, and when cooled, it contracts. The resulting “ticking” or “cracking” sounds generally are to be expected and are not deficiencies.

Ductwork makes excessively loud noises known as “oil canning”

Performance Standard:

The stiffening of the ductwork and the gauge of metal used shall be such that ducts do not “oil can.”

The booming noise caused by oil canning is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Ductwork separates, becomes unattached	Performance Standard: Ductwork that is not intact or securely fastened is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Vibration from heating or cooling equipment	Performance Standard: No coverage. It is normal for heating/air-conditioning equipment to generate some noise and vibration.

Metal rattling at register, grills or ducts

Performance Standard:

Air moving through registers, grills and ducts makes noise and is normal. Duct systems are not designed to be noise-free. However, metal rattling from the registers, grills or ducts is considered a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Exclusion:

Under certain conditions, some noise may be experienced with the normal flow of air when product is installed correctly.

Vent, grill or register operation

Performance Standard:

A vent, grill or register that does not operate easily and smoothly when applying normal operating pressureis a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

There are gaps between HVAC vent or register coversand the wall or ceiling	No coverage. This is a normal condition beyond the contractor’s control.

Condensation on the outside of air handlers and ducts

No coverage. Air handlers and ducts will collect condensation on their exterior surfaces when extreme temperature differences and high humidity levels occur. Condensation usually results from humid conditions within the Home that are created by the owner or during the curing process in a new space.

46

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
ELECTRICAL
Chipped, cracked, dented or scratched fixture or trim plate

Performance Standard:

Chipped, cracked, dented or scratched fixture or trim plate due to construction activity is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Tarnished fixture or trim plate	No coverage.

Box or trim plate is not plumb or level

Performance Standard:

A fixture, electrical box or trim plate that is not installed in accordance with the Code or is not plumb and level is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Smoke detector	No coverage.

Exhaust fan

Performance Standard:

An exhaust fan that does not operate within the manufacturer’s specified noise level is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Ceiling fan vibrates	No coverage.

Electrical wiring

Performance Standard:

Electrical wiring installed inside the Home that is not installed in accordance with the Code and any other applicable electrical standards is a deficiency. Electrical wiring that is not capable of carrying the designated load as set forth in the Code is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Builder shall not be responsible for utility improvements from the meter/demarcation point to the utility poles or the transformer. All electrical equipment shall be used for the purposes and/or capacities for which it was designed and in accordance with manufacturer’s specifications.

Electrical panel, breakers and fuses

Performance Standard:

An electrical panel and breakers that do not have sufficient capacity to provide electrical service to the Home during normal residential usage are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Builder is not responsible for electrical service interruptions caused by external conditions such as power surges, circuit overloads and electrical shorts.

Fuses blow, or circuit breakers kick out

Performance Standard:

Fuses and circuit breakers that deactivate under normal usages, when reset or replaced are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Ground fault interrupter trips frequently

Performance Standard:

Any GFCI device that fails to reset is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Homeowner is responsible for repairing any device that causes the GFCI to trip.

Fixtures, outlets, doorbells and switches

Performance Standard:

Fixtures, outlets, doorbells and switches that are not installed according to manufacturer’s specifications are a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

47

DEFICIENCY	WORKMANSHIP STANDARDS AND EXCLUSIONS (1 YEAR)
Wiring for cable television, telephone or internet

Performance Standard:

Wiring for cable television, telephone or internet that is not installed according to the manufacturer’s specifications is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Malfunction of low-voltage wiring system	Performance Standard: Low-voltage wiring system malfunction is a deficiency. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Communication wiring	No coverage.

Drafts from electrical outlets

No coverage. The electrical junction box on exterior walls may produce a slight air flow whereby the cold air can be drawn through the outlet into a room. This problem is normal in new Home construction.

Malfunction of electrical outlets, switches or fixtures

Performance Standard:

All switches, fixtures and outlets which do not operate as intended are considered deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to a one-time repair during the Warranty Term.

Receptacle/switch too far off wall

Performance Standard:

A receptacle/switch that is more than 1/8-inch from the adjoining wall surface is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard. Builder’s responsibility is limited to deficiencies noted prior to closing.

Light fixture tarnishes	No coverage. Finishes on light fixtures may be covered under their manufacturer’s warranty.

48

DEFICIENCY	SYSTEMS STANDARDS AND EXCLUSIONS (2 YEARS)
MECHANICAL SYSTEMS
Septic systems fail to operate properly

Performance Standard:

Septic system should be capable of properly handling normal flow of household effluent.

Responsibility:

Builder shall take corrective action if it is determined that malfunction is due to a deficiency in workmanship, materials, or failure to construct system in accordance with state, county, or local requirements. Builder is not responsible for malfunctions or limitations in the operation of the system attributable to design restrictions imposed by state, county, or local governing agencies. Builder is also not responsible for malfunctions which occur or are caused by conditions beyond Builder’s control, including Homeowner negligence, abuse, freezing, soil saturation, changes in ground water table, or other acts of nature.

Exclusion:

The Homeowner is responsible for periodic pumping of the septic tank and a normal need for pumping is not a deficiency. The following are considered for the Homeowner’s negligence or abuse as exclusion under the Warranty: a) excessive use of water such as overuse of washing machine and dishwasher, including their simultaneous use; b) connection of sump pump, roof drains or backwash from water conditioner, to the system; c) placing of non-biodegradable items in the system; d) addition of harsh chemicals, greases or cleaning agents, and excessive amounts of bleaches or drain cleaners; e) use of a food waste disposer not supplied by Builder; f) placement of impervious surfaces over the disposal area; g) allowing vehicles to drive or park over the disposal area; h) failure to periodically pump out the septic tank when required. Sewage pumps are excluded under the Warranty.

Water in plumbing pipes freezes, and the pipes burst

Performance Standard:

Drain, waste, vent and water pipes shall be adequately protected to prevent freezing and bursting during normally anticipated cold weather.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Burst pipes due to Homeowner’s neglect and resultant damage are not Builder’s responsibility. Homeowner is responsible for draining exterior faucets, and maintaining suitable temperature in the Home to prevent water in pipes from freezing. During periods when the outdoor temperature falls below the design temperature, Homeowner is responsible for draining or protecting pipes. Homes which are periodically occupied, such as summer homes, or where there will be no occupancy for an extended period of time, must be properly winterized or periodically checked to insure that a reasonable temperature is maintained.

Leakage from any piping

Performance Standard:

Leaks in any waste, vent and water piping are deficiencies.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

Condensation on piping does not constitute leakage, and is not a deficiency, except where pipe insulation is required. The Homeowner shall shut off water supply immediately if such is required to prevent further damage to the Home.

Sanitary sewers, fixtures, waste or drain lines are clogged

Performance Standard:

The Builder is not responsible for sewers, fixtures or drains that are clogged because of Homeowner’s actions or negligence. Sanitary sewers, fixtures, waste or drain lines that do not operate or drain properly due to improper construction are deficiencies.

Responsibility:

When defective construction is shown to be the cause, Builder shall make necessary repairs. If Homeowners’ actions or negligence is the cause, the Homeowner is responsible for correcting the problem. Homeowner is liable for the entire cost of any sewer and drain cleaning service provided by Builder where clogged drains are caused by Homeowner’s actions or negligence.

Exclusion:

Builder is not responsible for sewer lines that extend beyond the property lines on which the Home is constructed.

49

DEFICIENCY	SYSTEMS STANDARDS AND EXCLUSIONS (2 YEARS)
Water supply system fails to deliver water

Performance Standard:

All service connections to municipal water main or private water supply are Builder’s responsibility when installed by Builder.

Responsibility:

Builder shall repair as required if failure to supply water is the result of deficiency in workmanship or materials.

Exclusion:

If conditions exist which disrupt or eliminate the sources of water supply that are beyond Builder’s control, then Builder is not responsible.

In ground wells	No coverage.

Sump pump

Performance Standard:

A sump pump that is not installed according to the manufacturer’s specifications is a deficiency.

Responsibility:

Builder shall take corrective action necessary to comply with the Standard.

Exclusion:

The Homeowner is responsible for maintaining the sump pump.

ELECTRICAL SYSTEMS
Failure of wiring to carry its designed load

Performance Standard:

Wiring that is not capable of carrying the designated load, for normal residential use to switches, receptacles and equipment, is a deficiency.

Responsibility:

Builder shall check wiring and replace if it fails to carry the design load.

50

DEFICIENCY	STRUCTURAL STANDARDS AND EXCLUSIONS (10 YEARS)
STRUCTURAL
The foundation is out of level

Performance Standard:

Slab foundations should not move differentially after they are constructed, such that a tilt or deflection in the slab in excess of the standards defined below arises from post-construction movement.

The protocol and standards for evaluating slab foundations shall follow the “Guidelines for the Evaluation and Repair of Residential Foundations” as published by the Texas Section of the American Society of Civil Engineers (2002), hereinafter referred to as the “ASCE Guidelines” with the following modifications:

(1) Overall deflection from the original construction elevations shall be no greater than the overall length over which the deflection occurs divided by 360 (L/360) and must not have more than one associated symptom of distress, as described in Section 5 of the ASCE Guidelines, that results in actual observable physical damage to the Home.

(2) The slab shall not deflect after construction in a tilting mode in excess of one percent from the original construction elevations resulting in actual observable physical damage to the components of the Home.

If measurements and associated symptoms of distress show that a slab foundation does not meet the deflection or tilt standards stated in this Standard, a third-party inspector’s recommendation shall be based on the appropriate remedial measures as described in Section 7 of the ASCE Guidelines.

Crack in concrete footing	Performance Standard: Cracks greater than 1/4-inch in width are considered deficiencies. Responsibility: Builder shall take corrective action necessary to comply with the Standard.

Pier and beam foundations

Floor over pier and beam foundations.

(A) A floor over pier and beam foundation shall not deflect more than L/360 from its original construction elevations and have that movement create actual observable physical damage to the components of the Home identifiable in Section 5.3 of the ASCE Guidelines.

(B) If a floor over pier and beam foundation deflects more than L/360 from its original construction elevation and the movement has created actual observable physical damage to the components of a home identifiable in Section 5.3 of the ASCE Guidelines, a third-party inspector’s recommendation shall be based on applicable remedial measures as described in Section 7 of the ASCE Guidelines.

Cracked or bowed structural components

Structural components.

(A) A defined structural component shall not crack, bow, become distorted or deteriorate, such that it compromises the structural integrity of a home or the performance of a structural system of the Home resulting in actual observable physical damage to a component of the Home.

(B) If a structural component of a home cracks, bows, is distorted or deteriorates such that it results in actual observable physical damage to a component of the Home, the Builder shall take such action as is necessary to repair, reinforce or replace such structural component to restore the structural integrity of the Home or the performance of the affected structural system.

Deflected structural components

Deflected structural components.

(A) A structural component shall not deflect more than the ratios allowed by the Code.

(B) If a structural component of the Home is deflected more than the ratios allowed by the Code, the Builder shall repair, reinforce or replace such structural component to restore the structural integrity of the Home or the performance of the affected structural system.

Damaged structural components

Damaged structural components.

(A) A structural component shall not be so damaged that it compromises the structural integrity or performance of the affected structural system.

(B) If a structural component is so damaged that it compromises the structural integrity or performance of a structural system of the Home, the Builder shall take such action as is necessary to repair, reinforce or replace such structural component to restore the structural integrity of the Home or the performance of the affected structural system.

Separated structural components

Separated structural components.

(A) A structural component shall not separate from a supporting member more than 3/4-inch or such that it compromises the structural integrity or performance of the system.

(B) If a structural component is separated from a supporting member more than 3/4-inch or separated such that it compromises the structural integrity or performance of a structural system of the Home, the Builder shall take such action as necessary to repair, reinforce or replace such structural component to re-establish the connection between the structural component and the supporting member, to restore the structural integrity of the Home and the performance of the affected structural system.

Non-performing structural components

Non-performing structural components.

(A) A structural component shall function as required by the Code.

(B) If a structural component does not function as required by the Code, the Builder shall take such action as is necessary to bring the variance within the standard stated in subparagraph (A) of this paragraph.

51

Mail to: Lennar Customer Care office 13620 N FM 620 Bldg. B, Suite 150 Austin, TX 78717	NOTICE OF CLAIM FORM FOR LENNAR LIMITED WARRANTY COVERAGE Workmanship/Systems Claims Only

Please read the Lennar Warranty Booklet for filing instructions and pertinent information.

YOUR NAME

ADDRESS OF COMPLAINT
(street)

(city)	(state)	(zip)

HOME PHONE ( )	BUSINESS PHONE ( )

EFFECTIVE DATE OF WARRANTY / /
(month) (day) (year) (date of closing or first occupancy)

NATURE OF DEFECT (BE SPECIFIC)

DATE DEFECT FIRST OBSERVED / /
(month) (day) (year)

DATE FIRST REPORTED TO LENNAR / /
(month) (day) (year)

Attach any copies of relevant correspondence between you and Lennar or any third party involving this claim.

CHECK ONE (if applicable)
1. ☐ FHA 2. ☐ FHA 3. ☐ RHS	Homeowner signature Date
Case # If you are the original owner, and your Home is FHA-financing, please provide the following: Name of Mortgage Company Address of Mortgage Company	Homeowner signature Date

Mail to: Lennar Customer Care office 13620 N FM 620 Bldg. B, Suite 150 Austin, TX 78717	NOTICEOFCLAIMFORM FORLENNARLIMITEDWARRANTY COVERAGE Structural Claims Only

Please read the Lennar Warranty Booklet for filing instructions and pertinent information.

YOUR NAME

ADDRESS OF COMPLAINT

(street)

(city)	(state)	(zip)

HOME PHONE  (        )                                BUSINESS PHONE  (        )

EFFECTIVE DATE OF WARRANTY                        /                       /

(month)                (day)               (year)

(date of closing or first occupancy)

Please note that the Lennar Limited Warranty provides Limited Structural Warranty Coverage which is subject to exclusions and conditions. You are encouraged to review the Structural Performance Standards of your Warranty and the list of structural components that are covered and not covered by the Structural Performance Standards.

Please answer the following questions:

1.	Have you reviewed the Structural Performance Standards and list of covered and non-covered components in your Warranty?	☐	Yes	☐	No

2.	Do you believe that you have a covered Structural claim under the terms
	of the Structural Performance Standards in your Warranty?	☐	Yes	☐	No

NATURE OF DEFECT (BE SPECIFIC)

DATE DEFECT FIRST OBSERVED                                                /                                               /

(month)                                   (day)                                     (year)

DATE FIRST REPORTED TO LENNAR                                                /                                             /

(month)                                   (day)                                  (year)

 Attach any copies of relevant correspondence between you and Lennar or any third party involving this claim.

CHECK ONE (if applicable)
1. ☐ FHA 2. ☐ FHA 3. ☐ RHS	Homeowner signature Date
Case # If you are the original owner, and your Home is FHA-financing, please provide the following: Name of Mortgage Company Address of Mortgage Company	Homeowner signature Date